                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

----------------------------------------x
                                        :
In re                                   :      Chapter 11 Case No.
                                        :
GLOBAL CROSSING LTD., et al.,           :      02-40188 (REG)
                      -- --
                                        :
            Debtors.                    :      (Jointly Administered)
                                        :
----------------------------------------x


                    ORDER PURSUANT TO SECTION 1129(a) OF THE
                      BANKRUPTCY CODE AND RULE 3020 OF THE
                      FEDERAL RULES OF BANKRUPTCY PROCEDURE
                CONFIRMING DEBTORS' JOINT PLAN OF REORGANIZATION
                ------------------------------------------------

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

----------------------------------------x
                                        :
In re                                   :      Chapter 11 Case No.
                                        :
GLOBAL CROSSING LTD., et al.,           :      02-40188 (REG)
                      -- --
                                        :
            Debtors.                    :      (Jointly Administered)
                                        :
----------------------------------------x

                    ORDER PURSUANT TO SECTION 1129(a) OF THE
                      BANKRUPTCY CODE AND RULE 3020 OF THE
                      FEDERAL RULES OF BANKRUPTCY PROCEDURE
                CONFIRMING DEBTORS' JOINT PLAN OF REORGANIZATION
                ------------------------------------------------

     The Debtors' Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated October 28, 2002 (the "Plan"), a copy of which is annexed hereto as Exhibit A, having been filed with the Bankruptcy Court (the "Court") by Global Crossing Ltd. ("GCL") and its direct and indirect subsidiaries that are debtors in the above-referenced chapter 11 cases (collectively, the "Debtors"); and the Disclosure Statement for Debtors' Joint Plan of Reorganization (the "Disclosure Statement") and the Plan having been transmitted to holders of Claims against and Equity Interests in the Debtors and other parties in interest, as evidenced by two Affidavits of Mailing of Cassandra Murray of Bankruptcy Services, LLC, sworn to on November 4, 2002 and November 21, 2002, respectively (the "Murray Affidavits"), and the Affidavit of Service of Voting and Non-Voting Documents on Holders of Securities by Innisfree M&A Incorporated, sworn to on November 20, 2002 (the "Innisfree Affidavit"), all as provided for and in accordance with the order of the Court dated October 21, 2002 (the "Disclosure

Statement Order") approving, among other things, the Disclosure Statement, a notice of the Confirmation Hearing (the "Confirmation Hearing Notice"), and establishing solicitation and tabulation procedures; and the hearings to consider confirmation of the Plan having been held before the Court on December 4, 5, 6, 9, 12 and 17, 2002 (the "Confirmation Hearing") after due notice to holders of Claims against and Equity Interests in the Debtors and other parties in interest in accordance and compliance with the Disclosure Statement Order, the provisions of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"); and upon all of the proceedings had before the Court and after full consideration of (a) each of the objections filed to confirmation of the Plan, (b) the Debtors' Responses to Objections to Approval of Debtors' Joint Plan of Reorganization, dated December 2, 2002 (the "Response to Objections"),
(c) the Joint Memorandum of Law of the Debtors and the Official Committee of Unsecured Creditors in Response to the Objection of the Ad Hoc Committee of Noteholders of Global Crossing North America, Inc. to Debtors' Joint Plan of Reorganization, dated December 3, 2002 (the "Response to Ad Hoc Objection," and together with the Response to Objections, the "Responses"), and (d) the Joint Memorandum of Law of the Debtors and the Official Committee of Unsecured Creditors in Support of Confirmation of Joint Plan of Reorganization filed by the Debtors, dated December 2, 2002 (the "Confirmation Memorandum"); and the appearances of all interested parties having been duly noted in the record of the Confirmation Hearing; and upon all of the evidence adduced at the Confirmation Hearing; and all other pleadings filed and proceedings had in these cases, the Court hereby FINDS, DETERMINES, AND CONCLUDES THAT:

               GENERAL PROVISIONS, DEFINITIONS AND JUDICIAL NOTICE

     A. The findings and conclusions set forth herein constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

     B. To the extent that any of the following findings of fact constitute conclusions of law, this Court adopts them as such. To the extent that any of the following conclusions of law constitute findings of fact, this Court adopts them as such.

     C. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan. Any term used in the Plan or this order (the "Confirmation Order") that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

     D. This Court takes judicial notice of the docket of these chapter 11 cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Court during the pendency of these chapter 11 cases, including, but not limited to, the Confirmation Hearing.

                              THE CHAPTER 11 CASES

     E. On January 28, 2002 (and thereafter on April 24, 2002, August 4, 2002 and August 30, 2002, as applicable, the "Commencement Date"), the Debtors each commenced a case under chapter 11 of the Bankruptcy Code before this Court. The Debtors continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code throughout the pendency of these chapter 11 cases.

     F. Each of the Debtors incorporated in Bermuda (collectively the "Bermuda Group") has commenced a coordinated proceeding in the Supreme Court of Bermuda. The Supreme Court of Bermuda has issued an order appointing certain principals of KPMG International as Joint Provisional Liquidators (the "JPLs") of the Bermuda Group. The Supreme Court of Bermuda has directed the JPLs to oversee the continuation of Global Crossing under the control of its Board of Directors and under the supervision of the Supreme Court of Bermuda and this Court in effecting a plan of reorganization under the Bankruptcy Code.

     G. Before commencing their chapter 11 cases, the Debtors and their financial advisors determined that a significant new investment by a strategic or financial investor would help maximize the value of the business for the Debtors' creditors.

     H. By Order dated March 25, 2002 (the "Investment Proposal Procedures Order"), this Court authorized the Debtors to implement certain procedures (the "Investment Proposal Procedures") for the submission, consideration, negotiation and acceptance of investment proposals (the "Investment Proposals") to sponsor a plan or plans of reorganization and for proposals for all or some of the Debtors' assets (collectively, the "Investment Proposal Process").

     I. In accordance with the Investment Proposal Procedures, and in consideration of (i) the Debtors' exploration of possible transactions deemed as Investment Proposals and Qualified Investment Proposals for purposes of the Investment Proposal Procedures, (ii) the Debtors' consultations with the Creditors Committee, the

Agent and the JPLs, (iii) the Purchase Agreement, and (iv) the Debtors' exercise of their prudent, deliberate, and considered business judgment, on August 9, 2002 the Debtors declared and, by order dated August 9, 2002, the Court found the Investors to be the "Successful Investors" and the Purchase Agreement the "Successful Investment Proposal," within the meaning of the Investment Proposal Procedures.

     J. On October 21, 2002, the Court approved, among other things, the Debtors' Disclosure Statement, solicitation packages and procedures for distribution thereof, the forms of ballot, and the establishment of procedures for voting on the Plan.

                         CLAIMS AGENT AND VOTING AGENTS

     K. As provided for and in accordance with an order by the Court dated January 28, 2002 (the "BSI Retention Order"), the Debtors retained and employed Bankruptcy Services LLC ("BSI") effective January 28, 2002 as the claims and noticing agent in connection with the Debtors' chapter 11 cases. Pursuant to the BSI Retention Order and the terms and conditions of the Bankruptcy Services Agreement, dated January 24, 2002, BSI was authorized and directed to perform all related tasks to process the proofs of claims and maintain a claims register.

     L. On October 18, 2002, the Court authorized the retention and employment of Innisfree M&A Incorporated ("Innisfree," and together with BSI, the "Voting Agents") as balloting and tabulation agent. Additionally, on October 21, 2002, the Court authorized the utilization of BSI as voting agent. The duties of BSI and Innisfree as Voting Agents were divided, with Innisfree serving as Voting Agent for the Debtors' publicly traded debt and as noticing agent for the Debtors' equity interests and BSI serving as Voting Agent for the balance of the Debtors' creditors.

                             SOLICITATION AND NOTICE

     M. The Disclosure Statement, the Plan, the Ballots, the Disclosure Statement Order and the Confirmation Hearing Notice were transmitted and served in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order. As evidenced by the Murray Affidavits and the Innisfree Affidavit, the transmittal and service of the foregoing was adequate and sufficient under Bankruptcy Rule 3017(d) and the circumstances of these chapter 11 cases.

     N. Adequate and sufficient notice of the Confirmation Hearing, including the November 22, 2002 deadline for the filing of any and all objections to confirmation of the Plan and other requirements and deadlines, hearings and matters described in the Disclosure Statement Order was provided in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order. As evidenced by the Murray Affidavits, the Confirmation Hearing Notice was mailed on October 28, 2002 and November 6, 2002 to holders of Claims against the Debtors and other parties in interest. As evidenced by the Innisfree Affidavit, the Confirmation Hearing Notice was mailed on October 28, 2002 and October 29, 2002 to holders of Equity Interests in the Debtors and other parties in interest. As evidenced by the Affidavit of Publication of Pam Garstka, sworn to on October 28, 2002, and two Affidavits of Publication of Robert Falong, both sworn to on November 4, 2002, the Confirmation Hearing Notice was published, respectively, in The Wall Street Journal (National Edition) on October 28, 2002, The Bermuda Sun on October 25, 2002, and The Wall Street Journal (Europe and Asia Edition) on October 28, 2002. No other or further notice of the Confirmation Hearing was or is required.

     O. The Debtors originally filed the Plan Supplement on November 15, 2002. The Debtors subsequently filed an addition to the Plan Supplement on November 17, 2002. The Debtors then filed a second addition to the Plan Supplement on November 21, 2002.

     P. On December 2, 2002, the Debtors filed the Affidavit Certifying the Ballots Accepting or Rejecting the Debtors' Joint Plan of Reorganization dated October 21, 2002, dated and sworn to on December 2, 2002, and the Certification of Jane Sullivan with Respect to the Tabulation of Votes on the Joint Plan of Reorganization, dated and sworn to on December 2, 2002, and on December 4, 2002 the Debtors filed the Amended Affidavit Certifying the Ballots Accepting or Rejecting the Debtors' Joint Plan of Reorganization Dated October 21, 2002, dated and sworn to on December 4, 2002, each attesting and certifying the method and results of the ballot tabulation for the Classes of Claims (Classes B through G) entitled to vote to accept or reject the Plan (collectively, the "Voting Reports").

     Q. Votes to accept and reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and industry practice.

     R. At the Confirmation Hearing held on December 6, 2002, the Ad Hoc Committee of Noteholders of Global Crossing North America, Inc. agreed, in connection with the resolution of its objections to confirmation of the Plan, that, upon request, its members would change their votes on the Plan from rejections to acceptances. The Creditors Committee, on behalf of the Debtors, has since made such request, and the members have agreed to comply, and the members' votes are thereby deemed to be acceptances.

                                    THE PLAN

     S. Good Faith. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. The Debtors' good faith is evident from the facts and records of these chapter 11 cases, the Disclosure Statement and the hearings thereon, and the record of the Confirmation Hearing and other proceedings held in these chapter 11 cases.

     T. Legitimate Purpose. The Debtors proposed the Plan with the legitimate and honest purpose of maximizing the value of the Debtors' estates and to effectuate a successful reorganization of the Debtors.

     U. Best Interest; No Unfair Discrimination. Each holder of an impaired Claim either has accepted the Plan or will receive or retain under the Plan, on account of such Claim, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. Holders of Equity Interests in GCL and GC Holdings will not retain any interest under the Plan.

     V. Section 1125(e); Exculpations. Based on the record before the Court in these chapter 11 cases, the Debtors and their directors, officers, employees, shareholders, members, agents, advisors, accountants, financial advisors, investment bankers, consultants, attorneys, along with New Global Crossing, the Creditors Committee and any subcommittee thereof, the JPLs, the Investors (including their shareholders, Affiliates (as such term is defined in the Purchase Agreement), and the shareholders of their Affiliates), the Estate Representative, the Agent and the steering committee for the holders of the Lender Claims, the Lenders, and their respective directors, officers, partners, members, agents, representatives, accountants, consultants, financial advisors, investment bankers, attorneys, or employees have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in section 9.6 of the Plan, provided, however, that nothing herein shall relieve the Investors of their obligations under the Transaction Documents, and New Global Crossing and the Reorganized Subsidiary Debtors of the Assumed Liabilities.

     W. Feasibility. The evidence proffered or adduced at the Confirmation Hearing (a) is persuasive and credible, (b) has not been controverted by other evidence, and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of New Global Crossing and the Reorganized Subsidiary Debtors.

     X. Deemed Consolidation. Deemed consolidation for voting and distribution purposes only in these chapter 11 cases is appropriate and warranted in light of the evidence adduced at the Confirmation Hearing. The Debtors have established sufficient evidence to support deemed consolidation for the limited purposes of the Plan with respect to Classes F and G under the Plan.

     Y. Settlement of Potential Litigation. In compliance with Bankruptcy Rule 9019, the distribution of property under the Plan represents a settlement of a number of issues between the holders of Claims in Class C (the "Senior Secured Lenders") on the one hand, and Classes D, E, F, and G on the other hand (acting through the Creditors Committee with respect to Claims against the Debtors' estates), as well as certain issues among Classes D, E, F, and G. The compromise and settlement (i) between the Senior Secured Lenders and the Creditors Committee and (ii) among the creditor constituencies represented by the Creditors Committee, incorporated into the Plan, was reached by such parties after extensive analysis and good faith negotiations, is a fair, prudent, and reasonable compromise of the controversies resolved by such settlement resulting in a higher distribution under the Plan than would occur after protracted litigation regarding such legal issues, and is binding upon all entities affected thereby.

     (i) The Plan provides for the treatment of any issues raised or which could have been raised in these chapter 11 cases or treated in the Plan (and not previously resolved by final non-appealable order or binding agreement of the parties), including, but not limited to, deemed consolidation and substantive consolidation (the "Plan Disputed Issues") between (i) the Debtors and the Creditors Committee on behalf of the Debtors' estates and (ii) the Agent and the Senior Secured Lenders.

     (ii) As to the Debtors, the Agent, the Senior Secured Lenders and the Creditors Committee, all of the Plan Disputed Issues have been settled under the Plan.

     (iii) By Stipulation and Order dated November 25, 2002, the Debtors, the Agent, the Senior Secured Lenders and the Creditors Committee reserved all of their rights with respect to the Plan Disputed Issues in the event the Plan was not confirmed and in the event the Effective Date does not occur.

     (iv) The Plan does not provide for the deemed or substantive consolidation of Class C.

     (v) The Plan consideration distributions to Class C are not made on a deemed or substantive consolidated basis and any claim that deemed consolidation or substantive consolidation would be appropriate has been settled as part of the Plan Disputed Issues under the Plan.

     Z. Resolution of Other Disputes. By Stipulation and Order approved by the Court on December 20, 2002 [Docket No. 2572], the Debtors, Citizens Communications Company, New Global Crossing, the Pension Benefit Guaranty Corporation, and the Creditors Committee resolved (A) the adversary proceeding of Citizens Communications Company against GCL, Global Crossing North America, Inc. ("GCNA") and Boston Safe Deposit and Trust Company, (B) the disposition of the GCNA Frozen Pension Plan, and (C) the objections of the Pension Benefit Guaranty Corporation.

     AA.    Estate Representative; Distributions and Transfers to Trust. The
Plan provides the Agent and the Creditors Committee will designate their designees to be the Estate Representative and such designees shall designate the fifth and final designee to be the Estate Representative on or before the Effective Date, and such designations shall be effective on the Effective Date without the need for a further order of the Bankruptcy Court. The Agent is responsible for receiving the distributions for Class C from the Debtors under the Plan and distributing such distributions to the holders of the

Claims in Class C in accordance with the Credit Agreement. The Indenture Trustees shall perform this function for the holders of Claims in Classes D and
E. The Estate Representative will perform this function for the holders of General Unsecured Claims and Convenience Claims.

     (i) Liquidating Trust. Section 5 of the Plan establishes a Liquidating Trust, which will receive certain property on the Effective Date, as more fully described below and in the Plan. The sole purpose of the Liquidating Trust is to liquidate its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. On the Effective Date, the Liquidating Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Liquidating Trust and the beneficial interests therein which shall be for the benefit of the holders of Allowed Claims in Classes C, D, E, and F as provided in the Plan. The Liquidating Trust shall consist of the Liquidating Trust Assets, which, in addition to the assets described in section 1.77 of the Plan, shall include any Cash or other property received from third parties from the prosecution, settlement, or compromise of the Estate Representative Claims. On the Effective Date, the Debtors shall transfer all of the Liquidating Trust Assets to the Liquidating Trust free and clear of all liens, claims and encumbrances. The Trustee shall have the powers and responsibilities set forth in the Liquidating Trust Agreement and section 5.8(g) of the Plan. In the event of any conflict between the terms of section 5.8 of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Liquidating Trust Agreement shall govern.

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     (ii)    Avoidance Actions. Section 9.7 of the Plan preserves certain avoidance or recovery actions that the Debtors or their estates may possess. The Estate Representative shall have the right to prosecute those actions as provided in the Plan and the Liquidating Trust Agreement, subject to the limitations set forth therein and in the Purchase Agreement.

     (iii) Right to Object and Settle Claims. Under the Plan, the Estate Representative shall, among other things, have the power to object to Claims, exercise the Debtors' right of setoff, and prosecute and settle the claims and causes of action transferred to the Liquidating Trust, all as more particularly described in the Plan and Liquidating Trust Agreement.

     BB.     Releases, Exculpations, and Injunctions. The releases, exculpations and injunctions under the Plan in favor of the Debtors and their directors, officers, employees, shareholders, members, agents, advisors, accountants, financial advisors, investment bankers, consultants, attorneys, along with New Global Crossing, the Reorganized Subsidiary Debtors, the Creditors Committee and any subcommittee thereof, the JPLs, the Estate Representative, the Agent and the steering committee for the holders of the Lender Claims, the Lender Released Parties, the Bondholder Released Parties, and their respective directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, attorneys, or employees, and the Investors (including their shareholders, Affiliates, and the shareholders of their Affiliates) and their directors, officers, partners, members, agents, representatives, accountants, consultants, financial advisors, investment bankers, dealer-managers, placement agents, attorneys or employees in their capacity as representatives

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of the Investors, and other professionals are essential elements of the Purchase
Agreement and the ability to consummate the Plan and effect the Debtors' reorganization. The Plan is wholly predicated upon the Purchase Agreement and the consideration the Investors are providing thereunder. Without these injunctions and releases the Plan could not have been proposed. The injunctions and releases in favor of the Debtors and their directors, officers, employees, shareholders, members, agents, advisors, accountants, financial advisors, investment bankers, consultants, attorneys, along with New Global Crossing, the Reorganized Subsidiary Debtors, the Creditors Committee and any subcommittee thereof, the JPLs, the Estate Representative, the Agent and the steering committee for the holders of the Lender Claims, the Lender Released Parties, the Bondholder Released Parties, and their respective directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, attorneys, or employees, and the Investors and their directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, dealer-managers, placement agents, attorneys or employees in their capacity as representatives of the Investors, and other professionals were key components of the negotiations with respect to the Plan. With respect to the Investors, the Investors would not have signed the Purchase Agreement or agreed to provide the consideration thereunder without the injunctions and releases provided to such Investors, their directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, dealer-managers, placement agents, attorneys or employees in their capacity as representatives of the Investors.

     CC. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

     In view of the foregoing, and taking into particular account the Voting Reports, Confirmation Memorandum, Responses, and that certain Stipulation and Order dated November 25, 2002, and upon (a) all the evidence proffered or adduced at, memoranda and objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing, and (b) the entire record of these chapter 11 cases; and after due deliberation thereon and good cause appearing therefor, the Plan, and after due deliberation, the Court ORDERS, ADJUDGES, AND DECREES THAT:

     1. Resolution of Objections. All objections to confirmation of the Plan or the relief requested therein, including the objection of the Ad Hoc Committee of Noteholders of Global Crossing North America, Inc. (which was withdrawn as read into the record on December 6, 2002), that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled.

     2. Confirmation of Plan. The Plan, which consists of the Plan and the Plan Supplement, is APPROVED and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Supplement are incorporated by reference into and are an integral part of this Confirmation Order.

                            THE COURT'S JURISDICTION

     3. This Court has jurisdiction to confirm the Plan pursuant to sections 157 and 1334 of title 28 of the United States Code.

     4. Venue before this Court is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code.

     5. Confirmation of the Plan is a core proceeding pursuant to section 157(b)(2)(L) of title 28 of the United States Code.

     6. This Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

     7. The Court hereby retains jurisdiction over the matters set forth in section 11 of the Plan and section 1142 of the Bankruptcy Code.

     8. Burden of Proof. The Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence. The Debtors have proven the elements of 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

                                COMPLIANCE WITH
                    SECTION 1129(a)(1) OF THE BANKRUPTCY CODE

     9. The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(l) of the Bankruptcy Code.

     (a) Proper Classification (11 U.S.C. (S)(S) 1122, 1123(a)(1)). In addition to Administrative Expense Claims (including Administrative Expense Claims for compensation for services rendered or reimbursement of expenses incurred) and Priority Tax Claims, which need not be designated, the Plan designates twelve Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to the other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

     (b) Specified Unimpaired Classes (11 U.S.C.(S) 1123(a)(2)). Section 4 of the Plan specifies that Class A is unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

     (c) Specified Treatment of Impaired Classes (11 U.S.C. (S) 1123(a)(3)).
Section 4 of the Plan designates Classes B through L as impaired and specifies the treatment of Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

     (d) No Discrimination (11 U.S.C. (S) 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

     (e) Implementation of Plan (11 U.S.C. (S) 1123(a)(5)).The Plan, the various documents and agreements set forth in the Plan, the Exhibits to the Plan, including the Purchase Agreement, and the Plan Supplement provide adequate and proper means for the Plan's implementation, including (i) the deemed consolidation of the Debtors for voting and distribution purposes only, (ii) the transfer of assets under the Purchase Agreement, and (iii) the authorization of New Senior Secured Notes, New Common Stock, and New Preferred Stock, and the cancellation of existing securities and agreements, to the extent provided for in the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

     (f) Nonvoting Equity Securities (11 U.S.C. (S) 1123(a)(6)). Section 1.80 of the Plan provides that the Memorandum of Association of New Global Crossing, as amended and restated, shall prohibit the issuance of nonvoting equity securities. The Memorandum of Association filed with this Court on November 15, 2002 prohibits the issuance of nonvoting equity securities. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

     (g) Designation of Directors (11 U.S.C. (S) 1123(a)(7)). Section 5.5 of the Plan refers to section 4.4 of the Purchase Agreement which contains provisions with respect to the manner of selection of directors of New Global Crossing that are consistent with the interests of creditors, equity security holders, and public policy in accordance with section 1123(a)(7).

     (h) Additional Plan Provisions (11 U.S.C. (S) 1123(b)). The Plan's provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

     (i) Bankruptcy Rule 3016(a). The Plan is dated and identifies the Debtors as its proponents, thereby satisfying Bankruptcy Rule 3016(a).

                                COMPLIANCE WITH
                    SECTION 1129(a)(2) OF THE BANKRUPTCY CODE

     10. The Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, the disclosure and solicitation requirements under sections 1125 and 1126 of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

         a. The Debtors are proper debtors under section 109 of the Bankruptcy Code.

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

         b. The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.

         c. The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Plan, the Disclosure Statement, the Ballots, and related documents and notices and in soliciting and tabulating votes on the Plan.

                                 COMPLIANCE WITH
           SECTIONS 1129(a)(3) THROUGH (a)(13) OF THE BANKRUPTCY CODE

     11. Plan Proposed in Good Faith (11 U.S.C. (S) 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors' good faith is evident from the facts and records of these chapter 11 cases, the Disclosure Statement and the hearings thereon, and the record of the Confirmation Hearing and other proceedings held in these chapter 11 cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors' estates and to effectuate a successful reorganization of the Debtors.

     12. Payments for Services or Costs and Expenses (11 U.S.C. (S) 1129(a)(4)). Any payment made or to be made by any of the Debtors for services or for costs and expenses in or in connection with these chapter 11 cases, or in connection with the Plan and incident to these chapter 11 cases, has been approved by, or is subject to the approval of, the Court under a standard of reasonableness, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

     13. Directors, Officers, and Insiders (11 U.S.C. (S) 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. In section

VIII.B of the Disclosure Statement, the Debtors disclosed that John Legere will be Chief Executive Officer of New Global Crossing. Moreover, at the December 5, 2002 Confirmation Hearing, the record of which is incorporated by reference herein, the Debtors disclosed the identity of certain of the proposed directors and officers of New Global Crossing to the extent required by section 1129(a)(5) of the Bankruptcy Code. Upon the completion of the transactions contemplated by the Purchase Agreement, the management of New Global Crossing and its Debtor and non-Debtor Subsidiaries will not include Mr. Gary Winnick and Mr. Lodwrick M. Cook. The initial board of directors of New Global Crossing will be appointed in accordance with section 4.4 of the Purchase Agreement.

     14. No Rate Changes (11 U.S.C. (S) 1129(a)(6)). After confirmation of the Plan, the Debtors' businesses will not involve rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these chapter 11 cases.

     15. Best Interests of Creditors (11 U.S.C. (S) 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analyses provided in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (a) are persuasive and credible, (b) have not been controverted by other evidence, and (c) establish that each holder of an impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

     16. Acceptance by Certain Classes (11 U.S.C. (S) 1129(a)(8)). Class A of the Plan consists of unimpaired Claims that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Classes B, C, D, F, and H have voted to accept the Plan in accordance with sections 1126(c) and
(d) of the Bankruptcy Code. Classes I through L are not entitled to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to Class E and Class G, as well as the deemed rejecting Classes identified above, the Plan is confirmable because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class E and Class G and the deemed rejecting Classes identified above.

     17. Treatment of Administrative Expense and Tax Claims (11 U.S.C. (S) 1129(a)(9)). The treatment of Allowed Administrative Expense Claims and Allowed Priority Non-Tax Claims pursuant to sections 2.1 and 4.1 of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Allowed Priority Tax Claims pursuant to section 2.3 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

     18. Acceptance By Impaired Classes (11 U.S.C. (S) 1129(a)(l0)). At least one Class of Claims against the Debtors that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

     19. Feasibility (11 U.S.C.(S) 1129(a)(11)). The evidence proffered or adduced at the Confirmation Hearing (a) is persuasive and credible, (b) has not been controverted by other evidence, and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of New Global Crossing and/or the Reorganized Subsidiary Debtors, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

     20. Payment of Fees (11 U.S.C. (S) 1129(a)(12)). All fees payable under section 1930 of title 28 of the United States Code, as determined by the Court, have been paid or, on or after the Effective Date, will be paid pursuant to section 12.1 of the Plan solely out of the Estate Representative Expense Fund, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.


     21. Continuation of Retiree Benefits (11 U.S.C. (S) 1129(a)(13)). Section
12.2 of the Plan provides for the continuation after the Effective Date of payment of all "retiree benefits" (as defined in section 1114(a) of the Bankruptcy Code) at the level established in accordance with section 1114(e)(1)(B) or 1114(g) at any time prior to confirmation of the Plan, to the extent and for the duration of the period the Debtors have obligated themselves to provide such benefits. To the extent liability for payment of any "retiree benefits" otherwise payable by Debtors was transferred to and assumed by a non-Debtor before the Commencement Date, payment of such "retiree benefits" shall be the sole obligation of such non-Debtor party and none of the Debtors, New Global Crossing, or the Reorganized Subsidiary Debtors shall have any liability (contingent or otherwise) for the payment of such "retiree benefits." Thus, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

                          FAIR AND EQUITABLE; NO UNFAIR
                     DISCRIMINATION; PURPOSE AND GOOD FAITH

     22. Fair and Equitable; No Unfair Discrimination (11 U.S.C. (S) 1129(b)). Class E and Class G voted to reject the Plan, and Classes I through L are deemed to reject the Plan (collectively, the "Rejecting Classes"). Based upon the evidence proffered, adduced, or presented by the Debtors and the Creditors Committee at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes, as required by sections 1129(b)(1) and (2) of the Bankruptcy Code. In addition, with respect to a class of interests, the Plan provides that the holder of any Claim or Equity Interest that is junior to the Claims of such Class will not receive or retain under the Plan on account of such junior Claim or Equity Interest any property, in compliance with section 1129(b) of the Bankruptcy Code. Thus, the Plan may be confirmed notwithstanding the Debtors' failure to satisfy section 1129(a)(8) of the Bankruptcy Code.

     23. Principal Purpose of the Plan (11 U.S.C. (S) 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933.

     24. Section 1125(e); Exculpations. Based on the record before the Court in these chapter 11 cases, the Debtors and their directors, officers, employees, shareholders, members, agents, advisors, accountants, financial advisors, investment bankers, consultants, attorneys, along with New Global Crossing, the Creditors Committee and any subcommittee thereof, the JPLs, the Investors (including their shareholders, Affiliates and the shareholders of their Affiliates), the Estate

Representative, the Agent and the steering committee for the holders of the Lender Claims, the Lenders, and their respective directors, officers, partners, members, agents, representatives, accountants, consultants, financial advisors, investment bankers, attorneys, or employees have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in section 9.6 of the Plan. Without limiting the foregoing, except as provided in paragraph 60 herein, as of the Effective Date, (a) the Investors, (b) their Affiliates, other than Affiliates that are the Debtors, Reorganized Subsidiary Debtors or Affiliates that are or have been officers, directors or employees of the Debtors, (c) their members, officers, directors, employees, shareholders, shareholders of their Affiliates, partners, representatives, consultants, attorneys and agents (each in their respective capacities as such), and (d) such other parties related to the Investors to which section 9.6(b) of the Plan applies (each in their respective capacities as such), are hereby released from all claims, causes of action, and other assertions of liability, based on any actions taken or not taken, or on any other matter or circumstance whatsoever occurring, on or prior to the Effective Date, relating to the Debtors, the Debtors' business and/or the Reorganization Cases, provided, however, that nothing herein shall relieve the Investors and their Affiliates of their obligations under the Transaction Documents.

                COMPROMISE AND SETTLEMENT OF PLAN DISPUTED ISSUES

     25. Pursuant to Bankruptcy Rule 9019(a), the compromises and settlements of Plan Disputed Issues shall be, and hereby are, authorized and approved and the Debtors are authorized and empowered to take any and all actions in accordance with the terms of the Plan. The compromises and settlements are fair and reasonable, and in the best interest of the Debtors' estates, creditors and parties in interest.

     26. Unless and until the Effective Date occurs and so long as no order revoking this Confirmation Order is entered, the Agent's and the Creditors Committee's support of the Plan is not a waiver of any rights of the Agent, the Senior Secured Lenders or the Creditors Committee with respect to the Plan Disputed Issues treated under the Plan.

     27. Unless and until the Effective Date occurs and so long as no order revoking this Confirmation Order is entered, neither supporting the Plan, voting in favor of the Plan, confirmation of the Plan, nor entry of this Confirmation Order is evidence of a position taken by the Agent, the Senior Secured Lenders, or the Creditors Committee or grounds for any person or entity to assert collateral estoppel, res judicata or law of the case with respect to any of the Plan Disputed Issues.

     28. Unless and until the Effective Date occurs and so long as no order revoking this Confirmation Order is entered, neither (i) confirmation of the Plan, (ii) entry of this Confirmation Order in whole or in part, (iii) any finding, ruling or order denying confirmation of the Plan, or (iv) supporting or voting in favor of the Plan shall be binding upon any party as collateral estoppel, res judicata or law of the case with respect to any of the Plan Disputed Issues.

     29. Unless and until the Effective Date occurs and so long as no order revoking this Confirmation Order is entered, neither (i) confirmation of the Plan, (ii) entry of the order confirming the Plan in whole or in part, (iii) any finding, ruling or order denying confirmation of the Plan, or (iv) supporting or voting in favor of the Plan, shall be considered to be or claimed to be, by any person or entity, evidence of a position taken by any of the parties to the settlements or be grounds for any entity or person to assert collateral estoppel, res judicata or law of the case with respect to any of the Plan Disputed Issues.

     30. As to the Debtors, the Agent, the Senior Secured Lenders, and the Creditors Committee, all of the Plan Disputed Issues have been settled under the Plan and the confirmation of the Plan does not require that the ultimate merits of the Plan Disputed Issues be determined.

                              OBJECTIONS TO CLAIMS

     31. The provisions of sections 7.1 through 7.7, including, without limitation, the provisions governing procedures for resolving Disputed Claims, distributions, and reserves, are found to be fair and reasonable and are hereby approved, subject to the rights and limitations set forth in section 12.7 of the Plan with respect to the Investors, New Global Crossing, and the Reorganized Subsidiary Debtors. Any objections to Claims shall be served and filed on or before the later of (a) one hundred and twenty (120) days after the Effective Date or (b) such later date as may be fixed by the Court.

                      ADDITIONAL IMPLEMENTATION PROVISIONS

     32. Plan Classification Controlling. The classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes, and (c) shall not be binding on the Debtors, New Global Crossing, or the Reorganized Subsidiary Debtors.

     33. Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim except the holders of Allowed Claims in Classes C, D, and E shall be made at the address of such holder as set forth on the Schedules or on the books and records of the Debtors or their agents, unless the Estate Representative has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on the Schedules for such holder.

     34. Unclaimed Property (11 U.S.C. (S) 347). All distributions under the Plan that are unclaimed or undeliverable for a period of one year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code. The Estate Representative shall reallocate the unclaimed distributions from Class F for the benefit of the holders of other Claims in Class F in accordance with sections 4.6, 6.6 and

6.12 of the Plan. Unclaimed distributions from Class G shall be reallocated first to holders of Claims in Class G and thereafter to New Global Crossing in accordance with sections 4.7, 6.7 and 6.12 of the Plan. Any entitlement of any holder of any claim to such unclaimed distributions shall be extinguished and forever barred.

     35. Face Amount Minimum of New Senior Secured Notes and Cash Distributions. The minimum face amount of the New Senior Secured Notes shall be one hundred dollars ($100.00) with amounts issued in excess of one hundred dollars to be in increments of not less than twenty five dollars ($25.00). No Cash distributions shall be required to be made in an amount less than five dollars ($5.00). When the Cash available for distribution to Class F, after reallocating unclaimed distributions, is less than ten thousand dollars ($10,000.00), such Cash shall be paid into the registry of the Bankruptcy Court.

     36. Binding Effect. On the Effective Date, the Plan and its provisions shall be binding upon the Debtors, New Global Crossing, the Reorganized Subsidiary Debtors, the Investors, the Estate Representative, any entity acquiring or receiving property or a distribution under the Plan, and any holder of a Claim against or Equity Interest in the Debtors, including all governmental entities, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder or entity has accepted the Plan.

     37. Vesting of Assets (11 U.S.C. (S) 1141(b), (c)). Pursuant to sections
5.1 and 9.1 of the Plan, except as otherwise provided in the Plan (including section 5.5 of the Plan), the Debtors will, either as GCL, GC Holdings, New Global Crossing or the Reorganized Subsidiary Debtors, continue to exist after the Effective Date as separate corporate entities, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise expressly set forth in the Plan, the Company Asset Transfer shall be free and clear of all liens, Claims, interests, rights of others or Encumbrances (as defined in the Purchase Agreement) of any kind.

     38. Assumption or Rejection of Executory Contracts and Unexpired Leases and Vendor Settlements (11 U.S.C. (S) 1123(b)(2)).

     (a) Pursuant to section 8.1 of the Plan, subject to section 8.4 thereof regarding the extension of the time to assume or reject any executory contract or lease where a dispute as to any cure amount is still pending as of the Effective Date, any executory contract or unexpired lease that is not (i) assumed in accordance with the Plan Assumption Motion, (ii) previously assumed or rejected by order of the Court, or (iii) the subject of any motion to assume or reject, is rejected as of the Effective Date.

     (b) For the avoidance of doubt, (i) the Debtors shall pay or reserve for payment all cure amounts and other contractual payments arising under settlements reached between the Debtors and the Big Eight Vendors (as such term is defined in the Purchase Agreement) and Hitachi Telecom (USA), Inc. pursuant to Bankruptcy Rule 9019(a) that have been approved by this Court ("Vendor Liabilities") that are payable on or prior to the Effective Date, and (ii) all Vendor Liabilities that become payable after the Effective Date are Assumed Liabilities.

     39. Access Provision.

          (a) The provisions of section 8.3 of the Plan, including, without limitation, the provisions governing the treatment of cost of access claims and the terms and conditions set forth in section 8.4 of the Plan with respect to cure of defaults, are hereby approved and found to be fair and reasonable.

          (b) Provided that the Court enters an order approving payment of the cure amounts listed on Schedules 1.0 and 1.1 of the Plan, as may be amended, over a period of 24 months or a lesser period of time negotiated by the Debtors with an individual Access Provider, pursuant to section 8.3 of the Plan, the Debtors' assumption of all Access Service Requests ("ASRs") and Interconnection Agreements listed on Schedules 1.0 and 1.1 of the Plan, respectively, on the Effective Date is hereby approved and the cure amounts fixed in the amounts listed on those Schedules, provided that the Debtors file a motion seeking entry of such an order, on notice to all of the Access Providers listed on such Schedules.

          (c) The Access Providers listed on Schedule 1.2 of the Plan are required to continue to provide all Tariff Services, as such term is defined in the Plan, provided to the Debtors prior to the Effective Date and any Claim against a Debtor by an Access Provider for the provision of Tariff Services to such Debtor prior to the applicable Commencement Date will be a General Unsecured Claim. (d) Notwithstanding the foregoing, section 8.3 of the Plan is modified such that, to the extent any Access Provider listed on Schedules 1.0,
1.1 and 1.2 is a debtor under chapter 11 of the Bankruptcy Code, the cost of access provision contained in section 8.3 of the Plan shall be effective to such extent as to not be violative of the automatic stay extant in such chapter 11 cases, as may be modified therein.

          40.   Bar Date for Rejection Damage Claims. The provisions of section
8.5 of the Plan governing the filing of proofs of claim relating to the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to section 8.1 of the Plan are hereby approved and found to be fair and reasonable. The deadline for filing such Claims, which also shall be served upon the Estate Representative, is the date that is thirty (30) days after the later of the Effective Date or the date of rejection.

          41. General Authorizations. Each of the Debtors, New Global Crossing, the Reorganized Subsidiary Debtors, the Estate Representative, or the Trustee is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan. The Debtors, New Global Crossing, and the Reorganized Subsidiary Debtors, and their respective directors, officers, members, agents, and attorneys, along with the Estate Representative and the Trustee are authorized and empowered to issue, execute, deliver, file, or record any agreement, document, or security, including, without limitation, the documents contained in the Plan Supplement, as modified, amended, and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate, and consummate the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan and the Transaction Documents, including the Purchase Agreement, and any release, amendment, or restatement of any bylaws, certificates of incorporation, or other organization documents of the Debtors, whether or not specifically referred to in the Plan or the Plan Supplement, without further order of the Court, and any or all such documents shall be accepted by each of the respective state or other governmental filing offices and recorded in accordance with applicable state or other laws and shall become effective in accordance with their terms and the provisions of any state or other laws.

          42. Corporate Action. New Global Crossing shall file the Memorandum of Association with the Bermuda Monetary Authority on or before the Effective Date. The Memorandum of Association shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law. The amended bylaws shall be deemed adopted by the board of directors of New Global Crossing as of the Effective Date.

          43. Issuance of New Securities. Pursuant to section 5.3 of the Plan, based upon the record of these chapter 11 cases, including the instruments included in the Plan Supplement (and any amendments thereto), the issuance of new securities in accordance with the terms of the Transaction Documents, including (a) the New Senior Secured Notes in the aggregate principal amount of $200,000,000.00, (b) 22,000,000 shares of New Common Stock, and (c) 18,000,000 shares of New Preferred Stock, is hereby authorized without further act or action under applicable law, regulation, order, or rule. The issuance of such new securities shall be free and clear of all liens, Claims, interests, rights of others, Encumbrances (as defined in the Purchase Agreement) of any kind, charges, and other interests, and all such liens, Claims, interests, rights of others, Encumbrances of any kind, charges, and other interests shall be extinguished.

          44. Securities Laws Exemption. The offering, issuance, and distribution of the New Senior Secured Notes, New Common Stock, and New Preferred

Stock to creditors under the Plan is exempt from the provisions of section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for the offer, issuance, distribution, or sale of a security by reason of section 1145(a) of the Bankruptcy Code. The new securities issued to creditors under the Plan will be freely tradable by the recipients thereof subject only to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(11) of the Securities Act of 1933, as amended, and compliance with any applicable rules and regulations of the Securities Exchange Commission.

          45. Deemed Consolidation. With respect to Classes F and G and subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated for voting and distribution purposes under the Plan, with the effect that: (i) all guaranties by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors, and (ii) each and every Claim filed or to be filed in the Reorganization Case of any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors. Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan) affect: (i) the legal and organizational structure of the Debtors; (ii) pre- and post-Commencement Date guaranties, liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during these chapter 11 cases or that have been or will be assumed, (B) pursuant to the Plan, or (C) in connection with any financing entered into by the Debtors on the Effective Date, and (iii) distributions out of any insurance policies or proceeds of such policies. The deemed consolidation of the Debtors shall not have any effect on the Claims being reinstated and unimpaired in accordance with section 1124 of the Bankruptcy Code and the legal, equitable, and contractual rights to which the holders of any such Claims are entitled shall be left unaltered by the Plan.

          46. Purchase Agreement. On the Effective Date, all the liens and security interests to be created under the Plan or the Purchase Agreement shall be deemed approved. In furtherance of the foregoing, New Global Crossing and the other persons granting such liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

          47. Plan Supplement. The documents contained in the Plan Supplement, any Cooperation Agreement, and any subsequent amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Debtors, New Global Crossing, the Reorganized Subsidiary Debtors, the Estate Representative and/or the Trustee, as the case may be, are authorized and approved. As of the Effective Date, New Global Crossing shall adopt the Management Incentive Plan without the necessity of shareholder approval required under any applicable law, including, without limitation, sections 162(m) and 422(b)(1) of the Internal Revenue Code.

        48. Governmental Approvals. Other than with respect to approvals or consents required to be obtained from any entity of the United States of America or any agency thereof (the "United States"), this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority in the United States with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, and any documents, instruments, or agreements, and any amendments or modifications thereto.

        49. Taxes. Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of notes or equity securities under the Plan,
(b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, and (c) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, agreements of consolidation, restructuring, disposition, liquidation, or dissolution; deeds; bills of sale; and transfers of tangible property, will be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, will not be subject to any stamp tax, recording tax, personal property transfer tax, real estate transfer tax, sales or use tax, or other similar tax.

        50.  Intercompany Claims.

        (a) In recognition of the inability of GC Holdings to satisfy the Claim of GC Hungary Holdings Kft (registered seat 9700, Szombathely, Malom utca7) ("GC Hungary") under a revolving credit loan agreement, dated December 20, 2001 (the "GC Hungary Claim") due to the insolvency of GC Holdings, the GC Hungary Claim shall, in accordance with section 4.8 of the Plan, be reduced to and remain outstanding in an amount equal to 3.5% of the GC Hungary Claim, and the excess shall be discharged and unenforceable in accordance with section 1141(d)(1)(A) of the Bankruptcy Code. In connection with the implementation of the Plan, the remaining 3.5% of the GC Hungary Claim, as so reduced, shall be assumed by one of the subsidiaries of GC Holdings being acquired by New Global Crossing, as determined by the Debtors and the Investors, and GC Holdings shall be discharged from such GC Hungary Claim.

        (b) In furtherance, and not in limitation, of sections 4.8 and 5.16 of the Plan, the following shall occur on the Effective Date, except as otherwise agreed by the Debtors and the Investors:

        (i) In recognition of the inability of Global Crossing North America Holdings, Inc. ("GCNAH"), GCNA, GT Landing Corp., GT Landing II Corp., MAC Landing Corp., Global Crossing Holdings USA LLC (formerly Global Crossing Holdings USA Inc.) ("GCH USA"), and IXNet Inc. to satisfy the Claims of GC Hungary due to the insolvency of the above companies, GC Hungary's Claims against such companies as listed below shall be reduced to and remain outstanding in an amount equal to 3.5% of the amount claimed, and the excess shall be discharged and unenforceable in accordance with section 1141(d)(1)(A) of the Bankruptcy Code.

      Borrower      Loan Agreement(s)

------------------- ------------------------------------------------------------
    GCNAH                             Revolving credit loan agreement with GCL,
                    dated June 1, 2001 (assigned to GC Hungary on October 31,
                    2001)
------------------- ------------------------------------------------------------

-------------------------------------------- ------------------------------------------------------------
    GCNA                                                       Revolver loan agreement with Frontier
                                             Corporation, dated November 5, 1999 (assigned to GC Hungary on April 27, 2001); and revolving credit loan agreement,
                                             dated July 3, 2001
-------------------------------------------- ------------------------------------------------------------
    GT Landing Corp.                                           Revolving credit loan agreement with
                                             Atlantic Crossing Ltd., dated August 1, 1997 (assigned to GC
                                             Hungary on October 31, 2001)
-------------------------------------------- ------------------------------------------------------------
    GT Landing II Corp.                                        Revolving credit loan agreement with
                                             Atlantic Crossing II Ltd., dated May 1, 2000 (assigned to GC
                                             Hungary on October 31, 2001)
-------------------------------------------- ------------------------------------------------------------
    MAC Landing Corp.                                          Revolving credit loan agreement with
                                             Mid-Atlantic Crossing Ltd., dated April 1,1999 (assigned to
                                             GC Hungary on October 31, 2001)
-------------------------------------------- ------------------------------------------------------------
    Global Crossing Holdings USA Inc.                          Revolving credit loan agreement with GCL,
                                             dated December 1, 2000 (assigned to GC Hungary on  October
                                             31, 2001)
-------------------------------------------- ------------------------------------------------------------
    IXNet Inc.                                                 Revolving credit loan agreement with GCL,
                                             dated  June 1, 2001 (assigned to GC Hungary on  October 31,
                                             2001)
-------------------------------------------- ------------------------------------------------------------

               (ii) All Intercompany Claims owing from GC Holdings to GCNA (net of any offsetting Intercompany Claims) shall be discharged to the extent the amount owed exceeds the fair market value of such Claims.

               (iii) The balance of the loan owing from GC (Bidco) Ltd. to Subsidiary Telco LLC, including accrued unpaid interest, shall be waived and released.

               (iv) The balance of the loan owing from ALC Communications Corporation to GC Intermediate UK Holdings Ltd., including accrued unpaid interest, shall be waived and released.

               (v) The Intercompany Claim owing from GC Pan European Crossing Luxembourg II S.a.r.l. ("Lux II") to GC Holdings shall be discharged to the extent the amount owed exceeds the fair market value of such Claim (but only to the extent the net asset value of Lux II will not become positive).

               (vi) The Intercompany Claim owing from GC Pan European Crossing Luxembourg I S.a.r.l. ("Lux I") to GC Holdings shall be discharged to the extent the amount owed exceeds the fair market value of such Claim (but only to the extent the net asset value of Lux I will not become positive).

               (vii) Atlantic Crossing Ltd., Mid-Atlantic Crossing Ltd., Pan American Crossing Ltd., South America Crossing, Ltd. ("SAC") and Global Crossing Ireland Limited, may make capital contributions equal to their net receivable balances from GC Services Europe Ltd. ("GC Services") into GC Services' capital (receiving no equity in GC Services in return). The notes so created will be used to satisfy the amounts payable to the above companies by GC Services.

               (viii) The GC Hungary Claim shall be sold to SAC, on or prior to the Effective Date, in consideration for a note of SAC in a principal amount equal to the value of the Claim under paragraph 50(a) above and having such other terms and conditions as agreed to by the parties thereto.

               (ix) GCH LLC shall distribute the stock of Global Crossing Development Co. and GC Dev. Co., Inc. to GCNAH, which shall then contribute such stock to GCNA.

               51. Distributions to Holders of Allowed Claims in Classes C, D, E, F, and G. The provisions of section 6.1 through 6.14 of the Plan, including, without limitation, the provisions governing distributions, are hereby approved and found to be fair and reasonable.

               52.     Final Fee Applications. The provisions set forth in
section 2.2 of the Plan, including, without limitation, the Lender Agent Expenses, the Investor Expense Claims, and the filing of applications for compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date are fair and reasonable and hereby approved. The deadline for filing final applications for allowance of compensation for services rendered and reimbursement of expenses incurred is the date that is sixty (60) days after the Effective Date. Such Claims shall be paid in full in such amounts as are allowed by the Court on the date upon which the order allowing such

Administrative Expense Claim becomes a Final Order. Notwithstanding anything to the contrary herein or in the Plan, on and after the Effective Date, to the extent the Investors have any unpaid Investor Expense Claims, the Investors may submit such Investor Expense Claims to New Global Crossing and such Investor Expense Claims shall be paid in full promptly by New Global Crossing, but in any event within fifteen (15) Business Days, after the submission thereof, provided, however, that the aggregate amount paid by the Debtors and New Global Crossing in respect of Investor Expense Claims incurred during the period commencing on May 25, 2002 and ending on the Effective Date shall not exceed the amount permitted under section 4.6 of the Purchase Agreement, as such amount may be amended by order of the Court.

           53. Compensation of the Estate Representative. The individuals comprising the Estate Representative shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of reorganization proceedings. The Agent and Creditors Committee are hereby authorized to establish the appropriate level of compensation of the Estate Representative.

           54. Indenture Trustees' Fees and Expenses. The reasonable fees and expenses of each Indenture Trustee as described in section 1.60 of the Plan incurred prior to the Effective Date shall be paid in accordance with the procedures established in section 12.4 of the Plan, provided, however, that for purposes of reviewing the reasonableness of the fees and expenses of the Indenture Trustees (and their professionals), the Debtors' general bankruptcy counsel, the Creditors Committee's general bankruptcy counsel, the Office of the United States Trustee, and, if it chooses to participate in such a review, the Fee Audit Committee, will be provided with copies of the invoices of each indenture trustee (and its professionals) in the form typically rendered in the regular course of the indenture trustee's business or the professionals' representation of the indenture trustees, provided that the invoices will contain condensed narrative descriptions of the services rendered and itemization of expenses incurred. The reviewing parties will report to the Court as to whether there are any unresolved disputes regarding the reasonableness of the Indenture Trustees' (and their professionals') fees and expenses. In accordance with section 12.4 of the Plan, any such unresolved disputes shall be submitted to the Court for resolution. Nothing contained herein or within the Plan shall limit the ability of the Court through the later of the Effective Date or January 31, 2003 to review the reasonableness of the fees and expenses to be paid to the Indenture Trustees and their professionals.

               55. Indemnification of Estate Representative. The provisions of section 5.8(v) of the Plan, including, without limitation, the indemnification of the Estate Representative and the Estate Representative's agents and professionals, are fair and reasonable and hereby approved.

               56. Indemnification of Trustee of Liquidating Trust. The provisions of section 5.8(w) of the Plan, including, without limitation, the indemnification of the Trustee of the Liquidating Trust, and the Trustee's agents and professionals, are fair and reasonable and hereby approved.

               57. Discharge of Claims and Termination of Equity Interests; Discharge of Debtors. The provisions of sections 9.2 and 12.4 of the Plan are fair and reasonable and are hereby approved.

               58. Releases and Injunctions. The release and injunction provisions contained in sections 5.12, 5.13, 5.14 and 9.5 of the Plan are fair and equitable, are given for valuable consideration, and are in the best interests of the Debtors and their chapter 11 estates, and such provisions shall be effective and binding upon all persons and entities, subject to the limitations set forth in paragraph 60 herein.

               59. Exculpations. The exculpation provisions contained within section 9.6 of the Plan and paragraph 24 hereof are fair and reasonable and hereby approved, subject to the limitations set forth in paragraph 60 herein.

               60. Limitations on Discharges, Releases, Injunctions, and Exculpations. Notwithstanding the otherwise applicable terms and conditions of the Plan, the following provisions govern in a conflict with the Plan:

               (a) Section 9.5 of the Plan shall not extinguish any right of Citizens Communications Company and its affiliates to offset a mutual debt owed to the Debtors that arose before the commencement of these chapter 11 cases and otherwise satisfies section 553 of the Bankruptcy Code.

               (b) Nothing in sections 5.12, 5.13, 5.14, and 9.5 of the Plan (subject to that certain Stipulation and Order, approved by the Court on December 20, 2002, among the Debtors, the Creditors Committee, Citizens Communications Company, and the Pension Benefit Guaranty Corporation) shall be construed as a release of claims of the United States of America, the Pension Benefit Guaranty Corporation, or any agency of the United States of America (collectively, the "United States") against non-debtors or an injunction preventing the United States from pursuing claims against non-debtors provided, however, that (i) neither New Global Crossing nor the Reorganized Subsidiary

Debtors shall be considered non-debtors for the purposes of this paragraph, (ii) nothing in this paragraph shall affect the release of the Investors and their Affiliates (other than Affiliates that are officers, directors, or employees of the Debtors), members, shareholders, partners, representatives, employees, attorneys, and agents from any Claims related to the Debtors for acts or omissions occurring prior to the closing date of the Purchase Agreement, and
(iii) nothing in this paragraph shall affect or limit the release the Debtors are providing to the Lender Released Parties under section 5.13 of the Plan.

               (c) Subject to that certain Stipulation and Order, approved by the Court on December 20, 2002, among the Debtors, the Creditors Committee, Citizens Communications Company, and the Pension Benefit Guaranty Corporation, no person or entity that is a non-debtor who is hereafter determined to be personally liable for violations under ERISA, including breach of fiduciary duty under ERISA, shall be relieved of such liability under the Plan provided that
(i) nothing in this paragraph shall affect the defenses available to such person or entity, including defenses relating to such person or entity performing a duty imposed in connection with the Reorganization Cases, (ii) nothing in this paragraph shall affect the release of the Investors and their affiliates (other than affiliates that are or were officers, directors, or employees of the Debtors), members, shareholders, partners, representatives, employees, attorneys, and agents from any Claims related to the Debtors and New Global Crossing for acts or omissions occurring prior to the closing date of the Purchase Agreement, (iii) nothing in this paragraph shall affect the release or exculpation of such person or entity for the determination to retain or obtain any surplus in the Global Crossing North America, Inc. Frozen Pension Plan f/k/a the Frontier Corporation Plan for Employees' Pension and

Death Benefits (the "Pension Plan") for the benefit of the Debtors' creditors and estates, and (iv) neither New Global Crossing nor the Reorganized Subsidiary Debtors shall be considered non-debtors for the purposes of this paragraph.

               (d) Without limiting the provisions of the preceding subparagraph, nothing in section 9.6(b) shall exculpate or release (i) officers, directors, and employees of New Global Crossing other than in their capacities as officers and directors of New Global Crossing, or (ii) officers, directors, and employees of New Global Crossing for acts or omissions occurring after the closing date of the Purchase Agreement.

               (e) Nothing in the Plan shall require the subordination of any ERISA Claim not otherwise subject to subordination under section 510 of the Bankruptcy Code.

               (f) Nothing in section 9.6(a) shall (i) be construed as a release of fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct of any of the entities described in section 9.6(a) with respect to the matters set forth in 9.6(a), or (ii) limit the liability of the Debtors' or the Creditors Committees' professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

               (g) No provision of the Plan shall discharge, extinguish or enjoin the assertion of any claim against the Debtors held by the Worldwide Direct Liquidation Trust ("Worldwide") which is raised in defense, including by way of setoff or recoupment, to the allowance of any claims filed by the Debtors in the Worldwide Debtors' cases pending in the District of Delaware, to the extent not inconsistent with section 553 of the Bankruptcy Code and applicable law.

               (h) The Plan shall not extinguish, and Billing Concepts, Inc. may exercise after the Effective Date, any right to offset, recoup, and otherwise operate in the ordinary course pursuant to the stipulation between Billing Concepts and the Debtors approved by this Court.

               (i) New Global Crossing will assume GCL's guaranty of Global Crossing (UK) Telecommunications Ltd.'s ("GCUK Telecom") obligations under the Network Services Agreement dated February 8, 1994 (as amended, the "NSA"), and the Replacement Network Services Agreement, dated July 2, 2002 (the "RNSA"), under the term s and conditions contained in such agreements, which terms and conditions are incorporated herein by reference, and that such guaranties shall be considered "Assumed Liabilities" as such term is defined in the Plan, subject to Camelot providing a release, satisfactory to the Debtors, of GCL's guaranty thereunder.

               (j) Notwithstanding any provision to the contrary, no assets of GCUK Telecom pledged to Camelot under the deed of debenture dated July 1, 2002 between Camelot and GCUK Telecom (the "Debenture") will be transferred under the Plan or its related documents or otherwise (other than to Camelot or its nominee pursuant to the NSA, the RNSA or the Debenture) for so long as there are any obligations or liabilities of GCUK Telecom outstanding under the NSA or the RNSA.

               (k) Notwithstanding any provision to the contrary, for so long as there are any obligations or liabilities of GCUK Telecom outstanding under the NSA or the RNSA, no assets of GCUK Telecom subject to the deed of debenture dated July 1, 2002 between Camelot and GCUK Telecom will (a) be pledged as security for the New Senior Secured Notes or for GCUK Telecom's guaranty of the debt obligations of the issuer of the New Senior Secured Notes; or (b) be pledged as security for the Working Capital Facility; or (c) be pledged as security for any other reason or purpose under the Plan or its related documents or otherwise (other than to Camelot or its nominee pursuant to the NSA, the RNSA or the Debenture)).

               (l) For the avoidance of doubt, all settlements and stipulations approved by the Court in these chapter 11 cases shall not be modified or amended by the entry of this Confirmation Order unless otherwise provided in such settlements and stipulations or unless the Plan or this Confirmation Order expressly provides for the modification or amendment of a specified settlement or stipulation.

               (m) Section 5.14 of the Plan is hereby modified and the final sentence thereof shall be and hereby is deemed to be deleted and replaced and superceded in its entirety by the following sentence: "Nothing in this Section
5.14 is intended or shall be construed as a release of any claims or liabilities against the Indenture Trustees or their predecessor indenture trustees, held by holders of GC Holdings Notes Claims or GCNA Notes Claims, e.g., for negligence, breach of fiduciary duty or otherwise."

               (n) Notwithstanding any provision to the contrary, (i) the Plan shall not discharge, compromise or settle any claims of James Becherer, Dirk E. Regan, and Carol S. Regan, Tri-County Feed Mill, Inc. and similarly situated landowners (collectively, the "Landowners") which arise based on conduct that occurs after the Effective Date, (ii) with respect to the Landowners, the Plan shall not be deemed to settle, compromise, release and discharge any cause of action which does not constitute a claim as such term is used in section 101(5) of the Bankruptcy Code, (iii) nothing contained herein shall constitute a determination, for purposes of res judicata, of whether any of the Landowner's causes of action are claims as such term is used in section 101(5) of the

Bankruptcy Code, and (iv) for the avoidance of doubt, nothing contained in the Plan shall constitute a settlement of the Landowners' Claims pursuant to Bankruptcy Rule 9019.

          61. Termination of Injunctions and Automatic Stay. Pursuant to section
9.4 of the Plan, unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          62. Cancellation of Existing Securities and Agreements. The provisions of section 5.9 of the Plan, including, without limitation, those provisions governing the cancellation of existing securities of the Debtors and the transfer to New Global Crossing of Equity Interests in the Reorganized Subsidiary Debtors formerly held by GCL or GC Holdings and their subsidiaries, are fair and reasonable and are hereby approved.

          63. Means for Implementation of Plan. Except as otherwise expressly provided herein, all provisions set forth in section 5 of the Plan with respect to the means for implementation of the Plan, including, without limitation, the transfer of assets and obligations of certain Debtors set forth in section 5.6 of the Plan, are fair and reasonable and are hereby approved.

          64. Rights, Liens and Priorities of Indenture Trustee. The second to last sentence of section 12.4 of the Plan shall be deemed deleted and replaced in its entirety with the following:

          "Nothing in the Plan or the Confirmation Order shall be deemed to impair, waive, or discharge the Indenture Trustees' (or any predecessor indenture trustees') respective rights, liens and priorities or any other rights of the Indenture Trustees (or any predecessor indenture trustees) under their respective indentures against the distributions to the holders of the public debt securities, including, without limitation, the right to contest the jurisdiction of the Bankruptcy Court with respect to such matters. Nothing in the Plan or the Confirmation Order shall be deemed to impair or waive any rights of the Debtors, the Creditors Committee, the Estate Representative or any other party approved by the Bankruptcy Court to contest (by way of an adversary proceeding, objection to proof of claim, or otherwise) any claims, priorities or liens filed or asserted by the Indenture Trustees (or any predecessor indenture trustees) with respect to reimbursement of fees and expenses, or indemnities, or the right of such parties to request the Bankruptcy Court to exercise jurisdiction with respect to such matters."

Nothing in this ordered paragraph shall modify the terms of paragraph 54 of this Confirmation Order.

          65. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, then (i) the Plan, (ii) assumption or rejection of executory contracts or unexpired leases pursuant to the Plan, (iii) any document or agreement executed pursuant to the Plan, (iv) any actions, releases, waivers, or injunctions authorized by this Confirmation Order or any order in aid of consummation of the Plan, and (v) this Confirmation Order shall be deemed null and void. In such event, nothing contained in this Confirmation Order, any order in aid of consummation of the Plan, or the Plan, and no acts taken in preparation for consummation of the Plan, (a) shall be deemed to constitute a waiver or release of any Claims or Equity Interests by or against the Debtors or any other persons or entities, to prejudice in any manner the rights of the Debtors or any person or entity in any further proceedings involving the Debtors or otherwise, or to constitute an admission of any sort by the Debtors or any other persons or entities as to any issue, or (b) shall be construed as a finding of fact or conclusion of law in respect thereof.

          66. Notice of Entry of Confirmation Order. On or before the tenth
(10th) Business Day following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all creditors and interest holders, the United States Trustee, and other parties in interest, by causing notice of entry of this Confirmation Order (the "Notice of Confirmation"), to be delivered to such parties by first-class mail, postage prepaid. The Debtors also shall cause the Notice of Confirmation to be published as promptly as practicable after the entry of this Confirmation Order once in each of The Wall Street Journal (National Edition) and The Bermuda Sun (National Edition). The notice described herein is adequate under the particular circumstances and no other or further notice is necessary.

          67. Notice of Effective Date. Within five (5) Business Days following the occurrence of the Effective Date, the Debtors shall file notice of the occurrence of the Effective Date and shall serve a copy of same on those parties entitled to notice pursuant to the Court's order dated January 28, 2002. Such notice is good and sufficient notice of the Effective Date under the Bankruptcy Code and the Bankruptcy Rules. The Debtors shall be required to provide no other or further notice of the Effective Date.

          68. Binding Effect. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan, the Plan Supplement, and the Transaction Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

          69. Conflicts Between Order and Plan. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, except as expressly provided herein, including, without limitation, in paragraphs 21, 24, 25, 26, 27, 28, 29, 30, 35, 37, 38, 39, 50, 54, 58, 59, 60,
64 and 65, and any paragraph relating to releases and injunctions in favor of the Investors, the terms and conditions contained in the Plan shall govern. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of this Court.

          70. Incorporation by Reference. Findings of fact and conclusions of law in the record of the Confirmation Hearing are fully incorporated by reference as if fully set forth herein at length.

          71. Purchase Agreement. The form and substance of this Confirmation Order is acceptable to the Investors as required by section 4.2(a) of the Purchase Agreement. Except as clarified by paragraphs 21, 38, 39, 60 and 65 hereof and except to the extent paragraphs 24, 37 and 44 clarify and revise the definition of "Confirmation Order" in the Purchase Agreement, this Confirmation Order is not intended to amend, modify, or otherwise affect the Purchase Agreement or the rights and obligations and the parties thereunder. In addition, paragraphs 57, 58 and 59 of this Confirmation Order shall be deemed to express the understanding of the parties with respect to the subject matter contained therein.

Dated:   December 26, 2002
         New York, New York
                                            /s/  Robert E. Gerber
                                            ------------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE

                                                                       EXHIBIT A

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------------x
In re                                          :
                                               :  Chapter 11 Case No.
                                               :
GLOBAL CROSSING LTD., et al.,                  :  02- 40188 (REG)
                                               :
                                               :
                Debtors.                       :  (Jointly Administered)
                                               :
-----------------------------------------------x

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP
   Attorneys for Debtors
   and Debtors in Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

Dated: October 28, 2002

                                TABLE OF CONTENTS

                                                                                               Page
SECTION 1      DEFINITIONS AND INTERPRETATION ..............................................     1

      A    Definitions. ....................................................................     1

           1.1.     Access Provider ........................................................     1

           1.2.     Adequate Protection Stipulation ........................................     1

           1.3.     Administrative Expense Claim ...........................................     1

           1.4.     Administrative Expense and Priority Claim Reserve ......................     1

           1.5.     Agent ..................................................................     2

           1.6.     Allowed ................................................................     2

           1.7.     ASR ....................................................................     2

           1.8.     Assumed Liabilities ....................................................     2

           1.9.     Bankruptcy Code ........................................................     3

           1.10.    Bankruptcy Court .......................................................     3

           1.11.    Bankruptcy Rules .......................................................     3

           1.12.    Bermuda Account ........................................................     3

           1.13.    Bermuda Account Discharge Date Distribution ............................     3

           1.14.    Bermuda Contingency Fund ...............................................     3

           1.15.    Bermuda Liquidation Fund ...............................................     3

           1.16.    Bermudian Debtors ......................................................     3

           1.17.    Bondholder Released Parties ............................................     3

           1.18.    Business Day ...........................................................     3

           1.19.    Bye-Laws ...............................................................     3

           1.20.    Cash ...................................................................     3

           1.21.    Certificate of Designations ............................................     3

           1.22.    Claim ..................................................................     3

           1.23.    Claims Subcommittee ....................................................     4

           1.24.    Class ..................................................................     4

           1.25.    Class F Reserve Amount .................................................     4

           1.26.    Collateral .............................................................     4

           1.27.    Company Asset Transfer .................................................     4

           1.28.    Confirmation Date ......................................................     4

           1.29.    Confirmation Hearing ...................................................     4

                               TABLE OF CONTENTS
                                  (continued)

                                                                                          Page
      1.30.    Confirmation Order .....................................................     4

      1.31.    Convenience Claim ......................................................     4

      1.32.    Cooperation Agreement ..................................................     4

      1.33.    Credit Agreement .......................................................     4

      1.34.    Creditors Committee ....................................................     4

      1.35.    Debtors ................................................................     5

      1.36.    Disclosure Statement ...................................................     5

      1.37.    Discharge Date .........................................................     5

      1.38.    Disputed Claim .........................................................     5

      1.39.    Disputed Claims Reserve ................................................     5

      1.40.    Disputed Scheme Claim ..................................................     5

      1.41.    Effective Date .........................................................     5

      1.42.    Equity Interest ........................................................     5

      1.43.    ERISA Claim ............................................................     5

      1.44.    Estate Representative ..................................................     5

      1.45.    Estate Representative Claims ...........................................     5

      1.46.    Estate Representative Expense Fund .....................................     6

      1.47.    Face Amount Minimum ....................................................     6

      1.48.    Fee Protocol ...........................................................     6

      1.49.    Final Order ............................................................     6

      1.50.    GC Holdings ............................................................     6

      1.51.    GC Holdings Notes Claim ................................................     6

      1.52.    GC Holdings Preferred Stock ............................................     6

      1.53.    GCL ....................................................................     6

      1.54.    GCL Common Stock .......................................................     6

      1.55.    GCL Preferred Stock ....................................................     7

      1.56.    GCNA ...................................................................     7

      1.57.    GCNA Notes Claim .......................................................     7

      1.58.    General Unsecured Claim ................................................     7

      1.59.    Indenture ..............................................................     7

      1.60.    Indenture Trustees .....................................................     7

                              TABLE OF CONTENTS
                                  (continued)

                                                                                          Page
      1.61.    Independent Fee Assessor ...............................................     7

      1.62.    Independent Fee Assessor Fee and Expense Claims ........................     7

      1.63.    Intercompany Claim .....................................................     7

      1.64.    Interconnection Agreement ..............................................     7

      1.65.    Investors ..............................................................     7

      1.66.    Investor Expense Claim .................................................     7

      1.67.    JPLs ...................................................................     8

      1.68.    JPL Fee and Expense Claim ..............................................     8

      1.69.    JPL Fee and Expense Claim Reserve ......................................     8

      1.70.    Lenders ................................................................     8

      1.71.    Lender Agent Expenses ..................................................     8

      1.72.    Lender Cash Distribution ...............................................     8

      1.73.    Lender Claim ...........................................................     8

      1.74.    Lender Released Parties ................................................     8

      1.75.    Liquidating Trust ......................................................     8

      1.76.    Liquidating Trust Agreement ............................................     8

      1.77.    Liquidating Trust Assets ...............................................     8

      1.78.    Liquidating Trust Claims Reserve .......................................     8

      1.79.    Management Incentive Plan ..............................................     8

      1.80.    Memorandum of Association ..............................................     8

      1.81.    New Common Stock .......................................................     9

      1.82.    New Global Crossing ....................................................     9

      1.83.    New Preferred Stock ....................................................     9

      1.84.    New Senior Secured Notes ...............................................     9

      1.85.    Non-Debtor Intercompany Claim ..........................................     9

      1.86.    Other Litigation Claim .................................................     9

      1.87.    Other Secured Claim ....................................................     9

      1.88.    Petition Date ..........................................................     9

      1.89.    Plan or Plan of Reorganization .........................................     9

      1.90.    Plan Assumption Motion .................................................     9

      1.91.    Plan Supplement ........................................................     9

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                  Page
                  1.92.     Priority Non-Tax Claim ..............................................    9

                  1.93.     Priority Tax Claim ..................................................   10

                  1.94.     Purchase Agreement ..................................................   10

                  1.95.     Ratable Proportion ..................................................   10

                  1.96.     Releasing Parties ...................................................   10

                  1.97.     Registration Rights Agreement .......................................   10

                  1.98.     Reimbursement Claim .................................................   10

                  1.99.     Reorganization Cases ................................................   10

                  1.100.    Reorganized Subsidiary Debtors ......................................   10

                  1.101.    Schedules ...........................................................   10

                  1.102.    Scheme Claim ........................................................   10

                  1.103.    Schemes of Arrangement ..............................................   10

                  1.104.    Secured Claim .......................................................   11

                  1.105.    Securities Litigation Claim .........................................   11

                  1.106.    Subsidiary ..........................................................   11

                  1.107.    Tariff Services .....................................................   11

                  1.108.    Tax or Taxes ........................................................   11

                  1.109.    Tax Code ............................................................   11

                  1.110.    Transaction Documents ...............................................   11

                  1.111.    Trustee .............................................................   11

             B.   Interpretation; Application of Definitions and Rules of Construction ..........   11

             C.   Relief Sought by Filing Plan ..................................................   12

       SECTION 2     ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS ......................   12

                  2.1.      Administrative Expense Claims .......................................   12

                  2.2.      Compensation and Reimbursement Claims ...............................   12

                  2.3.      Priority Tax Claims .................................................   13

       SECTION 3     CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS ..............................   13

                  3.1.      Classes for the Debtors .............................................   14

                  3.2.      Subclasses for Class B ..............................................   14

                  3.3.      Other Subclasses and Deemed Consolidation ...........................   14

       SECTION 4     TREATMENT OF CLAIMS AND EQUITY INTERESTS ...................................   14

                               TABLE OF CONTENTS
                                  (continued)

                                                                                          Page
         4.1.   Priority Non-Tax Claims (Class A) .......................................   14

         4.2.   Other Secured Claims (Class B) ..........................................   14

         4.3.   Lender Claims (Class C) .................................................   15

         4.4.   GC Holdings Notes Claims (Class D) ......................................   15

         4.5.   GCNA Notes Claims (Class E) .............................................   15

         4.6.   General Unsecured Claims (Class F) ......................................   15

         4.7.   Convenience Claims (Class G) ............................................   16

         4.8.   Intercompany Claims (Class H) ...........................................   16

         4.9.   GC Holdings Preferred Stock (Class I) ...................................   16

         4.10.  GCL Preferred Stock (Class J) ...........................................   16

         4.11.  GCL Common Stock (Class K) ..............................................   16

         4.12.  Securities Litigation Claims (Class L) ..................................   16

         4.13.  Classes D, E, and F Reserve Provisions ..................................   17

SECTION 5   MEANS FOR IMPLEMENTATION ....................................................   17

         5.1.   Deemed Consolidation of Debtors for Plan of Reorganization
                Purposes Only ...........................................................   17

         5.2.   Settlement of Certain Claims ............................................   17

         5.3.   Authorization of New Securities .........................................   18

         5.4.   Indenture for New Senior Secured Notes ..................................   18

         5.5.   New Global Crossing .....................................................   18

         5.6.   Transfer of Assets and Obligations of Certain Debtors Under the Plan ....   18

         5.7.   Rights Offering .........................................................   20

         5.8.   The Estate Representative and the Liquidating Trust .....................   20

         5.9.   Cancellation of Existing Securities and Agreements ......................   26

         5.10.  Other Transactions ......................................................   26

         5.11.  Management Incentive Plan ...............................................   26

         5.12.  Release of Representatives ..............................................   26

         5.13.  Release of Lenders ......................................................   27

         5.14.  Release of Bondholders ..................................................   27

         5.15.  Lenders Covenant Not to Sue the Non-Debtors .............................   28

         5.16.  Non-Debtor Intercompany Claims ..........................................   28

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page

        5.17.   Dissolution of Creditors Committee ..........................................................   28

        5.18.   Costs and Expenses of the JPLs ..............................................................   28

SECTION 6    DISTRIBUTIONS ..................................................................................   29

        6.1.    Record Date for Distributions ...............................................................   29

        6.2.    Date of Distributions .......................................................................   29

        6.3.    Distributions to Class C ....................................................................   29

        6.4.    Distributions to Class D ....................................................................   29

        6.5.    Distributions to Class E ....................................................................   30

        6.6.    Distributions to Class F ....................................................................   30

        6.7.    Distributions to Class G ....................................................................   30

        6.8.    Withholding and Reporting Requirements ......................................................   30

        6.9.    Setoffs .....................................................................................   31

        6.10.   Delivery of Distributions ...................................................................   31

        6.11.   Manner of Payment Under Plan of Reorganization ..............................................   33

        6.12.   No Fractional Shares, Face Amount Minimum of New Senior Secured Notes and Cash
                Distributions ...............................................................................   33

        6.13.   Distributions After Effective Date ..........................................................   34

        6.14.   Allocation of Distributions .................................................................   34

SECTION 7     PROCEDURES FOR TREATING DISPUTED CLAIMS .......................................................   34

        7.1.    General .....................................................................................   34

        7.2.    Objections to Claims ........................................................................   34

        7.3.    No Distributions Pending Allowance ..........................................................   34

        7.4.    Estimation of Claims ........................................................................   35

        7.5.    Distributions After Resolution of Class F Claims ............................................   35

        7.6.    Tax Treatment of Reserve for Disputed Class F Claims ........................................   35

        7.7.    Distribution After Resolution of Class G Claims .............................................   36

SECTION 8     EXECUTORY CONTRACTS, UNEXPIRED LEASES AND COST OF ACCESS CLAIMS ...............................   36

        8.1.    General Treatment ...........................................................................   36

        8.2.    Extension of Assumption Periods .............................................................   36

        8.3.    Cost of Access Claims .......................................................................   36

        8.4.    Cure of Defaults ............................................................................   37

                                TABLE OF CONTENTS
                                  (continued)


                                                                                              Page
          8.5.     Rejection Claims .......................................................    37

SECTION 9     EFFECT OF CONFIRMATION ......................................................    37

          9.1.     Vesting of Assets ......................................................    37

          9.2.     Discharge of Claims and Termination of All Rights In Respect of Equity
                   Interests; Discharge of Debtors ........................................    38

          9.3.     Applicability of Section 1125 of the Bankruptcy Code ...................    38

          9.4.     Term of Injunctions or Stays ...........................................    39

          9.5.     Injunction and Release .................................................    39

          9.6.     Exculpation ............................................................    40

          9.7.     Avoidance Actions ......................................................    40

SECTION 10    CONDITION TO EFFECTIVE DATE .................................................    40

SECTION 11    RETENTION OF JURISDICTION ...................................................    41

          11.1.    Jurisdiction of the Bankruptcy Court ...................................    41

SECTION 12    MISCELLANEOUS PROVISIONS ....................................................    42

          12.1.    Payment of Statutory Fees ..............................................    42

          12.2.    Retiree Benefits .......................................................    42

          12.3.    Recognition of Guaranty Rights .........................................    42

          12.4.    Certain Indenture Trustee Fees, Expenses and Charging Liens ............    43

          12.5.    Letters of Credit ......................................................    43

          12.6.    Substantial Consummation ...............................................    43

          12.7.    Rights of Investors ....................................................    43

          12.8.    Amendments .............................................................    44

          12.9.    Governing Law ..........................................................    44

          12.10.   Time ...................................................................    44

          12.11.   Notices ................................................................    44

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

----------------------------------------x
In re                                   :

                                        :   Chapter 11 Case No.

                                        :
GLOBAL CROSSING LTD., et al.,           :   02- 40188 (REG)
                      -- ---
                                        :
                                        :
               Debtors.                 :   (Jointly Administered)

                                        :
----------------------------------------x

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

           Global Crossing Ltd. and the other above-captioned debtors and debtors in possession, propose the following joint chapter 11 Plan of Reorganization, pursuant to section 1121(a) of title 11 of the United States Code.

SECTION 1  DEFINITIONS AND INTERPRETATION

           A. Definitions.

           The following terms used herein shall have the respective meanings defined below:

           1.1. Access Provider means an entity providing telecommunications services to the Debtors pursuant to an executory contract or a tariff filed by such entity with the Federal Communications Commission or a relevant state commission.

           1.2. Adequate Protection Stipulation means the Final Stipulation and Order Providing Adequate Protection to JPMorgan Chase Bank as Administrative Agent for the Senior Secured Lenders, dated May 16, 2002, and "so ordered" by the Bankruptcy Court on May 17, 2002.

           1.3. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors' estates, (b) any actual and necessary costs and expenses of operating the Debtors' businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Reorganization Cases, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, (e) any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code, and (f) any Investor Expense Claims, provided, however, that for the purposes of this Plan, Lender Claims and Intercompany Claims will not be treated as Administrative Expense Claims and will otherwise be treated in accordance with sections 2 and 4 of this Plan.

           1.4. Administrative Expense and Priority Claim Reserve means, without duplication, that certain trust established pursuant to section 5.6(d) to hold the funds reserved to satisfy Lender Agent Expenses Claims, the Indenture Trustee fee claims payable in accordance with section 12.4, the

Independent Fee Assessor Fee and Expense Claims, and the other obligations incurred prior to the Effective Date set forth in subparagraph (iii) in the definition of "Assets" set forth in the Purchase Agreement and as described in sections 2.1, 2.2, and 2.3 and Classes A and B (to the extent the Investors elect to have holders of Claims in Class B paid in Cash), and section 8 of the Plan (relating to cure costs upon the assumption of contracts and leases) in each case incurred prior to the Effective Date to the extent such claims are not paid on or prior to the Effective Date, but shall exclude Administrative Expense Claims incurred, settled, and paid in the ordinary course of business, which expenses shall be paid in accordance with section 2.1, and which shall exclude any Assumed Liabilities.

     1.5. Agent means JPMorgan Chase Bank in its capacity as administrative agent under the Credit Agreement.

     1.6. Allowed means, with reference to any Claim, (a) any Claim against any Debtor that has been listed by such Debtor in the Schedules, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed and as to which no timely objection has been interposed, (b) any Claim as to which a proof of claim has been filed and no objection to allowance has been timely interposed in accordance with section 502 of the Bankruptcy Code and Bankruptcy Rule 2007 or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, (c) any Claim as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (d) any Claim as to which, upon the lifting of the automatic stay pursuant to section 362 of the Bankruptcy Code, the liability of the Debtors, allowance and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or (e) any Scheme Claim that is allowed under the terms of the Schemes of Arrangement.

     1.7. ASR means a document known in the telecommunications industry as an "Access Service Request" under which an entity elects to purchase certain non usage-sensitive telecommunications services from an Access Provider for a specified period of time. Solely for purposes of the Plan, ASRs are treated as executory contracts.

     1.8. Assumed Liabilities means as to New Global Crossing or a particular Reorganized Subsidiary Debtor, the following obligations of New Global Crossing or such Reorganized Subsidiary Debtor, as the case may be, (i) ordinary course Administrative Expense Claims as defined in section 2.1, (ii) payment of Priority Tax Claims for which the Investors elect treatment in accordance with section 2.3(b), (iii) payment of Other Secured Claims for which the Investors elect reinstatement or extended payment terms in accordance with section 4.2(c),
(iv) except as otherwise provided in section 8 hereof, obligations arising after the Effective Date under executory contracts, unexpired leases, ASRs, and Interconnection Agreements assumed by the Debtors in accordance with section 8 and cure amounts required by the Bankruptcy Court in excess of those listed by the Debtors in connection with the executory contracts, unexpired leases, ASRs, and Interconnection Agreements that New Global Crossing or the Reorganized Subsidiary Debtors elect to assume in accordance with section 8.4, (v) unpaid Investor Expense Claims, (vi) obligations under section 12.5 to the issuers of the Letters of Credit listed on Exhibit D which have not been terminated, been replaced, and terminated, or fully drawn on or before the Effective Date to (a) cause such Letters of Credit to be replaced or terminated or (b) issue a "back up" letter of credit, and (vii) obligations arising under the Purchase Agreement and implemented through the Transaction Documents, provided, however, that each of the Assumed Liabilities shall only be a liability for New Global Crossing or the particular Reorganized Subsidiary Debtor that incurred the underlying obligations, except that New Global Crossing shall be liable for such obligations originally incurred by GCL or GC Holdings.

     1.9. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, applicable to the Reorganization Cases.

     1.10. Bankruptcy Court means the United States District Court for the Southern District of New York having jurisdiction over the Reorganization Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Reorganization Cases under section 151 of title 28 of the United States Code.

     1.11. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

     1.12. Bermuda Account means the funds not to exceed $13,000,000 (plus any accrued interest thereon) from GCL's bank account numbered 29221 maintained at Butterfield Asset Management Limited in Bermuda.

     1.13. Bermuda Account Discharge Date Distribution means all funds in the Bermuda Account as of the Discharge Date less the sum of $1,000,000.

     1.14. Bermuda Contingency Fund shall have the meaning ascribed to it in section 6.10.

     1.15. Bermuda Liquidation Fund shall have the meaning ascribed to it in section 6.10.

     1.16. Bermudian Debtors shall mean the Debtors incorporated in Bermuda, as listed on Exhibit B annexed hereto, as amended from time to time.

     1.17. Bondholder Released Parties shall have the meaning ascribed to it in section 5.14.

     1.18. Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

     1.19. Bye-Laws means the bye-laws of New Global Crossing, substantially in the form set forth in the Plan Supplement and including the provisions set forth in Exhibit A-2 of the Purchase Agreement.

     1.20. Cash means legal tender of the United States of America.

     1.21. Certificate of Designations means the certificate of designations, substantially in the form set forth in the Plan Supplement and including the provisions set forth in Exhibit A-1 of the Purchase Agreement.

     1.22. Claim means, as against any Debtor, a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, including but not limited to any Claim, whether secured or unsecured, for a fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for any actual pecuniary loss suffered by the holder of such Claim.

     1.23. Claims Subcommittee means a three member subcommittee of the Estate Representative (appointed pursuant to section 5.8 hereof) consisting of the two Estate Representative designees of the Creditors Committee and the individual designated to the Estate Representative by agreement of the Estate Representative designees of both the Agent and the Creditors Committee.

     1.24. Class means any group of Claims or Equity Interests classified by the Plan of Reorganization pursuant to section 1122(a)(1) of the Bankruptcy Code.

     1.25. Class F Reserve Amount shall have the meaning ascribed to it in section 4.13.

     1.26. Collateral means any property or interest in property of the estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

     1.27. Company Asset Transfer means "Company Asset Transfer" referred to and defined in section 8.1(a) of the Purchase Agreement.

     1.28. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

     1.29. Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

     1.30. Confirmation Order means the order of the Bankruptcy Court confirming the Plan of Reorganization, in form and substance reasonably acceptable to the Investors and consistent with the terms of the Purchase Agreement, including the definition of "Confirmation Order" set forth therein.

     1.31. Convenience Claim means any prepetition unsecured Claim against any Debtor that, but for being defined as a Convenience Claim, would be a General Unsecured Claim, and that is Allowed in an amount of $100,000 or less and that is scheduled as undisputed, non-contingent, and liquidated, or is the subject of a timely filed proof of claim in a liquidated amount of $100,000 or less.

     1.32. Cooperation Agreement means any agreement between New Global Crossing and the Estate Representative acceptable to the Investors, the Creditors Committee, the Lenders, and the Debtors, that provides for the terms of access to the employees and documents of New Global Crossing and the Reorganized Subsidiary Debtors regarding the prosecution and settlement of Disputed Claims and the performance of the Estate Representative functions set forth in section
5.8 hereof. Any Cooperation Agreement will be included in the Plan Supplement.

     1.33. Credit Agreement means that certain Amended and Restated Credit Agreement, dated as of August 10, 2000, among GCL, GC Holdings, GCNA, the Lender parties thereto, including each revolving term Lender and Tranche B Lender, and the Agent and all other documents and instruments relating thereto, including any guarantees, pledge agreements, security agreements, indentures, as amended, supplemented, modified, or restated.

     1.34. Creditors Committee means the statutory committee of unsecured creditors appointed in the Debtors' chapter 11 cases, as constituted from time to time.

     1.35. Debtors means each of the entities listed on Exhibit A hereto, as amended from time to time.

     1.36. Disclosure Statement means that certain disclosure document relating to the Plan of Reorganization, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

     1.37. Discharge Date means the latest of the dates on which the JPLs are discharged by orders of the Supreme Court of Bermuda as joint provisional liquidators in the provisional liquidations of each of the Bermudian Debtors. The Discharge Date will not be extended by reason of the JPLs being appointed as provisional liquidators or liquidators of GCL and/or GC Holdings following the making of winding up orders against either or both of such companies by the Supreme Court of Bermuda.

     1.38. Disputed Claim means (i) any Claim against a Debtor to the extent that (a) the allowance of such Claim is the subject of an objection, appeal, or motion to estimate that has been timely filed by a party in interest (including the Investors in accordance with section 12.7) and which objection, appeal and/or motion has not been withdrawn or determined by a Final Order, (b) such Claim is scheduled as disputed, contingent or unliquidated, or (c) during the period prior to the deadline fixed by the Plan or the Bankruptcy Court for objecting to such Claim, such Claim is in excess of the amount scheduled as other than disputed, contingent or unliquidated and (ii) to the extent not provided for in subclause (i) of this subsection 1.37, any Disputed Scheme Claim.

     1.39. Disputed Claims Reserve shall have the meaning ascribed to it in section 7.3.

     1.40. Disputed Scheme Claim means any Scheme Claim which is disputed under the Schemes of Arrangement.

     1.41. Effective Date means the "Closing Date" referred to and defined in the Purchase Agreement.

     1.42. Equity Interest means the interest of any holder of common stock, preferred stock, or warrants, options, or agreements for the purchase or sale of such common stock or preferred stock of GCL, GC Holdings or any other Debtor, including, without limitation (i) GCL Common Stock, (ii) GCL Preferred Stock, and (iii) GC Holdings Preferred Stock.

     1.43. ERISA Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising under the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time or arising in connection with any Benefits Plans (as defined in the Purchase Agreement) other than any such Claim that constitutes a Securities Litigation Claim.

     1.44. Estate Representative means the persons designated in accordance with section 5.8 herein, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

     1.45. Estate Representative Claims means, to the fullest extent assignable under applicable law, (i) the rights, claims, credits, allowances, rebates, causes of action, and rights of set-off referred to in clauses (iv), (v), and
(vi) of the definition of "Assets" in section 8.1(a) of the Purchase Agreement, other than the Reimbursement Claim and (ii) to the extent any cause of action in clause (iv) of the definition of Assets in section 8.1 of the Purchase Agreement is incapable of valid assignment under applicable law, any proceeds therefrom, subject, in each case, to the further provisos and limitations specified in such definition and the specific settlement, waiver, or release of such claims or causes of action as provided herein or as approved by the Bankruptcy Court by separate order.

     1.46. Estate Representative Expense Fund means the $7,000,000 transferred by the Debtors on the Effective Date to the Estate Representative to pay the expenses incurred after the Effective Date to administer the winding down of the Reorganization Cases, including the expenses of the Estate Representative incurred in connection with administering its obligations under section 5.8 of the Plan, any costs incurred by the Trustee and the JPL Fee and Expense Claims, if any, and any other expenses included in clause (ii) of the definition of "Assets" in section 8.1(a) of the Purchase Agreement, if any, incurred after the Effective Date. The $7,000,000 (together with interest and accretions thereon) shall not constitute property of the Debtors or the Liquidating Trust.

     1.47. Face Amount Minimum shall have the meaning ascribed to it in section 6.12.

     1.48. Fee Protocol means the fee protocol established by the Bankruptcy Court by order dated August 21, 2002.

     1.49. Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated, or stayed, and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

     1.50. GC Holdings means Global Crossing Holdings Ltd., a company organized under the laws of Bermuda, in provisional liquidation under that certain order of the Supreme Court of Bermuda dated January 28, 2002 and subject to the oversight of the JPLs in accordance with such order.

     1.51. GC Holdings Notes Claim means any Claim against the Debtors arising under or in connection with the following debt securities issued by GC Holdings
(i) 9.125% Senior Notes due 2006 ($900,000,000 original principal amount), (ii) 9.5% Senior Notes due 2009 ($1,100,000,000 original principal amount), (iii) 8.7% Senior Notes due 2007 ($1,000,000,000 original principal amount), (iv) 9.625% Senior Notes due 2008 ($800,000,000 original principal amount), and (v) any claims against GCL pursuant to the guaranty of such entity of the obligations specified in clauses (i)-(iv) above.

     1.52. GC Holdings Preferred Stock means any preferred stock issued by GC Holdings, including, without limitation, the 10.5% mandatorily redeemable preferred stock, authorized for issuance under the Memorandum of Association of GC Holdings.

     1.53. GCL means Global Crossing Ltd., a company organized under the laws of Bermuda, in provisional liquidation under that certain order of the Supreme Court of Bermuda dated January 28, 2002, and subject to the oversight of the JPLs in accordance with such order.

     1.54. GCL Common Stock means the shares of common stock, $.01 par value, authorized for issuance under the Memorandum of Association of GCL.

          1.55. GCL Preferred Stock means any preferred stock issued by GCL including, without limitation, (i) 6.375% cumulative convertible preferred stock, (ii) 7% cumulative convertible preferred stock, (iii) 6.375% cumulative convertible preferred stock, series B, and (iv) 6.75% cumulative convertible preferred stock, in each case authorized for issuance under the Memorandum of Association of GCL.

          1.56. GCNA means Global Crossing North America, Inc. f/k/a Frontier Corporation, a company organized under the laws of New York State.

          1.57. GCNA Notes Claim means any Claim against the Debtors arising under or in connection with the following debt securities issued by GCNA: (i) 7.25% Senior Notes due 2004 ($300,000,000 original principal amount), (ii) 6% Dealer Remarketed Securities due 2013 ($200,000,000 original principal amount),
(iii) 9.3% Medium-Term Notes due 2004 ($20,000,000 principal amount), and (iv) 9% Debentures due 2021 ($100,000,000 original principal amount).

          1.58. General Unsecured Claim means any prepetition Claim against any of the Debtors, including but not limited to any ERISA Claim and Other Litigation Claim, that is not an Other Secured Claim, Lender Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, GCNA Notes Claim, GC Holdings Notes Claim, Convenience Claim, Securities Litigation Claim or Intercompany Claim.

          1.59. Indenture means the indenture governing the New Senior Secured Notes, substantially in the form set forth in the Plan Supplement.

          1.60. Indenture Trustees means those indenture trustees identified in sections 6.4 and 6.5 hereof.

          1.61. Independent Fee Assessor means Chris Hughes of Talbot Hughes in his capacity as assessor of the fees and expenses of the JPLs and their retained professionals, having been so appointed by the Supreme Court of Bermuda on June 20, 2002.

          1.62. Independent Fee Assessor Fee and Expense Claims means the fees and expenses of the Independent Fee Assessor.

          1.63. Intercompany Claim means a Claim by any Debtor or Subsidiary thereof, whether such Subsidiary is itself a Debtor or non-Debtor (other than Asia Global Crossing Ltd. and its subsidiaries), against any Debtor.

          1.64. Interconnection Agreement means an agreement between a Debtor and an Access Provider under which the Access Provider commits to provide telecommunications services for the transport and/or termination of telephone exchange traffic to such Debtor.

          1.65. Investors means Hutchison Telecommunications Limited, a company organized under the laws of Hong Kong, and Singapore Technologies Telemedia Pte Ltd, a company organized under the laws of Singapore.

          1.66. Investor Expense Claim means any Claim by an Investor for reimbursement of (i) expenses required to be paid under the bidding procedures order entered by the Bankruptcy Court on March 25, 2002 and (ii) the Post-Petition Investors' Expenses (as defined in the Purchase Agreement) pursuant to section 4.6 of the Purchase Agreement, as the maximum amount set forth therein may be increased by order of the Bankruptcy Court.

          1.67. JPLs means the persons from time to time serving as joint provisional liquidators in the provisional liquidations of the Bermudian Debtors, who are currently Malcolm Butterfield of KPMG in Bermuda and Phil Wallace and Jane Moriarty, both of KPMG LLP in England.

          1.68. JPL Fee and Expense Claim means the fees and expenses of the JPLs and their retained professionals as reviewed by the Independent Fee Assessor and approved by order of the Supreme Court of Bermuda.

          1.69. JPL Fee and Expense Claim Reserve means that certain escrow account established under Bermuda law and subject to the exclusive jurisdiction of the Supreme Court of Bermuda pursuant to section 6.10(b) hereof to hold the funds reserved to satisfy the fees and expenses of the JPLs and their retained professionals in accordance with section 6.10(b) hereof.

          1.70. Lenders means the lenders under the Credit Agreement.

          1.71. Lender Agent Expenses means the actual, reasonable, documented fees and out-of-pocket expenses incurred after the Petition Date by the legal, accounting, financial, and other advisors to the Agent, including FTI Consulting (f/k/a PricewaterhouseCoopers), Evercore Partners, Milbank, Tweed, Hadley & McCloy LLP, and other foreign counsel and advisors to the Agent.

          1.72. Lender Cash Distribution shall have the meaning ascribed to it in section 4.3.

          1.73. Lender Claim means a claim of any Lender (i) arising under or in connection with the Credit Agreement and all documents relating thereto, (ii) arising under or in connection with any guaranty of the obligations under the Credit Agreement, or (iii) constituting a priority claim arising under or in connection with the Adequate Protection Stipulation.

          1.74. Lender Released Parties shall have the meaning ascribed to it in section 5.13.

          1.75. Liquidating Trust means the liquidating trust established under section 5.

          1.76. Liquidating Trust Agreement means the agreement governing the Liquidating Trust, dated as of the Effective Date, substantially in the form set forth in the Plan Supplement.

          1.77. Liquidating Trust Assets means the Estate Representative Claims, the balance of the Bermuda Contingency Fund after the conclusion of the liquidations of GCL and GC Holdings under Bermuda law, any assets acquired by GCL and GCHL after the Effective Date that are not required to be distributed to the Investors pursuant to the Purchase Agreement, and the earnings or proceeds therefrom.

          1.78. Liquidating Trust Claims Reserve has the meaning assigned to such term in section 5.8(t)(ii)(C).

          1.79. Management Incentive Plan means the New GX Management Plan adopted as of the Effective Date by New Global Crossing pursuant to the Purchase Agreement.

          1.80. Memorandum of Association means the memorandum of association of New Global Crossing, as amended and restated, substantially in the form set forth in the Plan Supplement. The Memorandum of Association shall, among other things, prohibit the issuance of nonvoting equity securities, subject to further amendment of such Memorandum of Association as permitted by applicable law.

          1.81. New Common Stock means shares of common stock, $0.01 par value, of New Global Crossing, authorized for issuance under the Memorandum of Association.

          1.82. New Global Crossing means GC Acquisition Limited, a corporation organized under the laws of Bermuda, and a non-Debtor Subsidiary of GCL.

          1.83. New Preferred Stock means shares of preferred stock, $0.01 par value, of New Global Crossing, authorized for issuance under the Memorandum of Association and described in Exhibit A-1 to the Purchase Agreement.

          1.84. New Senior Secured Notes means the senior secured notes to be issued in the aggregate principal amount of $200,000,000 pursuant to the Indenture and on the terms set forth in Exhibit A-3 of the Purchase Agreement. The New Senior Secured Notes and such Indenture shall be substantially in the form set forth in the Plan Supplement.

          1.85. Non-Debtor Intercompany Claim means any claim, debt, or other obligation held by any Debtor or Subsidiary thereof, whether such Subsidiary is itself a Debtor or non-Debtor (other than Asia Global Crossing Ltd. and its subsidiaries), against any non-Debtor Subsidiary of a Debtor (other than Asia Global Crossing Ltd. and its subsidiaries).

          1.86. Other Litigation Claim means any Claim against any of the Debtors that is not a Lender Claim, GCNA Notes Claim, GC Holdings Notes Claim, an ERISA Claim, or a Securities Litigation Claim and which is the subject of an existing lawsuit or settlement agreement on the Effective Date against any of the Debtors commenced prior to or following the Petition Date in any city, county, state, federal or foreign court (or any division thereof), including Claims for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim.

          1.87. Other Secured Claim means any Secured Claim against the Debtors not constituting a Lender Claim or a GCNA Notes Claim.

          1.88. Petition Date means January 28, 2002, unless such other date is specified on Exhibit A hereto, as amended from time to time, with respect to a specific Debtor.

          1.89. Plan or Plan of Reorganization means this Joint Plan of Reorganization, including the exhibits and schedules hereto and to the Plan Supplement, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

          1.90. Plan Assumption Motion means that certain motion filed by the Debtors on October 18, 2002, setting forth the procedures for the Debtors' assumption of executory contracts and unexpired leases in connection with the Plan.

          1.91. Plan Supplement means the supplement to the Plan of Reorganization containing the documents set forth on Exhibit C hereto. The Plan Supplement will be filed with the Bankruptcy Court no later than 5 days prior to the deadline set forth in the Disclosure Statement for soliciting votes to accept or reject the Plan of Reorganization.

          1.92. Priority Non-Tax Claim means any Claim against the Debtors entitled to priority in payment as specified in sections 507(a)(2), (3), (4),
(5), (6), (7) or (9) of the Bankruptcy Code and any claim against any of the Bermudian Debtors which would have been preferential under section 236 of the Bermuda Companies Act of 1981 and/or section 33 of the Bermuda Employment Act of 2000, had each

Bermudian Debtor been placed in liquidation under Bermuda law on the date upon which the winding up proceedings for the Bermudian Debtors were presented to the Supreme Court of Bermuda.

          1.93. Priority Tax Claim means any Claim against the Debtors of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

          1.94. Purchase Agreement means that certain purchase agreement, dated as of August 9, 2002, among GCL, GC Holdings, the JPLs, and the Investors, a copy of which is annexed hereto as Exhibit E, including any amendments thereto.

          1.95. Ratable Proportion means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the same Class.

          1.96. Releasing Parties shall have the meaning ascribed to it in section 5.13.

          1.97. Registration Rights Agreement means the registration rights agreement regarding the registration under the Securities Act of 1933 of the New Common Stock, which agreement will be reasonably satisfactory to each Investor and New Global Crossing, consistent with the Purchase Agreement, and substantially in the form set forth in the Plan Supplement.

          1.98. Reimbursement Claim means any and all claims held by any of the Debtors against Lodwrick M. Cook and Carole D. Cook arising out of or in connection with the $7,500,000 financial accommodation made by GC Holdings for Lodwrick M. Cook and Carole D. Cook under the Reimbursement Agreement dated July 26, 2001 as extended by unanimous written consent of the Board of Directors of GCL as of December 21, 2001 and the proceeds therefrom.

          1.99. Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by certain of the Debtors on January 28, 2002, April 24, 2002, August 4, 2002, and August 30, 2002, respectively, and such other chapter 11 cases that may be jointly administered with such cases in the United States Bankruptcy Court for the Southern District of New York and styled In re Global Crossing Ltd. et al., 02- 40188.

          1.100. Reorganized Subsidiary Debtors means the Debtors, other than GCL and GC Holdings, as reorganized and transferred to New Global Crossing in accordance with the Purchase Agreement.

          1.101. Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009, through the Confirmation Date.

          1.102. Scheme Claim means any Claim against any Bermudian Debtor which is filed solely in Bermuda in accordance with the Schemes of Arrangement and which has not been filed or has not been deemed filed in the Reorganization Cases by order of the Bankruptcy Court dated August 16, 2002 or September 25, 2002.

          1.103. Schemes of Arrangement means the schemes of arrangement, if any, that may be implemented in connection with the proceedings in the Supreme Court of Bermuda for any of the Bermudian Debtors, as amended from time to time.

          1.104. Secured Claim means a prepetition Claim against the Debtors (i) secured by Collateral, the amount of which is equal to or less than the value of such Collateral (A) as agreed to by the holder of such Claim and the Debtors or
(B) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or (ii) in the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

          1.105. Securities Litigation Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from rescission of a purchase or sale of shares or notes, or any other securities of any of the Debtors or an affiliate of any of the Debtors, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim, including claims based on allegations that the Debtors made false and misleading statements and engaged in other deceptive acts in connection with the sale of securities.

          1.106. Subsidiary has the meaning assigned to such term in the Purchase Agreement.

          1.107. Tariff Services means telecommunications services required to be provided by an Access Provider pursuant to a tariff filed by such Access Provider with the Federal Communications Commission or a relevant state commission. For purposes of this Plan, the obligation of an Access Provider to provide Tariff Services does not arise under an executory contract, except to the extent expressly specified in an ASR.

          1.108. Tax or Taxes means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed on any of the Debtors by any taxing authority with respect thereto.

          1.109. Tax Code means title 26 of the United States Code, as amended from time to time.

          1.110. Transaction Documents means the Purchase Agreement, the Bye-Laws, the Certificate of Designations, the Memorandum of Association, the Indenture, the Registration Rights Agreement, the Management Incentive Plan, the Confirmation Order, and all other documents (including any disclosure documents prepared and distributed in connection with the Reorganization Cases, the Plan and the Schemes of Arrangement) related to the "Restructuring" referred to in the Purchase Agreement, and all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with the Purchase Agreement or this Plan or such other documents or the transactions contemplated thereby.

          1.111. Trustee shall have the meaning ascribed to it in section 5.8.

     B.   Interpretation; Application of Definitions and Rules of Construction.

          Unless otherwise specified, all section, schedule, or exhibit references in the Plan of Reorganization are to the respective section in, article of, or schedule or exhibit to the Plan of Reorganization, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan of Reorganization as a whole and not to any particular section, subsection, or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan of Reorganization. The headings in the Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Nothing in this Plan shall relieve any party from performing its obligations under the Purchase Agreement. In the event of any inconsistency between the terms of the Plan and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

      C.   Relief Sought by Filing Plan.

           The filing of this Plan constitutes (a) a motion by the Debtors pursuant to sections 363, 363(f), and 363(m) of the Bankruptcy Code to consummate the sale, transfer, and assignment set forth in section 5.6 hereof and (b) a motion by the Debtors pursuant to Bankruptcy Rule 9019 to approve the settlement and compromise set forth in section 5.2 hereof.

SECTION 2  ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

           2.1.  Administrative Expense Claims.

           On the Effective Date, except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, shall be paid by New Global Crossing or the responsible Reorganized Subsidiary Debtor, as the case may be, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. The bar date for filing Administrative Expense Claims will be fixed in accordance with section 6.2(h) of the Purchase Agreement. The Debtors will reserve, in accordance with section 5.6(d), for Administrative Expense Claims that are Disputed Claims not incurred in the ordinary course of business.

           2.2.  Compensation and Reimbursement Claims.

           All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred by the date that is 60 days after the Effective Date and (b) shall be paid in full in such amounts as are allowed by the Bankruptcy Court on the date upon which the order allowing such Administrative Expense Claim becomes a Final Order.

           The Debtors are authorized to pay compensation for services rendered and reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in accordance with the procedures approved by the Bankruptcy Court and in effect prior to the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

           The Debtors shall pay the Lender Agent Expenses for the period up to and including the Effective Date and Allowed in accordance with the review procedures set forth in the Adequate Protection Stipulation and the Fee Protocol. Any dispute with respect to the Lender Agent Expenses shall be resolved by the Bankruptcy Court in accordance with the Adequate Protection Stipulation and the Fee Protocol. Notwithstanding the terms of the Adequate Protection Stipulation, the Lender Agent Expenses shall be paid without setoff or deductions from distributions to the Lenders under Class C of the Plan.

           The Debtors shall pay the Investor Expense Claims until the Effective Date in accordance with the procedures approved by the Bankruptcy Court and in effect prior to the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval. Notwithstanding anything to the contrary herein, on and after the Effective Date, to the extent the Investors have any unpaid Investor Expense Claims, the Investors may submit such Investor Expense Claims to New Global Crossing and such Investor Expense Claims shall be paid in full promptly by New Global Crossing, but in any event within 15 Business Days, after the submission thereof, provided, however, that the aggregate amount paid by the Debtors and New Global Crossing in respect of Investor Expense Claims incurred during the period commencing on May 25, 2002 and ending on the Effective Date shall not exceed the amount permitted under section 4.6 of the Purchase Agreement, as such amount may be amended by order of the Bankruptcy Court.

           The Debtors shall pay the JPL Fee and Expense Claims for the period up to and including the Effective Date in accordance with section 6.10 hereof.

           2.3.   Priority Tax Claims.

           On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Investors,
(a) Cash in an amount equal to such Allowed Priority Tax Claim or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to the rate applicable to underpayments of federal income tax on the Effective Date (determined pursuant to section 6621 of the Tax Code, without regard to subsection (c) thereof) over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Debtors, and after the Effective Date, the Estate Representative, shall be responsible for making payments (solely out of the Administrative Expense and Priority Claims Reserve) under subsection (a) of this section 2.3 and New Global Crossing or the Reorganized Subsidiary Debtors having such liability shall be responsible for making payments under subsection (b) of this section 2.3. This section shall not affect the valid liens of any holder of an Allowed Priority Tax Claim.

SECTION 3  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

           The following table designates the classes of Claims against and Equity Interests in each of the Debtors and specifies which of those classes are
(i) impaired or unimpaired by the Plan of Reorganization, (ii) entitled to vote to accept or reject the Plan of Reorganization in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to reject the Plan of Reorganization.

           3.1. Classes for the Debtors.

    -----------------------------------------------------------------------------------------------------
                                                                                         Entitled
        Class                           Designation              Impairment              to Vote
        -----                           -----------              ----------              -------
    Class A         Priority Non-Tax Claims                    unimpaired                  No

    Class B         Other Secured Claims                       impaired                    Yes

    Class C         Lender Claims                              impaired                    Yes

    Class D         GC Holding Notes Claims                    impaired                    Yes

    Class E         GCNA Notes Claims                          impaired                    Yes

    Class F         General Unsecured Claims                   impaired                    Yes

    Class G         Convenience Claims                         impaired                    Yes

    Class H         Intercompany Claims                        impaired                    Yes

    Class I         GC Holdings Preferred Stock                impaired           No (deemed to reject)

    Class J         GCL Preferred Stock                        impaired           No (deemed to reject)

    Class K         GCL Common Stock                           impaired           No (deemed to reject)

    Class L         Securities Litigation Claims               impaired           No (deemed to reject)
    -----------------------------------------------------------------------------------------------------


           3.2. Subclasses for Class B.

           For convenience of identification, the Plan of Reorganization classifies the Allowed Claims in Class B as a single class. This Class comprises a group of subclasses, depending on the underlying property securing such Allowed Claims, and each subclass is treated hereunder as a distinct Class for voting and distribution purposes.

           3.3. Other Subclasses and Deemed Consolidation.

           In accordance with the deemed consolidation specified in section 5.1, the Plan of Reorganization classifies all General Unsecured Claims and Convenience Claims as single classes for voting purposes.

SECTION 4  TREATMENT OF CLAIMS AND EQUITY INTERESTS

           The timing and procedure for all distributions specified in this section are governed by section 6 (Distributions), as modified by section 7 (Disputed Claims) of the Plan.

           4.1. Priority Non-Tax Claims (Class A).

           Except to the extent that a holder of an Allowed Priority Non-Tax Claim against any of the Debtors has agreed to a different treatment of such Claim, each such holder shall receive on the Effective Date, in full satisfaction of such Claim, Cash in an amount equal to such Claim.

           4.2. Other Secured Claims (Class B).

           Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to a different treatment of such Claim, each holder of an Allowed Other Secured Claim shall receive, at the sole option of the Investors, either (a) the Collateral securing such Allowed

Other Secured Claim, (b) Cash in an amount equal to the value of the Collateral securing such Allowed Other Secured Claim, or (c) consistent with the Purchase Agreement, the treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be reinstated or rendered unimpaired. The Debtors and, after the Effective Date, the Estate Representative, shall be responsible for providing the treatment described in clause (b) of this section 4.2 (solely out of the Administrative Expense and Priority Claim Reserve) and New Global Crossing or the responsible Reorganized Subsidiary Debtor shall be responsible for providing the treatment described in clauses (a) and (c) of this section 4.2.

           4.3. Lender Claims (Class C).

           Lender Claims against any of the Debtors shall be deemed allowed in the aggregate amount of $2,260,257,918.26. Each holder of a Lender Claim against any of the Debtors shall receive its proportionate share as provided in the Credit Agreement of (i) Cash in an amount equal to $300,562,307.50, plus the net interest earned and accumulated on such funds in bank account No. 323-225349 maintained at JPMorgan Chase Bank and the funds held in bank account No. 57063-0 maintained at Wilmington Trust Company (the "Lender Cash Distribution"), (ii) $175,000,000 of New Senior Secured Notes, (iii) 2,400,000 shares of New Common Stock, (iv) 50% of the beneficial interests in the Liquidating Trust, (v) 100% of the Reimbursement Claim, and (vi) subject to the occurrence of the transfers set forth in section 6.10(b), (c), and (d) and the occurrence of the Discharge Date, Cash in the amount equal to 50% of the Bermuda Account Discharge Date Distribution.

           4.4. GC Holdings Notes Claims (Class D).

           The GC Holdings Notes Claims shall be deemed Allowed in the aggregate amount of $3,896,484,000. Subject to section 4.13, each holder of an Allowed GC Holdings Notes Claim shall receive its Ratable Proportion of (i) $18,975,000 of New Senior Secured Notes, (ii) 9,867,000 shares of New Common Stock, (iii) 37.95 % of the beneficial interests in the Liquidating Trust, and (iv) subject to the occurrence of the transfers set forth in section 6.10(b), (c), and (d) and the occurrence of the Discharge Date, Cash in an amount equal to 37.95% of the Bermuda Account Discharge Date Distribution.

           4.5. GCNA Notes Claims (Class E).

           The GCNA Notes Claims shall be deemed Allowed in the aggregate amount of $632,523,250. Subject to section 4.13, each holder of a GCNA Notes Claim shall receive its Ratable Proportion of (i) $3,080,000 of New Senior Secured Notes, (ii) 1,601,600 shares of New Common Stock, (iii) 6.16 % of the beneficial interests in the Liquidating Trust, and (iv) subject to the occurrence of the transfers set forth in section 6.10(b), (c), and (d) and the occurrence of the Discharge Date, Cash in an amount equal to 6.16% of the Bermuda Account Discharge Date Distribution.

           4.6. General Unsecured Claims (Class F).

           Subject to section 4.13, each holder of an Allowed General Unsecured Claim shall receive its Ratable Proportion of (i) $2,945,000 of New Senior Secured Notes, (ii) 1,531,400 shares of New Common Stock, (iii) 5.89 % of the beneficial interests in the Liquidating Trust, and (iv) subject to the occurrence of the transfers set forth in section 6.10(b), (c), and (d) and the occurrence of the Discharge Date, Cash in an amount equal to 5.89% of the Bermuda Account Discharge Date Distribution. Holders of Allowed General Unsecured Claims shall also be paid by insurance, to the extent available.

           4.7.  Convenience Claims (Class G).

           Each holder of an Allowed Convenience Claim shall receive Cash in an amount equal to the lesser of (i) 5% of such holder's Convenience Claim and (ii) such holder's Ratable Proportion of $3,000,000. Holders of Allowed Convenience Claims shall also be paid by insurance, to the extent available.

           4.8.  Intercompany Claims (Class H).

           Other than as agreed by the Debtors and the Investors, the following Intercompany Claims shall be eliminated and discharged as of the Effective Date, by either offset, distribution, cancellation, or contribution of such Claims, or otherwise (as determined by the Debtors subject to approval of the Investors):
(i) Intercompany Claims of GCL or GC Holdings against any other Debtor and (ii) Intercompany Claims against GCL or GC Holdings held by any of their Subsidiaries (whether Debtors or non-Debtors).

           All other Intercompany Claims shall be reviewed by the Debtors and the Investors and adjusted, continued or discharged, as the Debtors determine (subject to the approval of the Investors) is appropriate, taking into account, among other things, the distribution of consideration under the Plan and the economic condition of the reorganized company and its subsidiaries.

           The holders of the Intercompany Claims will accept the Plan. The holders of Intercompany Claims shall not be entitled to participate in any of the distributions on account of Claims under sections 2.1 through 2.3 and 4.1 through 4.7, and shall only be entitled to the treatment provided in this section 4.8.

           4.9.  GC Holdings Preferred Stock (Class I).

           Holders of GC Holdings Preferred Stock shall neither receive nor retain any property under the Plan of Reorganization.

           4.10. GCL Preferred Stock (Class J).

           Holders of GCL Preferred Stock shall neither receive nor retain any property under the Plan of Reorganization.

           4.11. GCL Common Stock (Class K).

           Holders of GCL Common Stock shall neither receive nor retain any property under the Plan of Reorganization.

           4.12. Securities Litigation Claims (Class L).

           The holders of any Securities Litigation Claims shall neither receive nor retain any property under the Plan of Reorganization. This Plan shall neither impair nor create any right of any holder of any Securities Litigation Claims to assert such Claim against any of the Debtors' insurance policies.

          4.13. Classes D, E, and F Reserve Provisions.

          The treatment provided under sections 4.4 through 4.6 to the holders of Allowed Claims in Classes D through F, respectively, is subject to the following adjustment (the "Class F Reserve Amount"): 5% of the consideration available to be distributed on account of Claims in Classes D and E, except for any portion of the consideration that is represented by beneficial interests in the Liquidating Trust shall instead be distributable to holders of Allowed Claims in Class F as provided in sections 4.13 and 6.6, and pending distributions, held in reserve in accordance with section 7. The Class F Reserve Amount shall become available for distribution to holders of Allowed Class F Claims only at such time as Allowed Class F Claims exceed $1,200,000,000, in the aggregate (but may be factored into the amount distributable to holders of Allowed Claims in Class F prior to such time, in accordance with section 6.6). At such time as Allowed Class F Claims exceed $1,200,000,000, the Class F Reserve Amount will be distributed to holders of Allowed Class F Claims in order to maintain, to the extent possible, the recovery that would have been obtained by such holders as a percentage of their Allowed Class F Claims if Allowed Class F Claims totaled $1,200,000,000, in the aggregate, and the Class F Reserve Amount had not been established. To the extent the entire Class F Reserve Amount is not needed to accomplish the purpose of this section, the balance (together with any net earnings attributable thereto) will be distributed to the holders of Allowed Claims in Classes D and E in proportion to the amount each such holder contributed to the Class F Reserve Amount.

SECTION 5 MEANS FOR IMPLEMENTATION

          5.1. Deemed Consolidation of Debtors for Plan of Reorganization Purposes Only.

          The Debtors shall be deemed consolidated for purposes of voting and distributions under the Plan. In addition, all guaranties by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors. Each and every Claim filed or to be filed in the Reorganization Cases shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors.

          Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan of Reorganization and as set forth above in this section) affect: (i) the legal and organizational structure of the Debtors, (ii) pre- and post-Petition Date guaranties, liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (B) pursuant to the Plan of Reorganization, or (C) in connection with any financing entered into by the Debtors on the Effective Date, and (iii) distributions out of any insurance policies or proceeds of such policies.

          Notwithstanding anything contained in the Plan of Reorganization to the contrary, the deemed consolidation of the Debtors shall not have any effect on any Claims being treated as unimpaired in accordance with section 1124 of the Bankruptcy Code and the legal, equitable, and contractual rights to which the holders of any such Claims are entitled shall be left unaltered by the Plan of Reorganization.

          5.2.  Settlement of Certain Claims.

          Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases, and other benefits provided under the Plan and the Schemes of Arrangement, upon

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the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. All Plan distributions made to creditors holding Allowed Claims in any Class are intended to be and shall be final, and no Plan distribution to the holder of a Claim in one Class shall be subject to being shared with or reallocated to the holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement, or other similar inter-creditor arrangement.

          5.3. Authorization of New Securities.

          Pursuant to the Memorandum of Association and section 2.3(a) of the Purchase Agreement, the authorized share capital of New Global Crossing consists of 55,000,000 shares of New Common Stock, and 45,000,000 shares of New Preferred Stock. On the Effective Date, the following new securities shall be issued in accordance with the terms of the Transaction Documents: (a) the New Senior Secured Notes, (b) 22,000,000 shares of New Common Stock, and (c) 18,000,000 shares of New Preferred Stock. As of the Effective Date, except for common stock based awards issued and reserved for issuance under the Management Incentive Plan as contemplated by section 4.5(a) of the Purchase Agreement, and subject to the limitations set forth therein, there shall be no other shares of capital stock or securities convertible into or exchangeable for, or rights to subscribe for or require the issuance of, share capital or voting securities, or securities convertible into or exchangeable for, or rights to subscribe for or require the issuance of share capital or voting securities issued, reserved for issuance or outstanding.

          5.4. Indenture for New Senior Secured Notes.

          The Debtors shall qualify the Indenture in accordance with the Trust Indenture Act of 1939.

          5.5. New Global Crossing.

               (a) Formation and Name. On the Effective Date or as soon thereafter as is practicable, New Global Crossing may change its name to such name that may be determined in accordance with applicable law.

               (b) Transaction Documents. Pursuant to and in accordance with the terms of the Transaction Documents, on or before the Effective Date, the Debtors and New Global Crossing will execute, amend, and file any Transaction Documents (including, without limitation, the Memorandum of Association, the Bye-Laws, and the Certificate of Designations) and take any other action which is necessary to effectuate or consummate the transactions contemplated by the Transaction Documents. Without limiting the foregoing, on the Effective Date and in accordance with the terms and conditions of the Transaction Documents, (a) the following securities shall be issued: the New Senior Secured Notes, 22,000,000 shares of New Common Stock, and 18,000,000 shares of New Preferred Stock and (b) New Global Crossing shall cancel any shares of capital stock of New Global Crossing which had been issued to GCL.

               (c) Board of Directors. The board of directors of New Global Crossing will be appointed in accordance with section 4.4 of the Purchase Agreement.

          5.6. Transfer of Assets and Obligations of Certain Debtors Under the Plan.

               (a) On the Effective Date and in accordance with the terms and conditions of the Transaction Documents, the Plan, and the Schemes of Arrangement, (i) New Global Crossing shall

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

issue 3,300,000 shares of New Common Stock and 9,000,000 shares of New Preferred Stock to each Investor in accordance with Article I of the Purchase Agreement and upon receipt by New Global Crossing of $250,000,000 in Cash from the Investors and (ii) the New Senior Secured Notes and 15,400,000 shares of New Common Stock shall be issued and transferred for distribution to holders of Claims in Classes C, D, E, and F in accordance with sections 6 and 7 of the Plan. In consideration of such issuance and transfer, GCL and GC Holdings shall cause the Company Asset Transfer to occur pursuant to sections 363, 363(f), and 363(m) of the Bankruptcy Code. New Global Crossing and the Reorganized Subsidiary Debtors shall not assume any liabilities of GCL, GC Holdings, or the other Debtors other than the Assumed Liabilities. On the Effective Date, the Debtors will transfer the Liquidating Trust Assets free and clear of all liens, claims, and encumbrances to the Liquidating Trust on behalf of holders of Claims in Classes C, D, E and F.

               (b) After the Effective Date, the Reorganized Subsidiary Debtors that are being transferred to New Global Crossing shall have no further obligations under the Plan other than the Assumed Liabilities.

               (c) The Investors, New Global Crossing, and Reorganized Subsidiary Debtors shall have no liability or obligation for any Claim against or Equity Interest in any of the Debtors arising prior to the Effective Date, other than the Assumed Liabilities. Without limiting the foregoing, and subject to the exceptions set forth in the preceding sentence, none of the Investors, New Global Crossing, or the Reorganized Subsidiary Debtors shall have any liability or obligation with respect to any (i) Priority Tax Claim, (ii) statutory fee referred to in section 12.1 hereof, (iii) Indenture Trustee fees and expenses referred to in section 12.4 hereof, and (iv) costs and expenses incurred by the Estate Representative or any other party to pursue the Estate Representative Claims or any other claims excluded from the definition of "Assets" set forth in the Purchase Agreement.

               (d) On the Effective Date, the Debtors shall fund the Administrative Expense and Priority Claim Reserve to be administered by the Estate Representative with sufficient funds, free and clear of all liens, claims, and encumbrances, to satisfy the Claims reserved for therein. The Administrative Expense and Priority Claim Reserve shall not constitute property of the Liquidating Trust, New Global Crossing, or the Reorganized Subsidiary Debtors. New Global Crossing shall be entitled to all interest and other accretions earned on any Cash held in the Administrative Expense and Priority Claim Reserve, and any such interest and other accretions shall be payable, at least annually, to New Global Crossing. New Global Crossing shall report any such interest and other accretions in its income on a current basis and pay any taxes attributable thereto. Any amounts remaining in the Administrative Expense and Priority Claim Reserve after the Liquidating Trust has been dissolved and the Reorganization Cases have been closed shall be distributed to New Global Crossing.

               (e) On the Effective Date, the Debtors shall fund the JPL Fee and Expense Claim Reserve in accordance with section 6.10.

               (f) On the Effective Date, the Debtors shall transfer the Estate Representative Expense Fund to the Estate Representative free and clear of all liens, claims, and encumbrances. Any amounts remaining in the Estate Representative Expense Fund after the Liquidating Trust has been dissolved, the Reorganization Cases have been closed, and any liquidations of GCL and GC Holdings have been completed shall be distributed to New Global Crossing.

               (g) On the Effective Date, the Debtors shall transfer to the Estate Representative sufficient funds, free and clear of all liens, claims, and encumbrances, to satisfy the Convenience Claims, including an amount of Cash sufficient to satisfy any Convenience Claims that are Disputed Claims.

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

               (h) The Bermuda Account shall not vest or revest in New Global Crossing or the Reorganized Subsidiary Debtors, but shall be administered and distributed as provided in section 6.10.

               (i) On the Effective Date, the Debtors shall transfer to the Agent the Lender Cash Distribution and the Reimbursement Claim free and clear of all liens, claims, and encumbrances for distribution to the holders of Claims in Class C as provided in section 6.3.

          5.7. Rights Offering.

          New Global Crossing may offer to sell, through a rights offering, additional shares of capital stock to all existing holders of the capital stock if its board of directors determines that (i) New Global Crossing requires additional funding and (ii) debt financing on reasonable commercial terms for the amounts needed is not otherwise available from independent third parties. The board of directors may also determine the timing and amount of such rights offering; provided, however, that the price per share of the rights offered in any such rights offering may be no more than 10% less than the "fair market value" of such shares where the "fair market value" may be based on an appraisal from a qualified independent investment bank.

          5.8. The Estate Representative and the Liquidating Trust.

               (a) Execution of Liquidating Trust Agreement. On the Effective Date, the Liquidating Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Liquidating Trust and the beneficial interests therein which shall be for the benefit of the holders of Allowed Claims in Classes C, D, E, and F as provided in sections 4.3 through 4.6 hereof. This section sets forth certain of the rights, duties, and obligations of the Estate Representative and the Trustee. In the event of any conflict between the terms of this section 5.8 and the terms of the Liquidating Trust Agreement, the terms of the Liquidating Trust Agreement shall govern.

               (b) Purpose of the Liquidating Trust. The Liquidating Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

               (c) Liquidating Trust Assets. The Liquidating Trust shall consist of the Liquidating Trust Assets. Any Cash or other property received from third parties from the prosecution, settlement, or compromise of the Estate Representative Claims shall constitute Liquidating Trust Assets for purposes of distributions under the Liquidating Trust. On the Effective Date, the Debtors shall transfer all of the Liquidating Trust Assets to the Liquidating Trust free and clear of all liens, claims and encumbrances.

               (d) Governance of the Liquidating Trust. The Liquidating Trust shall be governed by a trustee or co-trustees, as the case may be (the "Trustee").

               (e) The Trustee. The designees that constitute the Estate Representative shall either act as Trustee or designate the Trustee.

               (f) The Estate Representative. The Estate Representative shall consist of five individuals, two of whom shall be designated on or before the Effective Date by the Agent, two of whom shall be designated by the Creditors Committee on or before the Effective Date, and one of whom shall be designated by agreement among the Agent's designees and the Creditors Committee's designees on or before the Effective Date. The designation of the Estate Representative shall be effective on the Effective Date without the need for a further order of the Bankruptcy Court.

               (g) Role of the Trustee. In furtherance of and consistent with the purpose of the Liquidating Trust, this Plan, and the Schemes of Arrangement, the Trustee shall (i) have the power and authority to hold, manage, and distribute the Liquidating Trust Assets, (ii) hold the Liquidating Trust Assets for the benefit of the holders of Allowed Claims in Classes C, D, E, and F, and
(iii) have the power and authority to hold, manage, and distribute Cash or non-Cash Liquidating Trust Assets obtained through the exercise of its power and authority. Other than as set forth in section 5.8(j)(i) and (iv), all five Estate Representative designees, in their capacity as Trustee, shall be responsible for all decisions and duties with respect to the Liquidating Trust and the Liquidating Trust Assets. In all circumstances, the Trustee shall act in the best interests of all beneficiaries of the Liquidating Trust and in furtherance of the purpose of the Liquidating Trust.

               (h) Role of the Estate Representative. In furtherance of and consistent with the purpose of the Liquidating Trust, this Plan, and the Schemes of Arrangement, the Estate Representative shall (i) have the power and authority to prosecute and resolve, in the names of the Debtors and/or the name of the Estate Representative, the Estate Representative Claims, (ii) have the power and authority to prosecute and resolve objections to Disputed Claims (including Claims related to the rejection of any executory contract), (iii) have the power and authority to hold, manage, and distribute the Estate Representative Expense Fund for the purposes for which it is created, (iv) have the power and authority to create, hold, administer, and distribute the Administrative Expense and Priority Claims Reserve, (v) have the power and authority to hold manage, distribute, and administer reserves established for Disputed Claims, (vi) have the power and authority to hold, manage, and distribute Plan distributions to the holders of Allowed Claims in Class F and the Class F Reserve Amount, (vii) have the power and authority to hold, manage, and distribute Plan distributions to the holders of Allowed Claims in Class G, (viii) have the power and authority to perform such other functions as are provided in this Plan or the Schemes of Arrangement and to hold, manage, and distribute Cash or non-Cash assets, other than Liquidating Trust Assets, obtained through the exercise of its power and authority, and (ix) have the power and authority to administer the Schemes of Arrangement and the winding down of the proceedings before the Supreme Court of Bermuda related to the Bermudian Debtors and closure of the Reorganization Cases. In addition, the members of the Estate Representative may serve and act as officers or directors of GCL and GC Holdings, and, in such capacity, at such time after the Effective Date that GCL and GC Holdings have completed their obligations under this Plan and the Schemes of Arrangement, as applicable, shall take such steps as the Estate Representative deems appropriate to dissolve such companies under Bermuda law. Other than with respect to those matters described in section 5.8(j)(i), and (iv) which are the exclusive responsibility of the Claims Subcommittee, all five Estate Representative designees, in their capacity as Estate Representative, shall be responsible for all decisions and duties with respect to the Estate Representative Expense Fund and the Estate Representative Claims.

               (i) Role of the Claims Subcommittee. The Trustee and the Estate Representative, as the case may be, shall act through the Claims Subcommittee with respect to those matters set forth in section 5.8(j)(i) and (iv).

         (j)   Claims Administration and Prosecution.

               (i) All decisions (including and without limitation, as applicable, decisions related to the selection of counsel to be retained, compensation for such counsel, the manner of prosecution of claims and counterclaims, the settlement of claims and counterclaims, and any decision to object to a Claim and render it a Disputed Claim) with respect to the following matters shall be made exclusively by the Claims Subcommittee: the prosecution, settlement, or compromise of (x) Disputed Claims for which, as to the holder of such Disputed Claim, there is no counterclaim (including any original cause of action or avoidance action) and (y) Disputed Claims for which, as to the holder of such Disputed Claim, there is a counterclaim (including any affirmative claim or avoidance action), if the facial amount of such counterclaim is less than $1,000,000.

               (ii) All decisions made (including and without limitation, as applicable, decisions related to the selection of counsel to be retained, compensation for such counsel, the manner of prosecution of claims and counterclaims, the settlement of claims and counterclaims, and any decision to object to a Claim and render it a Disputed Claim) with respect to the following matters shall be made exclusively by all five Estate Representative designees: the prosecution, settlement, or compromise of (x) claims against any person or entity that does not hold or assert a Claim and (y) any counterclaim (including any affirmative claim or avoidance action), if the facial amount of such counterclaim is for $1,000,000 or more.

               (iii) In all circumstances, when dealing with Estate Representative Claims, the Claims Subcommittee and the Estate Representative shall act as fiduciaries for and in the best interest of all holders of Claims in Classes C, D, E and F and in furtherance of the purposes of the Liquidating Trust.

               (iv) All decisions to be made by the Estate Representative with respect to distributions (other than from the Liquidating Trust Assets) on account of Claims in Classes F and G and the Class F Reserve Amount, including, without limitation, the administration of the Disputed Claims Reserve on account of Disputed Claims in Classes F and G, shall be made exclusively by the Claims Subcommittee.

               (v) The Debtors shall appoint the Estate Representative, whether acting through the Claims Subcommittee or otherwise, as their attorney in fact to represent them and their estates.

         (k) Cooperation Regarding Claims Administration. As of the Effective Date, the Estate Representative is authorized to execute any Cooperation Agreement.

         (l) Transferability of Liquidating Trust Interests. The beneficial interests in the Liquidating Trust are not transferable.

         (m) Cash. The Trustee or the Estate Representative, as applicable, may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code, provided, however, that such investment are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

         (n) Costs and Expenses of the Trustee. The costs and expenses of the Liquidating Trust, including the fees and expenses of the Trustee and its retained professionals shall be paid first out of the Estate Representative Expense Fund and then out of the Liquidating Trust Assets. Fees and expenses incurred in connection with the prosecution and settlement of Estate Representative Claims shall be considered costs and expenses of the Liquidating Trust.

               (o) Costs and Expenses of the Estate Representative. The costs and expenses of the Estate Representative, including the fees and expenses of its retained professionals, shall be paid first out of the Estate Representative Expense Fund and then out of the Liquidating Trust Assets (but only to the extent costs and expenses of the Liquidating Trust, including the Trustee's fees and expenses, have previously been paid from the Estate Representative Expense Fund and have not been reimbursed by the Liquidating Trust).

               (p) Compensation of the Estate Representative and the Trustee. The individuals comprising the Estate Representative or the Trustee, as the case may be, shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of reorganization proceedings, provided, however, that they shall not receive double compensation for functions which they perform as both Trustee and Estate Representative.

               (q) Distribution of the Liquidating Trust Assets. The Trustee shall distribute at least annually and in accordance with the Liquidating Trust Agreement, beginning on the Effective Date or as soon thereafter as is practicable, all Cash on hand (including any cash received from the Debtors on the Effective Date and treated as Cash for the purposes of this section 5.8, any permitted investments in section 5.8(m) hereof), except such amounts (i) as would be distributable to a holder of a Disputed Claim if such Disputed Claim had been Allowed prior to the time of such distribution (but only until such Claim is resolved), (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (iii) to pay reasonable expenses (including, but not limited to, any taxes imposed on the Liquidating Trust or in respect of the Liquidating Trust Assets), and (iv) to satisfy other liabilities incurred by the Liquidating Trust in accordance with this Plan or the Liquidating Trust Agreement.

               (r) Retention of Professionals by the Estate Representative. The Estate Representative (acting through all five designees or through the Claims Subcommittee, as the case may be) may retain and compensate counsel and other professionals to assist in its duties on such terms as the Estate Representative deems appropriate, without Bankruptcy Court approval. The Estate Representative may retain any professional who represented parties in interest in the Reorganization Cases.

               (s) Retention of Professionals by the Trustee. The Trustee (acting through all five designees or through the Claims Subcommittee, as the case may be) may retain and compensate counsel and other professionals to assist in its duties as Trustee on such terms as the Trustee deems appropriate without Bankruptcy Court approval. The Trustee may retain any professional who represented parties in interest in the Reorganization Cases.

               (t) Federal Income Tax Treatment of the Trust for the Liquidating Trust Assets.

               (i) Liquidating Trust Assets Treated as Owned by Creditors. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Estate Representative, the Trustee, and the holders of Claims in Classes C, D, E, and F) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the holders of Allowed Claims in Classes C, D, E, and F as (A) a transfer of the Liquidating Trust Assets directly to the holders of Allowed Claims in Classes C, D, E, and F followed by
(B) the transfer by such holders to the Liquidating Trust of the Liquidating Trust Assets in exchange for beneficial interests in the Liquidating Trust. Accordingly, the holders of such Claims shall be treated for federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets.

          (ii) Tax Reporting.

                   A. The Trustee shall file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this section 5.8(t). The Trustee shall also annually send to each holder of a beneficial interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns. The trust's taxable income, gain, loss, deduction or credit will be allocated (subject to section 5.8(t)(ii)(C) hereof, relating to Disputed Claims) to the holders of Allowed Claims in Classes C, D, E, and F in accordance with their relative beneficial interests in the Liquidating Trust.

                   B. As soon as possible after the Effective Date, the Trustee shall make a good faith valuation of the Liquidating Trust Assets, and such valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Trustee, the Estate Representative, and the holders of Allowed Claims in Classes C, D, E, and F) for all federal income tax purposes. The Trustee shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental unit.

                   C. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Trustee of a private letter ruling if the Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Trustee), the Trustee shall (i) treat any Liquidating Trust Assets allocable to, or retained on account of, Disputed Claims as held by one or more discrete trusts for federal income tax purposes (the "Liquidating Trust Claims Reserve"), consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (section 641 et. seq.), (ii) treat as taxable income or loss of the Liquidating Trust Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a distribution from the Liquidating Trust Claims Reserve any increased amounts distributed by the Liquidating Trust as a result of any Disputed Claims resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the Liquidating Trust Claims Reserve determined in accordance with the provisions hereof, and
(iv) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All holders of Claims in Class C, D, E, and F shall report, for tax purposes, consistent with the foregoing.

                   D. The Trustee shall be responsible for payments, out of the Liquidating Trust Assets, of any taxes imposed on the trust or its assets, including the Liquidating Trust Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims in the Liquidating Trust Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Estate Representative as a result of the resolutions of such Disputed Claims.

                   E. The Trustee may request an expedited determination of Taxes of the Liquidating Trust, including the Liquidating Trust Claims Reserve under section 505(b) of the

Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

                   (u) Dissolution. The Trustee, the Estate Representative and the Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all Disputed Claims have been resolved, (ii) all Liquidating Trust Assets have been liquidated, and (iii) all distributions required to be made by the Estate Representative or the Trustee, as the case may be, under the Plan and the Schemes of Arrangement have been made, but in no event shall the Liquidating Trust be dissolved later than five years from the Effective Date unless the Bankruptcy Court, upon motion within the six month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the IRS that any further extension would not adversely affect the status of the trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets or the dissolution of GCL and GC Holdings.

                   (v) Indemnification of Estate Representative. The Estate Representative, the individuals comprising the Estate Representative and the Estate Representative's agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Estate Representative, except those acts arising out of its or their own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Estate Representative, except for any actions or inactions involving willful misconduct or gross negligence. Any indemnification claim of the Estate Representative (and the other parties entitled to indemnification under this subsection (v)) shall be satisfied first from the Estate Representative Expense Fund and then from the Liquidating Trust Assets (but only to the extent costs and expenses of the Liquidating Trust, including the Trustee's fees and expenses, have previously been paid from the Estate Representative Expense Fund and have not been reimbursed by the Liquidating Trust), provided, however, that before any distribution from the Estate Representative Expense Fund to New Global Crossing, any sums paid from the Liquidating Trust Assets pursuant to this section 5.8 shall be reimbursed to the Liquidating Trust from the Estate Representative Expense Fund. The Estate Representative shall be entitled to rely, in good faith, on the advice of its retained professionals.

                   (w) Indemnification of Trustee. The Trustee or the individuals comprising the Trustee, as the case may be, and the Trustee's agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Trustee, except those acts arising out of its or their own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Trustee, except for any actions or inactions involving willful misconduct or gross negligence. Any indemnification claim of the Trustee (and the other parties entitled to indemnification under this subsection (w)) shall be satisfied first from the Estate Representative Expense Fund and then from the Liquidating Trust Assets provided, however, that before any distribution from the Estate Representative Expense Fund to New Global Crossing, any sums paid from the Liquidating Trust Assets pursuant to this section shall be reimbursed to the Liquidating Trust from the Estate Representative Expense Fund. The Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

           5.9. Cancellation of Existing Securities and Agreements.

           On the Effective Date, all the agreements and other documents evidencing the rights of any holder of an Equity Interest in the Debtors, including options or warrants to purchase Equity Interests, obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be cancelled except that Equity Interests in the Reorganized Subsidiary Debtors formerly held by GCL or GC Holdings and their subsidiaries shall be transferred to New Global Crossing.

           5.10. Other Transactions.

           Except as to GCL and GC Holdings, on or as of the Effective Date, within the discretion of the Debtors (but subject to the approval of (x) the Investors or (y) New Global Crossing, after the appointment of the board of directors of New Global Crossing, to be effective as of the Effective Date) as provided in the Purchase Agreement, the Reorganized Subsidiary Debtors may (i) cause any or all of the Reorganized Subsidiary Debtors to be merged into one or more of the Reorganized Subsidiary Debtors or any subsidiaries of the Debtors or dissolved, (ii) cause the transfer of assets between or among the Reorganized Subsidiary Debtors, (iii) establish an intermediate holding company for New Global Crossing, and (iv) engage in any other transaction in furtherance of the Plan. Any such transactions may be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the debtors in possession, or the New Global Crossing.

           5.11. Management Incentive Plan.

           As of the Effective Date, New Global Crossing shall adopt the Management Incentive Plan substantially in the form set forth in the Plan Supplement.

           5.12. Release of Representatives.

           As of the Effective Date, the following individuals and entities shall be released by the Debtors, the Debtors' estates and Reorganized Subsidiary Debtors from any and all claims against them arising after the Petition Date based on or in any way connected with (a) the Reorganization Cases, (b) the Plan and the Schemes of Arrangement and any distributions thereunder, (c) the provisional liquidations of the Bermudian Debtors, and (d) the negotiation, formulation, and preparation of the Plan, any Schemes of Arrangement, and the Purchase Agreement (including any terms, settlements, and compromises reflected in any of the foregoing), except in all cases for claims based on willful misconduct, gross negligence, or breach of the duty of loyalty:
(i) except for Estate Representative Claims, the respective current officers, directors, and employees of the Debtors in their capacities as officers, directors, and employees of the Debtors and (ii)(a) the financial advisors, professionals, accountants, and attorneys of the Debtors, the Creditors Committee (and any subcommittee thereof), the Agent, the members of the steering committee representing the holders of the Lender Claims, the Indenture Trustees, and the JPLs, in their capacities as representatives of the Debtors, the Creditors Committee, the Agent, the members of the steering committee representing the holders of the Lender Claims, the Indenture Trustees, and the JPLs, respectively, (b) the members of the Creditors Committee (and any subcommittee thereof) in their capacities as members of the Creditors Committee,
(c) the Agent and the members of the steering committee representing the holders of the Lender Claims, in their capacities as the Agent and the members of the steering committee representing the holders of the Lender Claims, respectively,
(d) the JPLs in their capacities as JPLs, (e) the Indenture Trustees in their capacities as Indenture Trustees, and (f) the three independent directors who joined the board of directors of GCL in February and March, 2002, in their capacities as directors of GCL.

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       5.13. Release of Lenders.

       As of the Effective Date, the Debtors (including the Reorganized Subsidiary Debtors), the Debtors' estates, and any of their Subsidiaries (other than Asia Global Crossing Ltd. and its Subsidiaries) on their own behalf and on behalf of all of Debtors' stockholders and creditors, derivatively (i.e., to the extent that claims of or liabilities to the Debtors' creditors and stockholders are property of the Debtors or their estates, or the Debtors or their estates otherwise have standing to assert such claims or liabilities) (the "Releasing Parties"), shall release the Agent, solely in its capacity as Agent, each of the Lenders solely in their capacity as Lenders, and to the extent acting for the Agent or Lenders in their capacity as Agent or Lenders, as the case may be, all of their respective direct or indirect subsidiaries, stockholders, directors, officers, employees, agents, representatives, financial advisors, professionals, accountants and attorneys and all of their predecessors, successors and assigns, solely in such capacities (all of foregoing, collectively, the "Lender Released Parties"), from any and all claims and liabilities of every nature and kind (including, but not limited to, any avoidance or recovery actions under chapter 5 of the Bankruptcy Code) against them that the Releasing Parties have, may have, or are deemed to have, which are property of the Debtors or their estates or which the Debtors or their estates otherwise have standing to assert, which are in any way related to or arising out of or based on or in any way connected with (a) the Credit Agreement, including, but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by such Lenders, (b) any guaranty arising under the Credit Agreement, (c) any liens, pledges, or collateral of any kind related to the Credit Agreement, (d) the sale of the incumbent local exchange carrier subsidiaries of GCNA, (e) the sale of IPC and subsequent waiver agreement and related transactions and documents, (f) the Reorganization Cases, (g) the Plan and the distributions hereunder, or (h) the negotiation, formulation, and preparation of the Plan, any Schemes of Arrangement, any documents to be provided with the Plan Supplement, and the Purchase Agreement (including any terms, settlements, and compromises reflected in any of the foregoing). As of the Effective Date, the Debtors, the Debtors' estates, and the Reorganized Subsidiary Debtors shall cause each of their Subsidiaries (other than Asia Global Crossing Ltd. and its Subsidiaries) to provide a covenant to the Lenders that they will not assert, whether through judicial action or otherwise, any claims against the Lenders on account of the matters being released in this section by the Debtors, and solely in the Lenders' capacity as Lenders, arising under or in connection with the Credit Agreement, any guaranty of the obligations under the Credit Agreement, and any documents related thereto. Holders of any claim or interest against the Debtors or their non-Debtor Subsidiaries shall be enjoined from commencing or continuing, against any party released under this section 5.13, any action, employment of process, or act to collect, offset, recover, or avoid any such claim or interest that could be brought on behalf of or in the name of the Debtors or their non-Debtor Subsidiaries to the extent released under this section 5.13. Nothing in this section 5.13 is intended or shall be construed as a release of any claims or liabilities against the Lender Released Parties that are not property of the Debtors or their estates or that the Debtors or their estates do not otherwise have standing to assert on their own behalf or on behalf of any of their stockholders or creditors.

       5.14. Release of Bondholders.

       As of the Effective Date, the Releasing Parties shall release the Indenture Trustees, each of the holders of GC Holdings Notes Claims and GCNA Notes Claims, solely in their capacity as holder of such Claims, and to the extent acting for the holders in their capacity as holders, all of their respective direct or indirect subsidiaries, stockholders, directors, officers, employees, agents, representatives, financial advisors, professionals, accountants and attorneys and all of their predecessors, successors and assigns, solely in such capacities (all of foregoing, collectively, the "Bondholder Released Parties"), from any and all claims and liabilities of every nature and kind (including, but not limited to, any avoidance or recovery actions under chapter 5 of the Bankruptcy Code) against them that the Releasing Parties have, may have, or deemed to have, which are property of the Debtors or their estates, or which the Debtors or their estates otherwise have standing to assert which are in any way related to or arising out of or based on or in any way connected with (a) the notes, indentures, and other documentation evidencing or relating to the GC Holdings Notes Claims and the GCNA Notes Claims, including, but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and payments thereunder, (b) any guaranty arising under the documents listed in (a) of this section 5.14, (c) any liens, pledges, or collateral of any kind, (d) the Reorganization Cases, (e) the Plan and the distributions hereunder, (f) the sale of the incumbent local exchange carrier subsidiaries of GCNA, or (g) the negotiation, formulation, and preparation of the Plan, any Schemes of Arrangement, any documents to be provided with the Plan Supplement, and the Purchase Agreement (including any terms, settlements, and compromises reflected in any of the foregoing). Holders of any claim or interest against the Debtors or their non-Debtor Subsidiaries shall be enjoined from commencing or continuing, against any party released under this section 5.14, any action, employment of process, or act to collect, offset, recover, or avoid any such claim or interest that could be brought on behalf of or in the name of the Debtors or their non-Debtor Subsidiaries to the extent released under this section 5.14. Nothing in this section 5.14 is intended or shall be construed as a release of any claims or liabilities against the Bondholder Released Parties that are not property of the Debtors or their estates or that the Debtors or their estates do not otherwise have standing to assert on their own behalf or on behalf of any of their stockholders or creditors.

       5.15. Lenders Covenant Not to Sue the Non-Debtors.

       In consideration for the distributions and releases hereunder and the releases set forth in section 5.13, the Lenders shall covenant hereunder not to assert, whether through judicial action or otherwise, any and all Lender Claims against any of the non-Debtor Subsidiaries of the Debtors.

       5.16. Non-Debtor Intercompany Claims.

       Other than as agreed by the Debtors and the Investors, the Non-Debtor Intercompany Claims of GCL or GC Holdings against any non-Debtor Subsidiaries shall be eliminated and released as of the Effective Date, by either offset, distribution, cancellation, or contribution of such Claims, or otherwise (as determined by the Debtors subject to approval of the Investors).

       All other Non-Debtor Intercompany Claims shall be reviewed by the Debtors and the Investors and adjusted, continued or discharged, as the Debtors determine (subject to the approval of the Investors) as appropriate, taking into account, among other things, the distribution of consideration under the Plan and the Schemes of Arrangement and the economic condition of the reorganized company and its subsidiaries.

       5.17. Dissolution of Creditors Committee.

       The Creditors Committee shall be dissolved on the Effective Date, except that the Confirmation Order may contain provisions permitting the Creditors Committee (or a subcommittee thereof or successor thereto) to survive for a limited period after the Effective Date for the limited purposes of nominating directors of New Global Crossing and designating individuals to serve as members of the Estate Representative.

       5.18. Costs and Expenses of the JPLs

       The JPL Fee and Expense Claims incurred after the Effective Date shall be paid in accordance with the provisions of section 6.10.

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SECTION 6 DISTRIBUTIONS

          6.1. Record Date for Distributions.

          As of the close of business on the date the Bankruptcy Court enters the Confirmation Order, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after such date.

          6.2. Date of Distributions.

          Unless otherwise provided herein, any distributions and deliveries to be made hereunder to the holders of Allowed Claims shall be made on the Effective Date or as soon thereafter as is practicable. At the discretion of the Estate Representative, the New Common Stock, the New Senior Secured Notes, and the Cash referred to in section 4.6 and 4.7 may be distributed in increments as the aggregate amount of Disputed Claims in Classes F and G are resolved. Notwithstanding the foregoing, distributions will be made quarterly unless the administrative costs of making the distributions would be excessive in comparison to the amount to be distributed.

          In the event that any payment or act under the Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

          6.3. Distributions to Class C.

          Distributions for the benefit of the holders of Allowed Claims in Class C shall be made to the Agent, who shall in turn administer the distribution to the holders of Claims in Class C in accordance with the Credit Agreement. For purposes of distribution of the asset identified in schedule 1.2(c) to the Purchase Agreement, GCL shall assign all its right, title and interest in such claim to the Agent. The Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that the Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the Estate Representative Expense Fund. After the Effective Date, the reasonable fees and expenses of such Agent incurred in connection with the distribution described in this section 6.3, not including professional fees, shall be paid by the Estate Representative from the Estate Representative Expense Fund.

          6.4. Distributions to Class D.

          Distributions for the benefit of the holders of Claims in Class D shall be made to The Bank of New York, as indenture trustee for the holders of the GC Holdings Notes Claims. Such Indenture Trustee shall in turn administer the distribution to the holders of Claims in Class D. The Bank of New York shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that such Indenture Trustee is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the Estate Representative Expense Fund. After the Effective Date, the reasonable fees and expenses of such Indenture Trustee incurred in connection with the distribution described in this section 6.4, not including

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

professional fees, shall be paid by the Estate Representative from the Estate Representative Expense Fund.

          6.5. Distributions to Class E.

          Distributions for the benefit of the holders of Claims in Class E shall be made pro rata to Wilmington Trust Company and Wells Fargo, Bank Minnesota, National Association, as the case may be, as indenture trustee for certain holders of the GCNA Notes Claims. Wilmington Trust Company and Wells Fargo Bank Minnesota, National Association shall each, in turn, administer the distribution to the holders of Claims in Class E. Such Indenture Trustees shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court; and, in the event that such Indenture Trustees are so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the Estate Representative Expense Fund. After the Effective Date, the reasonable fees and expenses of such Indenture Trustees incurred in connection with the distribution described in this section 6.5, not including professional fees, shall be paid by the Estate Representative from the Estate Representative Expense Fund.

          6.6. Distributions to Class F.

          Distributions for the benefit of the holders of Claims in Class F shall be made to the Estate Representative. Such distributions shall not constitute Liquidating Trust Assets, except as expressly provided herein. The Estate Representative shall in turn administer the distribution to the holders of Claims in Class F. For the purpose of calculating the Ratable Proportion of New Common Stock, New Senior Secured Notes, Cash, and Liquidating Trust Assets to be distributed to the holder of an Allowed General Unsecured Claim, the Estate Representative shall (i) include all Disputed Claims in Class F, as if they were Allowed Claims, in the aggregate amount of all Allowed Claims either in the amounts asserted by the holders of such Claims or as estimated by the Bankruptcy Court and (ii) take into account the Class F Reserve Amount to the extent that such amount would be available for distribution based on the aggregate amount of Allowed Claims assumed in subclause (i) of this subsection. For purposes of each interim distribution and for the final distribution to holders of Claims in Class F, the Estate Representative shall recalculate the Ratable Proportion for each holder of an Allowed Claim in such Class, based on the aggregate amount of Allowed Claims and Disputed Claims in such Class on such date. For purposes of these distributions, the Estate Representative, at its option, may estimate the amount to include for unliquidated Claims or seek an order from the Bankruptcy Court determining such estimates.

          6.7. Distributions to Class G.

          Distributions of Cash to holders of Claims in Class G, to the extent not paid by the Debtors on the Effective Date, at the request of the Estate Representative, shall be made to the Estate Representative, including an amount of cash sufficient to satisfy any Convenience Claims that are Disputed Claims. Such distributions shall not constitute Liquidating Trust Assets. The Estate Representative shall in turn administer the distribution to the holders of Allowed Convenience Claims on the later of 90 days after the Effective Date or 10 days after such Claim becomes an Allowed Claim.

          6.8. Withholding and Reporting Requirements.

          In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Estate Representative, the Agent, and the Indenture Trustees, as the case may be, shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or

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

local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

          6.9. Setoffs.

          The Estate Representative may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made) any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, including, but not limited to the Estate Representative Claims, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claim by the Debtors or the Estate Representative, provided, however, that in the event the Estate Representative seeks to exercise such setoff rights against the holder of a Claim that is a debtor in a case under the Bankruptcy Code, the Estate Representative shall comply with the requirements of the Bankruptcy Code, including seeking relief from the automatic stay. Notwithstanding the foregoing, on or after the Effective Date, no such setoff rights may be asserted against any of the holders of the GC Holdings Notes Claims or the GCNA Notes Claims (solely in their capacities as holders of such notes), the Lenders (solely in their capacity as Lenders), the Agent (solely in its capacity as Agent), the Indenture Trustees (solely in their capacity as Indenture Trustees) the GC Holdings Notes Claims, the GCNA Notes Claims, the Lender Claims, the Lender Agent Expenses, or the Indenture Trustee fees and expenses payable under section 12.4.

          6.10. Delivery of Distributions.

                (a) General. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim except the holders of Allowed Claims in Classes C, D, and E shall be made at the address of such holder as set forth on the Schedules or on the books and records of the Debtors or their agents, unless the Estate Representative has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on theSchedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Estate Representative, the Agent, the Trustee, or the Indenture Trustee, as the case may be, shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Estate Representative, the Agent, the Trustee or the Indenture Trustee, as the case may be, has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such undeliverable or unclaimed distributions shall be deemed unclaimed property at the expiration of one year from the date of distribution. The Estate Representative shall reallocate the undeliverable and unclaimed distributions from Class F for the benefit of the holders of other Claims in Class F. Undeliverable and unclaimed distributions from Class G shall be reallocated first to holders of Claims in Class G and thereafter to New Global Crossing in accordance with section 4.7 hereof.

                (b) JPL Fee and Expense Claim Reserve. On the Effective Date, the JPL Fee and Expense Claim Reserve will be funded by the Debtors in an amount sufficient to fund all of the fees and expenses of the JPLs and their retained professionals incurred and, subject as follows, unpaid prior to the Effective Date (excluding those fees and expenses which have been disallowed by the Supreme Court of Bermuda pursuant to the applicable fee approval procedure and which are not subject to any ongoing dispute). The sum so funded by the Debtors shall include any sum(s) which may have been withdrawn by the JPLs from the Bermuda Account between October 21, 2002 and the Effective Date in payment of the JPL Fee and Expense Claims and upon receipt, the JPLs shall restore to the Bermuda Account the sum(s) so withdrawn. The escrow agent managing the JPL Fee and Expense Claim Reserve will release funds to the JPLs immediately upon the production of an order of the Supreme Court of Bermuda which provides that fees and expenses provided for by the JPL Fee and Expense Claim

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Reserve have been allowed under the applicable fee approval process. After the payment of those JPL Fee and Expense Claims incurred prior to the Effective Date, any amounts remaining in such reserve shall be distributed to New Global Crossing, provided, however, that, to the extent the JPLs have charged the Bermuda Account for such JPL Fee and Expense Claims, the amount so charged shall be distributed to the Estate Representative (and treated as part of the Bermuda Account Discharge Date Distribution, or Liquidating Trust Assets, as appropriate) prior to the distribution of any excess in the JPL Fee and Expense Claim Reserve to New Global Crossing.

               (c) Post-Effective Date Fees and Expenses of the JPLs. On the Effective Date, the Estate Representative shall deposit $250,000 of the Estate Representative Expense Fund in a bank account in Bermuda designated by and under the sole control of the JPLs, which account shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda for the payment of the JPLs and their retained professionals' fees and expenses incurred on or after the Effective Date in the provisional liquidations, in accordance with the procedures established by the Supreme Court of Bermuda. In the event that such JPL Fee and Expense Claims in the provisional liquidations are determined by the Supreme Court of Bermuda to be less than $250,000, any balance will be returned to the Estate Representative following such determination and thereafter treated as part of the Estate Representative Expense Fund.

               (d) Costs of Liquidation. On the Effective Date, the Estate Representative shall deposit $50,000 from the Estate Representative Expense Fund, in a bank account in Bermuda designated by and under the sole control of the JPLs, which account shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda for the liquidations of GCL and GC Holdings (the "Bermuda Liquidation Fund"). The Bermuda Liquidation Fund will, subject to the provisions of section 6.10(e), be used to fund the liquidation of GCL and GC Holdings provided, however, that any provisional liquidators and, subsequently, liquidators of GCL and GC Holdings will be required to carry out only their statutory obligations under Bermuda law. In the event that, following the making of winding up orders in respect of GCL and GC Holdings, the JPLs do not act as provisional liquidators (and, subsequently, liquidators) of GCL and GC Holdings, the JPLs shall, upon the making of the winding up orders, transfer the Bermuda Liquidation Fund to such other person(s) so acting as provisional liquidators (and, subsequently, liquidators).

               (e) Bermuda Contingency Fund. Upon the making of any winding up order in respect of GCL and GC Holdings, the JPLs will transfer from the Bermuda Account, free and clear of liens, claims, and encumbrances, to any provisional liquidators a sum of $1,000,000 on account of any unanticipated fees and expenses of the liquidations of GCL and or GC Holdings (the "Bermuda Contingency Fund"). In the event that any unforeseen circumstances arise which require such provisional liquidators or liquidators to draw on the Bermuda Contingency Fund, they shall give the Estate Representative at least seven (7) days prior notice of the purpose of the draw, the payee, and the amount of such draw, and the Estate Representative shall have the option to fund such amount from the Estate Representative Expense Fund directly in lieu of a draw being made against the Bermuda Contingency Fund.

               (f) Return of Liquidation Costs. Following the conclusion of the liquidations of GCL and GC Holdings under Bermuda law, any unused fees and expenses in the Bermuda Liquidation Fund and the Bermuda Contingency Fund shall be transferred to the Estate Representative. The Estate Representative shall thereafter treat any such funds from the Bermuda Liquidation Fund as part of the Estate Representative Expense Fund, and any such funds from the Bermuda Contingency Fund as Liquidating Trust Assets. In the event any funds are drawn from the Bermuda Contingency Fund, the Estate Representative is hereby authorized to and shall reimburse the

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Liquidating Trust, from the Estate Representative Expense Fund, the amount drawn from the Bermuda Contingency Fund.

               (g) Transfer of the Bermuda Account Discharge Date Distribution. The Bermuda Account shall remain under the control of the JPLs until it is distributed in accordance with this section. Subject to the occurrence of the transfers set forth in (b), (c), and (d) and the occurrence of the Discharge Date, within three (3) Business Days after the Discharge Date, the JPLs shall transfer the Bermuda Account Discharge Date Distribution, free and clear of all liens, claims, and encumbrances, as follows: (i) 50% to the Agent, (ii) 37.95% to the Bank of New York, as Indenture Trustee for the holders of GC Holdings Notes Claims, (iii) 6.16% pro rata to Wilmington Trust and Wells Fargo, Bank of Minnesota, National Association, as the case may be, as Indenture Trustees for certain holders of GCNA Notes Claims, based on the Allowed Claims represented by each Indenture Trustee, and (iv) 5.89% to the Claims Subcommittee for distribution to the holders of General Unsecured Claims. The remaining $1,000,000 in the Bermuda Account shall be the Bermuda Contingency Fund and shall be transferred by the JPLs in accordance with section 6.10(e) above.

         6.11. Manner of Payment Under Plan of Reorganization.

         At the option of the Debtors, the Estate Representative, the Indenture Trustees, or the Agent, as the case may be, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

         6.12. No Fractional Shares, Face Amount Minimum of New Senior Secured Notes and Cash Distributions.

               (a) When any distribution on account of an Allowed General Unsecured Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number and
(ii) fractions of less than 1/2 shall be rounded to the next lower whole number, provided, however, that the Estate Representative, the Agent, or the Indenture Trustees, as the case may be, shall have the authority to further adjust, after taking into account the rounding provided in this section 6.12, the number of shares of New Common Stock to be distributed to each holder of Claims in Classes C, D, E, and F (by increasing or decreasing by 1 the number of such shares) as necessary in order for the holders of Claims in Classes C, D, E, and F, as appropriate, to receive shares of New Common Stock in the amounts specified in section 4 hereto.

               (b) The minimum face amount of the New Senior Secured Notes shall be established by the Debtors with approval of the Bankruptcy Court as set forth in the Confirmation Order (the "Face Amount Minimum"). When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a New Senior Secured Note in an amount less than a multiple of the Face Amount Minimum, the face amount of each New Senior Secured Note shall be rounded as follows: (i) for the portion in excess of a multiple of the Face Amount Minimum, amounts that are greater than or equal to 50% of the Face Amount Minimum shall be rounded to the next higher multiple of the Face Amount Minimum; and (ii) for the portion in excess of a multiple of the Face Amount Minimum, amounts that are less than 50% of the Face Amount Minimum shall be rounded to the next lower multiple of the Face Amount Minimum, provided, however, that the Estate Representative, the Agent, or the Indenture Trustees, as the case may be, shall have the authority to further adjust, after taking into account the rounding provided in this section 6.12, the Ratable Proportion of New Senior Secured Notes to be distributed to each holder of Claims in Classes C, D, E, and F (by increasing or decreasing by the Face Amount Minimum the amount of such New Senior Secured Notes) as necessary in order for the

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holders of Claims in Classes C, D, E, and F, as appropriate, to receive New
Senior Secured Notes in the amounts specified in section 4 hereto.

                 (c) No Cash distributions shall be required to be made in an amount less than the minimum amount established by the Debtors and approved in the Confirmation Order. When the Cash available for distribution to Class F, after reallocating unclaimed distributions, is less than the amount set forth in the Confirmation Order, such Cash shall be paid into the registry of the Bankruptcy Court.

           6.13. Distributions After Effective Date.

           Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

           6.14. Allocation of Distributions.

           All distributions in respect of Claims will be allocated first to the original principal amount of such Claims (as determined for federal income tax purposes), and second to the portion of such Claims representing interest (as determined for federal income tax purposes), and any excess to the remaining portion of such Claims.

SECTION 7  PROCEDURES FOR TREATING DISPUTED CLAIMS

           7.1.  General.

           Except as expressly provided herein, all Claims filed in the Reorganization Cases and all Scheme Claims shall be resolved by the Estate Representative.

           7.2.  Objections to Claims.

           Except insofar as a Claim is Allowed hereunder or is a disputed ordinary course Administrative Expense Claim or a Disputed Claim for any amount owing in respect of any executory contract, unexpired lease, ASR, or Interconnection Agreement assumed on or before the Effective Date and not rejected pursuant to the Plan that, if Allowed, would be an Assumed Liability (as to any such Claim, New Global Crossing or the appropriate Reorganized Subsidiary Debtor shall have the exclusive right to prosecute any objections to such Claim), the Estate Representative, acting on behalf of the Debtors, shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before the later of (a) one hundred and twenty (120) days after the Effective Date or (b) such later date as may be fixed by the Bankruptcy Court.

           7.3.  No Distributions Pending Allowance.

           Notwithstanding any other provision hereof, if any Claim is a Disputed Claim, no distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Until such time, the Estate Representative shall withhold from the property to be distributed, the portion of such property allocable to such Disputed Claim (including, in the case of Class F, the Class F Reserve Amount) and shall hold such property in a trust (the "Disputed Claims Reserve") pending resolution of the Disputed Claims, together with all earnings thereon (net of any expenses relating thereto, including any taxes imposed thereon or otherwise payable by the trust). Any New Common Stock and New Senior Secured Notes so reserved shall be voted by the Estate

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

Representative proportionally in the same manner as the other New Common Stock and New Senior Notes not held by the Investors and their affiliates or New Global Crossing and its affiliates are voted.

           7.4.  Estimation of Claims.

           The Estate Representative may, at any time, request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether that Claim was previously objected to or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Estate Representative may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

           7.5.  Distributions After Resolution of Class F Claims.

           On the next scheduled distribution date after a Disputed Claim in Class F becomes an Allowed Claim, the Estate Representative shall distribute to the holder of such Claim, such holder's Ratable Proportion of the property distributable with respect to Class F and any net earnings attributable thereto. To the extent that all or a portion of a Disputed Claim in Class F is disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is disallowed and any property withheld pending the resolution of such Claim shall be reallocated in accordance with section 6.6.

           7.6.  Tax Treatment of Reserve for Disputed Class F Claims.

                 (a) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Estate Representative of a private letter ruling if the Estate Representative so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Estate Representative), the Estate Representative shall
(A) treat the Disputed Claims Reserve established with respect to Disputed Claims in Class F to hold Cash, New Senior Secured Notes and New Common Stock (and any earnings with respect thereto) as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (section 641 et. seq.), and (B) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All holders of Claims in Classes D, E, and F shall report, for tax purposes, consistent with the foregoing. Any amounts relating to Liquidating Trust Assets that are allocable to or retained by the Estate Representative on account of Disputed Claims shall be treated for tax purposes in accordance with section 5.8(l)(ii).

                 (b) The Estate Representative may request an expedited determination of Taxes of the Disputed Claims Reserve under section 505(b) of the Bankruptcy Code for all tax returns filed for or on behalf of the Disputed Claims Reserve for all taxable periods through the date of dissolution of such trust.

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           7.7.  Distribution After Resolution of Class G Claims.

           On the next scheduled distribution date after a Disputed Claim in Class G becomes an Allowed Claim, the Estate Representative shall make the required distribution to the holder of such Claim. New Global Crossing shall be entitled to all interest and other accretions earned on any Cash held for distribution on account of Disputed Claims in Class G, and any such interest and other accretions shall be payable, at least annually, to New Global Crossing. New Global Crossing shall report any such interest and other accretions in its income on a current basis. To the extent that all or a portion of a Disputed Claim in Class G is disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is disallowed and any property withheld pending the resolution of such Claim shall be reallocated in accordance with section 6.7, with the excess to be distributed to New Global Crossing.

SECTION 8  EXECUTORY CONTRACTS, UNEXPIRED LEASES AND COST OF ACCESS CLAIMS

           8.1.  General Treatment.

           Subject to section 8.4 regarding the extension of the time to assume or reject any executory contract or lease where a dispute as to any cure amount is still pending as of the Effective Date, any executory contract or unexpired lease that is not (i) assumed in accordance with the Plan Assumption Motion,
(ii) previously assumed or rejected by order of the Bankruptcy Court, or (iii) the subject of any motion to assume or reject, is hereby rejected as of the Effective Date.

           A non-Debtor party to an executory contract or unexpired lease that is being rejected hereunder may request that the Debtors assume such contract or lease by sending written notice to New Global Crossing, which notice shall include a waiver of any defaults (including any payment defaults) and any right to any cure payment under such contract or lease. New Global Crossing may, but shall not be obligated to, assume such contract or lease without further action of the Bankruptcy Court.

           8.2.  Extension of Assumption Periods.

           For the purposes of implementing the Plan Assumption Motion and this Plan, the period for the assumption of executory contracts pursuant to section 365(d)(2) and the period for the assumption of unexpired leases of nonresidential real property pursuant to section 365(d)(4) of the Bankruptcy Code, are hereby extended through the Effective Date, subject to section 8.4 regarding the extension of the time to assume or reject any executory contract, lease, ASR or Interconnection Agreement where a dispute as to any cure amount is still pending as of the Effective Date.

           8.3.  Cost of Access Claims.

           Subject to section 8.4 regarding the extension of the time to assume or reject any ASR or Interconnection Agreement where a dispute as to any cure amount is still pending as of the Effective Date, the Debtors shall assume as of the Effective Date (i) all ASRs between the Debtors and the Access Providers listed on Schedule 1.0 hereto and (ii) the Interconnection Agreements listed on
Schedule 1.1 hereto and shall pay the cure amounts listed with respect thereto. Upon assumption and in accordance with section 365 of the Bankruptcy Code, the Access Providers of such assumed services shall continue to provide New Global Crossing or the applicable Reorganized Subsidiary Debtor designated by New Global Crossing with the same level of service as provided to the Debtors prior to the Effective Date.

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

          The Access Providers listed on Schedule 1.2 shall continue to provide all Tariff Services, specifically including usage-sensitive access services, provided to the Debtors prior to the Effective Date. Any Claim against a Debtor by an Access Provider for the provision of Tariff Services to such Debtor prior to the applicable Petition Date shall be treated in accordance with sections 4.6 and 4.7, as applicable.

          8.4. Cure of Defaults.

          In the event that there is a dispute as to cure amounts with respect to any of the unexpired leases and executory contracts and ASRs and Interconnection Agreements treated in sections 8.1 and 8.3, respectively, the assumption or rejection of such contracts, unexpired leases, ASRs, and Interconnection Agreements shall be effective as of the date of the resolution of such dispute, irrespective of whether the Effective Date has occurred. If the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors in accordance with the procedures set forth in the Plan Assumption Motion or this Plan, as applicable, the Debtors (prior to the Effective Date) or New Global Crossing or the Reorganized Subsidiary Debtor party to such contract, lease, ASR, or Interconnection Agreement, as the case may be (after the Effective Date) may reject the contract rather than paying such greater amount. If New Global Crossing or the Reorganized Subsidiary Debtor party to such contract or lease assumes such contract, New Global Crossing or a Reorganized Subsidiary Debtor designated by New Global Crossing shall fund the difference in the cure amount determined by the Bankruptcy Court and the cure amount listed by the Debtors. In addition, at all times prior to the Effective Date, the Debtors shall retain their right to reject any of the executory contracts on the schedule of contracts and leases to be assumed.

          8.5. Rejection Claims.

          In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan of Reorganization results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Estate Representative or any property to be distributed under the Plan of Reorganization or the Liquidating Trust unless a proof of claim is filed with the Bankruptcy Court and served upon the Estate Representative on or before the date that is 30 days after the later of the Effective Date or the date of such rejection. None of New Global Crossing and the Reorganized Subsidiary Debtors shall have any liability for any Claim resulting from the rejection of any executory contract, unexpired lease, ASR, or Interconnection Agreement which is not assumed pursuant to the Plan Assumption Motion, this Plan, or other order of the Bankruptcy Court.

SECTION 9 EFFECT OF CONFIRMATION

          9.1. Vesting of Assets.

          Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors' bankruptcy estates except for the Administrative Expense and Priority Claim Reserve, the funds required to satisfy Convenience Claims as provided in section 5.6(g), the JPL Fee and Expense Claim Reserve, the Disputed Claims Reserve, the Estate Representative Expense Fund, the Bermuda Account, the Liquidating Trust Assets, the Cash, the Lender Cash Distribution, New Common Stock, New Senior Secured Notes, and the Reimbursement Claim to be distributed pursuant to the provisions of this Plan of Reorganization and the Schemes of Arrangement, and the New Common Stock and New Preferred Stock to be distributed to the Investors under the Purchase Agreement shall vest in New Global Crossing and the Reorganized Subsidiary Debtors free and clear of all Claims, liens, encumbrances, charges, and other interests, other than the Assumed Liabilities or as provided in the Confirmation Order. The Investors, New Global Crossing and the Reorganized Subsidiary Debtors shall have no liability or obligation for any Claim or Equity Interest, other than the Assumed Liabilities. New

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

Global Crossing and the Reorganized Subsidiary Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

          9.2. Discharge of Claims and Termination of All Rights In Respect of Equity Interests; Discharge of Debtors.

          Except as otherwise provided herein or in the Confirmation Order, on the Effective Date, in accordance with section 1141 of the Bankruptcy Code, the treatment of all Claims against the Debtors (to the maximum extent permitted by law) provided for in the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against GCL and GC Holdings, and the termination of all Equity Interests in GCL and GC Holdings of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided herein, upon the Effective Date and to the maximum extent permitted by law, all Claims against the Debtors will be satisfied, discharged, and released and all rights in respect of Equity Interests will be terminated in full exchange for the consideration provided hereunder and all entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any further Claim against, or Equity Interest in, any of the Debtors, or any of their assets or properties, based upon (a) any such discharged Claim or terminated rights in respect of such Equity Interest or
(b) any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such entity has filed a proof of claim or proof of equity interest. The Investors, New Global Crossing, and the Reorganized Subsidiary Debtors shall have no liability or obligation for any Claim or Equity Interest, other than the Assumed Liabilities. Notwithstanding anything contained in this section 9.2, this discharge does not release any claims against any non-Debtor party arising from or related to such Claims.

          Any holder of a Claim or Equity Interest receiving a distribution under a Plan or the Schemes of Arrangement hereby releases the Debtors from any and all Claims, causes of action, and other assertions of liability arising on or prior to the Petition Date which it has or may have against any Debtor.

          9.3. Applicability of Section 1125 of the Bankruptcy Code.

          The protection afforded by section 1125(e) of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of the Plan and with regard to the offer, issuance, sale or purchase of the New Common Stock, the New Preferred Stock, the New Senior Secured Notes, or any other security, shall apply to the full extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtors, the JPLs, the Creditors Committee (and any subcommittee thereof), the Lenders, New Global Crossing, and the Investors and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants, financial advisors, investment bankers, dealer-managers, placement agents, and other professionals, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to section 1125(e) of the Bankruptcy Code.

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

          9.4. Term of Injunctions or Stays.

          Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          9.5. Injunction and Release.

               (a) Injunction. Upon the Effective Date with respect to the Plan of Reorganization and except as otherwise provided herein or in the Confirmation Order, all entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors, and all other parties in interest in the Reorganization Cases, along with their respective present or former employees, agents, officers, directors or principals, shall be permanently enjoined on and after the Effective Date from directly or indirectly (i) commencing or continuing in any manner any action or other proceeding of any kind to collect or recover any property on account of any such Claim or Equity Interest against any such Debtor, Reorganized Subsidiary Debtors, or New Global Crossing, (ii) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree, or order to collect or recover any property on account of any such Claim or Equity Interest against any such Debtor, Reorganized Subsidiary Debtors, or New Global Crossing, (iii) creating, perfecting, or enforcing any encumbrance of any kind against any such Debtor or on account of such Claim or Equity Interest, (iv) except for recoupment, asserting any right of setoff or subrogation of any kind against any obligation due any such Debtor, Reorganized Subsidiary Debtors, or New Global Crossing or against the property or interests in property of any such Debtor or New Global Crossing on account of any such Claim or Equity Interest, (v) commencing or continuing any action against the Debtors in any manner or forum in respect of such Claim or Equity Interest that does not comply or is inconsistent with the Plan, and (vi) taking any actions to interfere with the implementation or consummation of the Plan or the Schemes of Arrangement; provided nothing herein shall prohibit any holder of a Claim from prosecuting a proof of claim in the Reorganization Cases. In no event shall the Investors, New Global Crossing and the Reorganized Subsidiary Debtors have any liability or obligation for any Claim against or Equity Interest in any of the Debtors arising prior to the Effective Date, other than the Assumed Liabilities. In addition, except as otherwise provided in the Plan of Reorganization, the Schemes of Arrangement, the Confirmation Order, or the Purchase Agreement, on and after the Effective Date, any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, including any successor of such entity, shall be permanently enjoined from commencing or continuing in any manner, any litigation against the Debtors or the Reorganized Subsidiary Debtors on account of or in respect of any of such Debtors' prepetition liabilities or other liabilities of the Debtors satisfied pursuant to the Plan of Reorganization.

               (b) Release by the Debtors of the Investors, New Global Crossing, and the Reorganized Subsidiary Debtors and Related Parties. On the Effective Date, the Debtors and each of their subsidiaries, on behalf of themselves and their estates, shall be deemed to release unconditionally New Global Crossing, the Reorganized Subsidiary Debtors, the Investors and all of the Investors' respective officers, directors, employees, advisors, attorneys, financial advisors, accountants, and other professionals from any and all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above with respect to any omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization Cases, the Plan, or the Schemes of Arrangement; provided, however, that nothing herein shall relieve the Investors of their obligations under the Transaction Documents and New Global Crossing and the Reorganized Subsidiary Debtors of the Assumed Liabilities.

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

          9.6. Exculpation.

               (a) Notwithstanding anything herein to the contrary, as of the Effective Date, none of (i) except with respect to Estate Representative Claims, the Debtors and the Debtors' officers, directors and employees, (ii) the Creditors Committee and any subcommittee thereof, (iii) the JPLs, (iv) the Estate Representative, (v) the Agent and the steering committee for the holders of the Lender Claims, (vi) the accountants, financial advisors, investment bankers, and attorneys for the Debtors, and (vii) the directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, attorneys, or employees for any of the persons or entities described in (ii) through (v) of this section 9.6 shall have or incur any liability for any claim, cause of action or other assertion of liability for any act taken or omitted to be taken since the Debtors' respective Petition Dates in connection with, or arising out of, the Reorganization Cases, the provisional liquidations of the Bermudian Debtors, the confirmation, consummation, or administration of the Plan of Reorganization or the Schemes of Arrangement, or property to be distributed under the Plan of Reorganization or Schemes of Arrangement, except for willful misconduct or gross negligence.

               (b) Notwithstanding anything herein to the contrary, as of the Effective Date, none of (i) the Investors, (ii) New Global Crossing, or (iii) the Investors' and New Global Crossing's directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, dealer-managers, placement agents, attorneys or employees in their capacity as representatives of the Investors shall have or incur any liability for any claim, cause of action, or other assertion of liability for any act taken or omitted to be taken under or in connection with, or arising out of, the Reorganization Cases, the provisional liquidations of the Bermudian Debtors, the confirmation, consummation or administration of the Plan of Reorganization or the Schemes of Arrangement, or property to be distributed under the Plan of Reorganization or Schemes of Arrangement; provided, however, that nothing herein shall relieve the Investors of their obligations under the Transaction Documents and New Global Crossing and the Reorganized Subsidiary Debtors of the Assumed Liabilities.

          9.7. Avoidance Actions.

          The Estate Representative shall have the right to prosecute any avoidance or recovery actions under sections 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or debtors in possession. Notwithstanding the foregoing, on or after the Effective Date, no such action may be asserted whether as a claim, defense, offset, recoupment, or otherwise, against any of the holders of the GC Holdings Notes Claims or the GCNA Notes Claims (solely in their capacities as holders of such notes), the Lenders (solely in their capacity as Lenders), the Agent (solely in its capacity as Agent), the Indenture Trustees (solely in their capacity as Indenture Trustees), the GC Holdings Notes Claims, the GCNA Notes Claims, the Lender Claims, or the Lender Agent Expenses.

SECTION 10 CONDITION TO EFFECTIVE DATE

          The occurrence of the Effective Date for the Plan is subject to the occurrence of the Closing referred to in the Purchase Agreement. In the event that the Effective Date does not occur, the Plan shall have no force and effect.

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SECTION 11 RETENTION OF JURISDICTION

          11.1. Jurisdiction of the Bankruptcy Court.

          Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Reorganization Cases for, among other things, the following purposes:

               (a) To hear and determine any dispute arising under the Purchase Agreement.

               (b) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

               (c) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on the Confirmation Date.

               (d) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

               (e) To consider Claims, including Administrative Expense Claims arising in the ordinary course of business under section 2.1, or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

               (f) To hear and determine all actions commenced by the Estate Representative, or the Agent pursuant to sections 505, 510, 542 through 545, 547 through 550, and 553 of the Bankruptcy Code, collection matters related thereto, and settlements thereof.

               (g) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

               (h) To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan of Reorganization, the Confirmation Order, or any other order of the Bankruptcy Court.

               (i) To hear and determine any application to modify the Plan of Reorganization in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan of Reorganization, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

               (j) To hear and determine all applications of retained professionals under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date.

               (k) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order,

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

any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

             (l) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan of Reorganization or to maintain the integrity of the Plan of Reorganization following consummation.

             (m) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

             (n) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, matters with respect to any Taxes payable by a trust or reserve established in furtherance of the Plan).

             (o) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

             (p) To enter a final decree closing the Reorganization Cases.

             (q) To recover all assets of the Debtors and property of the Debtors' estates, wherever located.

             (r) To resolve any Disputed Claims.

             (s) Subject to (r), in coordination with the Supreme Court of Bermuda, to determine any other disputes arising in connection with the Plan or any Schemes of Arrangement.

             (t) To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code.

SECTION 12 MISCELLANEOUS PROVISIONS

       12.1. Payment of Statutory Fees.

       On the Effective Date, and thereafter as may be required, the Debtors and, after the Effective Date, the Estate Representative, shall pay (solely out of the Estate Representative Expense Fund) all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

       12.2. Retiree Benefits.

       On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Debtors (other than GCL and GC Holdings) shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor has obligated itself to provide such benefits. The Estate Representative shall not be responsible for any such obligations.

       12.3. Recognition of Guaranty Rights.

       The classification of and manner of satisfying all Claims and Equity Interests under the Plan of Reorganization takes into consideration (i) the existence of guaranties by the Debtors and (ii) the

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fact that the Debtors may be joint obligors with each other or other entities, with respect to an obligation. All Claims against any of the Debtors based upon any such guaranties or joint obligations shall be treated in the manner described in section 5.1 herein and discharged in the manner provided in the Plan of Reorganization.

       12.4. Certain Indenture Trustee Fees, Expenses and Charging Liens.

       The Debtors shall pay, and to the extent contingent, disputed or unliquidated on the Effective Date, shall include in the Administrative Expense and Priority Claim Reserve, the reasonable fees and expenses of each of the Indenture Trustees prior to the Effective Date, including the reasonable fees and expenses of their professionals. Any disputes regarding the payment of fees and expenses under this section shall be submitted to the Bankruptcy Court for resolution. Upon payment of the fees and expenses of the Indenture Trustees, such Indenture Trustees will be deemed to have released all of their lien and priority rights for their fees and expenses under the publicly issued debt securities of GC Holdings and GCNA. The indentures for the publicly issued debt securities shall be deemed to survive confirmation of the Plan solely to effectuate distributions to be made to holders of debt securities thereunder as provided in the Plan, and to enforce the rights, duties, charging liens and administrative functions of the Indenture Trustees as provided in the indentures for the publicly issued debt securities and in the Plan against such distributions. Nothing in the Plan shall be deemed to impair, waive or discharge the Indenture Trustees' respective rights, liens, and priorities or any other rights of the Indentures Trustees under their respective indentures against the distributions to the holders of the public debt securities. Neither the Investors, New Global Crossing, nor the Reorganized Subsidiary Debtors shall be responsible for the payment of fees under this section 12.4.

       12.5. Letters of Credit.

       New Global Crossing will cause each Letter of Credit listed on Exhibit D that has not expired, been terminated, been replaced and terminated, or fully drawn on or before the Effective Date, to be replaced and terminated on the Effective Date, provided, however, that in the event any such Letter of Credit shall not have been so replaced and terminated on the Effective Date, New Global Crossing may at its option issue for the benefit of the Agent and JPMorgan Chase Bank, as applicable, a "back-up" letter of credit in an amount equal to 103% of the undrawn balance of such Letter of Credit as of the Effective Date, naming as beneficiary the issuer of such Letter of Credit and otherwise in form and substance satisfactory to the issuer of such Letter of Credit. In addition, on the Effective Date, the Debtors shall reimburse the Agent or JP Morgan Chase Bank, as applicable, for the amount of any draws from and after August 1, 2002 on any Letter of Credit listed on Exhibit D.

       12.6. Substantial Consummation.

       On the Effective Date, the Plan of Reorganization shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

       12.7. Rights of Investors.

       Nothing herein shall preclude the Investors, New Global Crossing, and the Reorganized Subsidiary Debtors, as the case may be, from participating and being heard in the Reorganization Cases. Without limiting the foregoing, and in addition to the other rights expressly granted herein, the Investors, New Global Crossing, and the Reorganized Subsidiary Debtors, as the case may be, shall have the right to (a) challenge the Debtors' estimate of the aggregate amount of the Administrative Expense and Priority Claim Reserve, (b) object to any Administrative Expense Claim, Priority Tax Claim, or Priority Non-Tax Claim filed against any of the Debtors, and (c) participate in, and object to, any proposed compromise or

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

settlement of any Administrative Expense Claim, Priority Tax Claim or Priority Non-Tax Claim pursuant to a motion under Bankruptcy Rule 9019 or otherwise, (including the exclusive right on behalf of the estate to object to ordinary course Administrative Expense Claims and the right to replace the Estate Representative in respect of any Disputed Claim existing on or after the Effective Date concerning the assumption of any executory contract, unexpired lease, ASR, or Interconnection Agreement that, if Allowed, would be an Assumed Liability). The Debtors or the Estate Representative, as the case may be, shall provide ten days prior written notice to the Investors and New Global Crossing (on behalf of the Reorganized Subsidiary Debtors) unless such notice period is shortened with the consent of the Investors or New Global Crossing, as applicable, of any proposed compromise or settlement of any Administrative Expense Claim, Priority Tax Claim or Priority Non-Tax Claim.

       12.8. Amendments.

             (a) Plan of Reorganization Modifications. The Plan of Reorganization may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan of Reorganization, the Debtors (and, as of the Effective Date, the Estate Representative) may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan of Reorganization or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan of Reorganization.

             (b) Other Amendments. Prior to the Effective Date and with the consent of the Creditors Committee and the holders of the Lender Claims, and the Investors, which consent shall not be unreasonably withheld, the Debtors may make appropriate technical adjustments and modifications to the Plan of Reorganization without further order or approval of the Bankruptcy Court, provided, however that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims.

       12.9. Governing Law.

       Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

       12.10. Time.

       In computing any period of time prescribed or allowed by the Plan of Reorganization, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

       12.11. Notices.

       All notices, requests, and demands to or upon the Debtors, the Estate Representative, New Global Crossing, or either of the Investors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

          if to the Debtors, to:

          Global Crossing Group
          Seven Giralda Farms
          Madison, New Jersey 07940
          U.S.A.
          Telecopy: (973) 410-8583
          Attention: General Counsel

          with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York 10153
          U.S.A.
          Telecopy: (212) 310-8007
          Attention: Michael F. Walsh
                     Paul M. Basta
                     Douglas P. Warner

          if to the Trustee or the Estate Representative, to such entity designated in the Confirmation Order:

          with a copy to:

          Brown Rudnick Berlack Israels LLP
          120 West 45th Street
          New York, New York 10036
          U.S.A.
          Telecopy: (212) 704-0196
          Attention: Edward S. Weisfelner

          with a copy to:

          Milbank Tweed Hadley & McCloy LLP
          One Chase Manhattan Plaza
          New York, New York 10005
          U.S.A.
          Telecopy: (212) 822-5283
          Attention: Allan S. Brilliant

          if to New Global Crossing or the Reorganized Subsidiary Debtors, to:

          Global Crossing Ltd.
          Seven Giralda Farms
          Madison, New Jersey 07940
          U.S.A.
          Telecopy: (973) 410-8583
          Attention: John McShane
               with a copy to Singapore Technologies
               Telemedia Pte Ltd, for purposes of section
               12.7 and otherwise for information purposes only:

               Singapore Technologies Telemedia Pte Ltd.
               51 Cuppage Road
               #10-11/17, StarHub Centre
               Singapore 229469
               Telecopy:     (65) 6720-7277
               Attention:    General Counsel/Chief Legal Officer

               with a copy to:

               Latham & Watkins
               80 Raffles Place
               #14-20 UOB Plaza 2
               Singapore 048624
               Telecopy:     (65) 6536-1171
               Attention:    Michael W. Sturrock

               with a copy to Hutchison Telecommunications
               Limited, for purposes of section 12.7 and otherwise for informational purposes only:

               Hutchison Telecommunications Limited
               22/nd/ Floor, Hutchison House
               10 Harcourt Road, Central
               Hong Kong
               Telecopy:     (852) 2128-1778
               Attention:    Company Secretary

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               12/F Hong Kong Club Building
               3A Charter Road Building
               Hong Kong
               Telecopy:     (852) 2536-9622
               Attention:    John E. Lange
             with a copy to:

                 KPMG
                 8 Salisbury Square
                 London EC4Y 8 BB
                 United Kingdom
                 Telecopy:     444-207-694-3126
                 Attention:    Jane Moriarty



Dated:   October 28, 2002
         New York, New York

                             Respectfully submitted,

                             GLOBAL CROSSING LTD. ET. AL.
                             (for itself and on behalf of each of the Debtors)

                             By:    /s/ Dan J. Cohrs
                                    -------------------------------------------
                             Name:  Dan J. Cohrs
                                    -------------------------------------------
                             Title: Executive Vice President and Chief Financial
                                    --------------------------------------------
                                    Officer
                                    -------

COUNSEL:

/s/ Michael F. Walsh
--------------------------------------------
Michael F. Walsh (MFW 8000)
Paul M. Basta (PMB 4434)
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY  10153-0119
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Debtors and
 Debtors In Possession

                             EXHIBITS AND SCHEDULES
                            TO PLAN OF REORGANIZATION

                                  SCHEDULE 1.0
                                (To Be Provided)

                                  SCHEDULE 1.1
                                (To be Provided)

                                  SCHEDULE 1.2
                                (To be Provided)

                                    EXHIBIT A

                                     DEBTORS

--------------------------------------------------------------------------------
1.       Global Crossing North America, Inc.
--------------------------------------------------------------------------------
2.       Global Crossing Ltd.
--------------------------------------------------------------------------------
3.       Atlantic Crossing Ltd.
--------------------------------------------------------------------------------
4.       Atlantic Crossing Holdings Ltd.
--------------------------------------------------------------------------------
5.       Global Crossing Cyprus Holdings Limited
--------------------------------------------------------------------------------
6.       GC Pan European Crossing Luxembourg I S.a.r.l.
--------------------------------------------------------------------------------
7.       GC Pan European Crossing Luxembourg II S.a.r.l.
--------------------------------------------------------------------------------
8.       GC Pan European Crossing Holdings B.V.
--------------------------------------------------------------------------------
9.       Mid-Atlantic Crossing Holdings Ltd.
--------------------------------------------------------------------------------
10.      Global Crossing Holdings U.K. Limited
--------------------------------------------------------------------------------
11.      Global Crossing International Ltd.
--------------------------------------------------------------------------------
12.      Global Crossing Network Center Ltd.
--------------------------------------------------------------------------------
13.      Pan American Crossing U.K. Ltd.
--------------------------------------------------------------------------------
14.      Mid-Atlantic Crossing Ltd.
--------------------------------------------------------------------------------
15.      Pan American Crossing Holdings Ltd.
--------------------------------------------------------------------------------
16.      South American Crossing Holdings Ltd.
--------------------------------------------------------------------------------
17.      Pan American Crossing Ltd.
--------------------------------------------------------------------------------
18.      Atlantic Crossing Holdings U.K. Limited
--------------------------------------------------------------------------------
19.      ALC Communications Corporation
--------------------------------------------------------------------------------
20.      Budget Call Long Distance, Inc.
--------------------------------------------------------------------------------
21.      Business Telemanagement, Inc.
--------------------------------------------------------------------------------
22.      GC Dev. Co., Inc.
--------------------------------------------------------------------------------
23.      GC Mart LLC
--------------------------------------------------------------------------------
24.      GC Pacific Landing Corp
--------------------------------------------------------------------------------
25.      Global Crossing Advanced Card Services, Inc.
--------------------------------------------------------------------------------
26.      Global Crossing Bandwidth, Inc.
--------------------------------------------------------------------------------
27.      Global Crossing Billing, Inc.
--------------------------------------------------------------------------------
28.      Global Crossing Development Co.
--------------------------------------------------------------------------------
29.      Global Crossing Employee Services, Inc.
--------------------------------------------------------------------------------
30.      Global Crossing GlobalCenter Holdings, Inc.
--------------------------------------------------------------------------------
31.      Global Crossing Government Markets USA, Inc.
-------------------------------------------------------------------------------
32.      Global Crossing Holdings USA LLC
--------------------------------------------------------------------------------
33.      Global Crossing Internet Dial-Up, Inc.
--------------------------------------------------------------------------------
34.      Global Crossing Latin America & Caribbean Co.
--------------------------------------------------------------------------------
35.      Global Crossing Local Services, Inc.
--------------------------------------------------------------------------------
36.      Global Crossing North American Holdings, Inc.
--------------------------------------------------------------------------------
37.      Global Crossing Management Services, Inc.
--------------------------------------------------------------------------------
38.      Global Crossing North American Networks, Inc.
--------------------------------------------------------------------------------
39.      Global Crossing Telecommunications, Inc.
--------------------------------------------------------------------------------
40.      Global Crossing Telemanagement VA LLC
--------------------------------------------------------------------------------
41.      Global Crossing Telemanagement, Inc.
--------------------------------------------------------------------------------
42.      Global Crossing USA, Inc.
--------------------------------------------------------------------------------
43.      Global Crossing Ventures, Inc.
--------------------------------------------------------------------------------
44.      GT Landing Corp.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
45.      GT Landing II Corp.
--------------------------------------------------------------------------------
46.      MAC Landing Corp.
--------------------------------------------------------------------------------
47.      Metaclorin Investco II, Inc.
--------------------------------------------------------------------------------
48.      PAC Landing Corp.
--------------------------------------------------------------------------------
49.      Subsidiary Telco LLC
--------------------------------------------------------------------------------
50.      US Crossing, Inc.
--------------------------------------------------------------------------------
51.      IXNet, Inc.
--------------------------------------------------------------------------------
52.      GC St. Croix Company, Inc.
--------------------------------------------------------------------------------
53.      Equal Access Networks, LLC
--------------------------------------------------------------------------------
54.      Atlantic Crossing II Ltd.
--------------------------------------------------------------------------------
55.      Global Crossing Holdings Ltd.
--------------------------------------------------------------------------------
56.      GT U.K. Ltd. (filed on April 24, 2002)
--------------------------------------------------------------------------------
57.      SAC Peru S.R.L. (filed on August 4, 2002)
--------------------------------------------------------------------------------
58.      GC Pan European Crossing UK Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
59.      Global Crossing Network Center (UK) Ltd. (filed on August 30, 2002)
--------------------------------------------------------------------------------
60.      South American Crossing Ltd. (filed on August 30, 2002)
--------------------------------------------------------------------------------
61.      GT Netherlands B.V.
--------------------------------------------------------------------------------
62.      GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarasag
         (filed on August 30, 2002)
--------------------------------------------------------------------------------
63.      GC Pan European Crossing Nederland B.V. (filed on August 30, 2002)
--------------------------------------------------------------------------------
64.      GC UK Holding Ltd. (filed on August 30, 2002)
--------------------------------------------------------------------------------
65.      Global Crossing Conferencing Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
66.      Global Crossing Europe Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
67.      Global Crossing Intellectual Property Ltd. (filed on August 30, 2002)
--------------------------------------------------------------------------------
68.      Global Crossing Intermediate UK Holdings Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
69.      Global Crossing Ireland Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
70.      Global Crossing Services Europe Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
71.      Global Crossing Services Ireland Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
72.      Global Crossing Venezuela B.V. (filed on August 30, 2002)
--------------------------------------------------------------------------------
73.      IXnet UK Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
74.      Mid-Atlantic Crossing Holdings UK Ltd. (filed on August 30, 2002)
--------------------------------------------------------------------------------
75.      PAC Panama Ltd. (filed on August 30, 2002)
--------------------------------------------------------------------------------
76.      GC SAC Argentina S.R.L. (filed on August 30, 2002)
--------------------------------------------------------------------------------
77.      SAC Brazil Ltda. (filed on August 30, 2002)
--------------------------------------------------------------------------------
78.      Global Crossing Portfolio Holdings Ltd. (filed on August 30, 2002)
--------------------------------------------------------------------------------
79.      Global Crossing IXNet EMEA Holdings Limited (filed on August 30, 2002)
--------------------------------------------------------------------------------
80.      SAC Colombia Ltda. (filed on August 30, 2002)
--------------------------------------------------------------------------------

                                    EXHIBIT B

                         DEBTORS INCORPORATED IN BERMUDA

            --------------------------------------------------------
            Global Crossing Ltd.
            --------------------------------------------------------
            Global Crossing Holdings Ltd.
            --------------------------------------------------------
            Atlantic Crossing Ltd.
            --------------------------------------------------------
            Atlantic Crossing Holdings Ltd.
            --------------------------------------------------------
            Mid-Atlantic Crossing Holdings Ltd.
            --------------------------------------------------------
            Global Crossing International Ltd.
            --------------------------------------------------------
            Global Crossing Network Center Ltd.
            --------------------------------------------------------
            Mid-Atlantic Crossing Ltd.
            --------------------------------------------------------
            Pan American Crossing Holdings Ltd.
            --------------------------------------------------------
            South American Crossing Holdings Ltd.
            --------------------------------------------------------
            Pan American Crossing Ltd.
            --------------------------------------------------------
            Atlantic Crossing II Ltd.
            --------------------------------------------------------
            Global Crossing Portfolio Holdings Ltd.
            --------------------------------------------------------
            PAC Panama Ltd.
            --------------------------------------------------------
            Global Crossing Intellectual Property Ltd.
            --------------------------------------------------------
            South American Crossing Ltd.
            --------------------------------------------------------

                                    EXHIBIT C

                 DOCUMENTS TO BE INCLUDED IN THE PLAN SUPPLEMENT

            --------------------------------------------------------
            Management Incentive Plan
            --------------------------------------------------------
            Bye-Laws of New Global Crossing
            --------------------------------------------------------
            Certificate of Designations
            --------------------------------------------------------
            Indenture
            --------------------------------------------------------
            Form of New Senior Secured Notes
            --------------------------------------------------------
            Registration Rights Agreement
            --------------------------------------------------------
            Liquidating Trust Agreement
            --------------------------------------------------------
            Memorandum of Association
            --------------------------------------------------------
            Cooperation Agreement
            --------------------------------------------------------

                                    EXHIBIT D

                                LETTERS OF CREDIT

Letter of Credit No. 71637 in the amount of $2,721,600.00 for the benefit of Liberty Mutual Insurance Company.

Letter of Credit No. 71731 in the amount of $4,027,346.00 for the benefit of Pacific Employers Insurance Company.

                                    EXHIBIT E

                               PURCHASE AGREEMENT

================================================================================
                               PURCHASE AGREEMENT

                                   dated as of
                                 August 9, 2002
                                     among

                              GLOBAL CROSSING LTD.,
                       and GLOBAL CROSSING HOLDINGS LTD.,
                        debtors and debtors in possession

                         JOINT PROVISIONAL LIQUIDATORS,

                             of Global Crossing Ltd.
                       and Global Crossing Holdings Ltd.

                    SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD

                                       and

                      HUTCHISON TELECOMMUNICATIONS LIMITED
================================================================================

                                TABLE OF CONTENTS

                                                                       Page

ARTICLE I      SUBSCRIPTION FOR NEW COMMON SHARES AND
               NEW PREFERRED SHARES .................................... 3
   1.1         Subscription for New Company Shares ..................... 3
   1.2         The Closing; Deliveries. ................................ 3
ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY ................................................. 4
   2.1         Organization; Subsidiaries .............................. 4
   2.2         Due Authorization; Enforceability ....................... 5
   2.3         Capitalization. ......................................... 6
   2.4         SEC Reports ............................................. 7
   2.5         Financial Statements. ................................... 8
   2.6         Absence of Certain Changes .............................. 9
   2.7         Litigation. .............................................11
   2.8         No Conflicts or Violations; Consents ....................12
   2.9         Regulatory Matters ......................................13
   2.10        Compliance with Laws. ...................................14
   2.11        Commitments .............................................15
   2.12        Taxes. ..................................................16
   2.13        ERISA Compliance; Absence of Changes in Benefits Plans ..18
   2.14        Intellectual Property; Technology. ......................21
   2.15        Environmental Matters. ..................................21
   2.16        Insurance. ..............................................22
   2.17        Title to Property .......................................22
   2.18        Network Facilities ......................................24
   2.19        Suppliers ...............................................26
   2.20        Accounts Receivable. ....................................26
   2.21        Transactions with Certain Affiliates. ...................27
   2.22        Labor Matters; Employee Relations .......................27
   2.23        Brokers or Finders. .....................................27
   2.24        No Prior Activities of New GX ...........................28
ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE
               INVESTORS ...............................................28
   3.1         Acquisition for Investment. .............................28
   3.2         Restricted Securities ...................................28

                                TABLE OF CONTENTS

                                   (continued)

                                                                         Page

   3.3        Status .....................................................28
   3.4        Organization. ..............................................28
   3.5        Due Authorization ..........................................29
   3.6        Consents; No Violations. ...................................29
   3.7        Availability of Funds ......................................29
   3.8        Litigation. ................................................29
   3.9        Brokers or Finders. ........................................29
ARTICLE IV    COVENANTS ..................................................30
   4.1        Conduct of Business by the Company Pending the Closing. ....30
   4.2        Reorganization Process .....................................31
   4.3        No Solicitation. ...........................................33
   4.4        Board Representation. ......................................33
   4.5        Employee Agreements; Change in Control; Indemnification ....34
   4.6        Fees and Expenses. .........................................35
   4.7        Access to Information; Confidentiality; Monthly Statements..35
   4.8        Governmental Investigations. ...............................36
   4.9        Reasonable Efforts; Consents; Approvals; Notification. .....36
   4.10       Non-Compete Covenants. .....................................38
   4.11       Press Releases. ............................................38
   4.12       Further Assurances .........................................39
   4.13       Formation and Capitalization of New GX. ....................39
   4.14       Employment Matters .........................................39
   4.15       AGC Generally ..............................................40
   4.16       Accounts Receivable. .......................................40
   4.17       Receivables Financing. .....................................40
   4.18       Listing ....................................................41
   4.19       Tax Returns for 2001 .......................................41
ARTICLE V     THE JOINT PROVISIONAL LIQUIDATORS ..........................41
   5.1        The Joint Provisional Liquidators' Approval ................41
   5.2        Exclusion of Personal Liability. ...........................41
   5.3        The Actions of the Company and GX Holdings .................41
   5.4        Purpose of the Joint Provisional Liquidators as Parties ....41
   5.5        Joint Provisional Liquidators ..............................42

                                TABLE OF CONTENTS

                                   (continued)


                                                                            Page

   5.6         Governing Law; Submission to Jurisdiction ....................42
   5.7         Entire Agreement .............................................42
   5.8         Amendments. ..................................................42
   5.9         Headings .....................................................42
   5.10        No Interpretation Against Drafter ............................42
   5.11        Defined Terms; Interpretations. ..............................43
ARTICLE VI     CONDITIONS ...................................................43
   6.1         Conditions to Obligations of each Investor and the Company ...43
   6.2         Conditions to Obligations of the Investors ...................44
   6.3         Conditions to Obligation of the Company. .....................45
   6.4         Special Waiver and Notice. ...................................46
ARTICLE VII    TERMINATION ..................................................47
   7.1         Termination. .................................................47
   7.2         Effect of Termination. .......................................49
   7.3         Liquidated Damages ...........................................49
   7.4         Non-Survival of Representations, Warranties, Covenants and
               Agreements ...................................................50
ARTICLE VIII   MISCELLANEOUS ................................................50
   8.1         Defined Terms; Interpretations. ..............................50
   8.2         Restrictive Legends ..........................................68
   8.3         Successors and Assigns. ......................................69
   8.4         Entire Agreement .............................................70
   8.5         Notices ......................................................70
   8.6         Amendments. ..................................................71
   8.7         Counterparts .................................................72
   8.8         Headings .....................................................72
   8.9         Governing Law; Submission to Jurisdiction ....................72
   8.10        Waiver of Jury Trial. ........................................72
   8.11        Severability .................................................72
   8.12        No Interpretation Against Drafter ............................72
   8.13        Confidentiality ..............................................73
   8.14        Closing Audit. ...............................................73
   8.15        Actions by Banks and Creditors' Committee ....................74

                                TABLE OF CONTENTS

                                   (continued)

                                                                            Page

EXHIBITS
--------
   Exhibit A     --   Terms of Restructuring
   Exhibit A-1   --   Terms of New GX Preferred Stock
   Exhibit A-2   --   Minority Protections
   Exhibit A-3   --   Terms of New Debt Securities
   Exhibit B     --   New GX Capitalization
   Exhibit C     --   Timetable for Restructuring
   Exhibit D     --   Monthly Management Reports
   Exhibit E     --   Commitments Containing Non-Compete Covenants
   Exhibit F     --   Bermudian Debtors
SCHEDULES
---------

                               PURCHASE AGREEMENT

                  This PURCHASE AGREEMENT (this "Agreement"), dated as of August 9, 2002, is entered into by and among Global Crossing Ltd., a company organized under the Laws of Bermuda (the "Company"), Global Crossing Holdings Ltd., a company organized under the Laws of Bermuda ("GX Holdings"), the Joint Provisional Liquidators of the Company and GX Holdings, Singapore Technologies Telemedia Pte Ltd, a company organized under the Laws of Singapore ("ST Telemedia"), and Hutchison Telecommunications Limited, a company organized under the Laws of Hong Kong ("Hutchison"). ST Telemedia and Hutchison are sometimes collectively referred to as the "Investors" and are sometimes referred to individually as an "Investor". Capitalized terms used herein (and in the Exhibits hereto) without definition shall have the meaning ascribed to such terms in Section 8.1 hereof.

                                   WITNESSETH:


                  WHEREAS, the Company and certain of the Subsidiaries (the "Debtors") are debtors and debtors in possession under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. (S)(S) 101-1330 (as amended, the "Bankruptcy Code"), having each commenced voluntary cases (No. 02-40187 (REG) through 02-40241 (REG)) (together with all legal proceedings instituted in a United States Bankruptcy Court in connection with the Restructuring (as defined below) or otherwise involving the Company as debtor, the "Bankruptcy Case") on or after January 28, 2002 (the "Petition Date") in the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court");

                  WHEREAS, the Company, GX Holdings and those Subsidiaries set forth on Exhibit F (collectively with the Company and GX Holdings, the "Bermudian Debtors" and each a "Bermudian Debtor") petitioned the Supreme Court of Bermuda (the "Bermuda Court") on January 28, 2002, for the appointment of joint provisional liquidators and by orders dated January 28, 2002 (the "Bermuda Orders"), the Joint Provisional Liquidators were appointed by the Bermuda Court in respect of each Bermudian Debtor (the "Bermuda Case");

                  WHEREAS, the Bermuda Orders provide, inter alia, that (A) the Joint Provisional Liquidators have power to oversee and liaise with the Board of Directors (as defined below) in effecting a reorganization and/or refinancing of the Company and GX Holdings under the supervision of the Bermuda Court and the U.S. Bankruptcy Court, (B) the Joint Provisional Liquidators have the power to be consulted prior to, and have power to authorize without further order of the Bermuda Court, the sale or disposition of any business, operation, subsidiary, division or other significant assets of the Company and/or GX Holdings and (C) no payment or disposition of the Company's and/or GX Holdings' assets should be made or effected without the Joint Provisional Liquidators' direct or indirect approval;

                  WHEREAS, the Company has agreed to file a plan of reorganization supported and approved by the Investors with the U.S. Bankruptcy Court for the Company and each of its Subsidiaries that is a debtor in connection with the Bankruptcy Case to implement the transactions contemplated by this Agreement including the Restructuring as described herein (the "Bankruptcy Plan") and certain schemes of arrangement in respect of itself and the other Bermudian Debtors with the Bermuda Court (the "Schemes of Arrangement"), to effect the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein;


                  WHEREAS, the Company and GX Holdings desire to consummate, subject to confirmation of the Bankruptcy Plan by the U.S. Bankruptcy Court and sanctioning of the Schemes of Arrangement by the Bermuda Court, and each of the Company and GX Holdings has approved the transactions contemplated by this Agreement, including the Company Asset Transfer to a newly formed company, duly organized by the Company under the Laws of Bermuda or the Cayman Islands, as the Investors determine in their reasonable discretion ("New GX"), the capitalization of which will be the New GX Capitalization (as defined below), and consummation of the Bankruptcy Plan with respect to the Debtors;

                  WHEREAS, the Joint Provisional Liquidators are joined as parties to this Agreement for the sole purpose of agreeing to the matters set forth in Article V;

                  WHEREAS, the Company will be the sole shareholder of New GX until the consummation of the transactions contemplated by this Agreement upon the terms and conditions hereof;

                  WHEREAS, in connection with the Bankruptcy Plan, the Investors desire to make a significant investment in New GX and to consummate the transactions contemplated by this Agreement, upon the terms and conditions provided for herein;

                  WHEREAS, subject to the terms and conditions hereof, the Company has agreed to, and to cause the other Debtors to seek entry of an order of the U.S. Bankruptcy Court confirming the Bankruptcy Plan pursuant to Section 1129 of the Bankruptcy Code and have agreed to, and to cause the other Bermudian Debtors to, seek entry of an order of the Bermuda Court (the "Sanction Order") sanctioning the Schemes of Arrangement pursuant to the Companies Act 1981 of Bermuda (the "Companies Law");

                  WHEREAS, entry of the Confirmation Order and the Sanction Order would, pursuant to Section 1141 of the Bankruptcy Code and Sections 99 and 100 of the Companies Law, respectively, bind the Debtors and their creditors and, pursuant to the Bankruptcy Code, their equity security holders, to the Bankruptcy Plan and the Schemes of Arrangement, which includes the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, as an inducement to the Investors to enter into this Agreement, the Company shall, on or prior to the Closing (as defined below), cause New GX to enter into a Registration Rights Agreement with each Investor.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I


                       SUBSCRIPTION FOR NEW COMMON SHARES
                            AND NEW PREFERRED SHARES

                  1.1 Subscription for New Company Shares. Subject to the terms and conditions hereof, at the Closing: (a) the Company shall cause New GX to issue to ST Telemedia, or to a subsidiary of ST Telemedia to which it is entitled to assign its rights pursuant to Section 8.3, 3,300,000 New Common Shares and 9,000,000 New Preferred Shares constituting 30.75% of the New Company Shares to be outstanding as of the Closing Date; (b) the Company shall cause New GX to issue to Hutchison, or to a subsidiary of Hutchison to which it is entitled to assign its rights pursuant to Section 8.3, 3,300,000 New Common Shares and 9,000,000 New Preferred Shares constituting 30.75% of the New Company Shares to be outstanding as of the Closing Date; (c) the Company shall cause New GX to issue pursuant to, and to be allocated in accordance with, the Bankruptcy Plan and the Schemes of Arrangement, to the pre-Petition Date creditors of the Debtors pursuant to the Restructuring 15,400,000 New Common Shares constituting 38.50% of the New Company Shares to be outstanding as of the Closing Date; and
(d) each Investor agrees, severally and not jointly, to subscribe for and pay to New GX a purchase price of $125,000,000 in cash, for an aggregate purchase price of $250,000,000 (the "Purchase Price") in consideration of the issuance by New GX of the New Common Shares and the New Preferred Shares (collectively, the "New Company Shares") subscribed for upon the Closing. An Investor may assume the rights and obligations of the other Investor hereunder or may assign its rights to nominees or designees, in each case in accordance with and subject to the conditions contained in Section 8.3.

                  1.2      The Closing; Deliveries.

                  (a) The closing of the subscription for the New Company Shares hereunder and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022-4802, U.S.A., at a date (the "Closing Date") and time to be mutually agreed by the Company and the Investors, which shall be no more than five days after the date following the satisfaction or waiver (by the party entitled thereunder to waive any such condition) of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions).

                  (b) At the Closing, the Company shall cause New GX to deliver share certificates to: (i) ST Telemedia representing the New Company Shares being purchased by ST Telemedia, each registered in the name of ST Telemedia or its nominee or designee as ST Telemedia shall specify to the Company prior to the Closing in accordance with and subject to the conditions contained in
Section 8.3; (ii) Hutchison representing the New Company Shares being purchased by Hutchison registered in the name of Hutchison or its nominee or designee as Hutchison shall specify to the Company prior to the Closing in accordance with and subject to the conditions contained in Section 8.3; and (iii) the pre-Petition Date creditors of the Debtors representing the New Company Shares being issued, pursuant to, and to be allocated in accordance with, the Bankruptcy Plan and the Schemes of Arrangement, to the pre-Petition Date creditors of the Debtors pursuant to the Restructuring, each registered in the name of the applicable pre-Petition Date creditor or the nominee or designee as such pre-Petition Date creditor shall specify to the Company prior to the Closing. Delivery of such certificates to each Investor and the pre-Petition Date creditors of the Debtors shall be made against receipt by New GX of the Purchase Price payable by each Investor, which shall be paid by wire transfer of immediately available funds to an account designated at least three Business Days prior to the Closing Date by the Company.

                  (c) At the Closing, the Company shall distribute, pursuant to, and to be allocated in accordance with, the Bankruptcy Plan and the Schemes of Arrangement, to the pre-Petition Date creditors of the Debtors cash in the amount and in accordance with the provisions set forth on Exhibit A.

                  (d) At the Closing, the Company shall cause New GX to distribute new debt securities to the pre-Petition Date creditors of the Debtors in the amount and with the terms and conditions set forth on Exhibit A-3.

                  (e) At the Closing, and in accordance with the Bankruptcy Plan and the Schemes of Arrangement, New GX shall execute and deliver to the Investors the Registration Rights Agreement.

                                   ARTICLE II


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to each Investor, as of the date hereof and as of the Closing Date (representations and warranties of the Company made as of the Closing Date shall be deemed to be made, except where otherwise specified, prior to giving effect to the Company Asset Transfer):

                  2.1      Organization; Subsidiaries.

                  (a) Each of the Company and GX Holdings is a company duly organized and validly existing under the Laws of Bermuda and has the requisite corporate power and authority to carry on its business as it is now being conducted. On the Closing Date, New GX will be a company duly organized, validly existing and in good standing under the Laws of Bermuda or the Cayman Islands, as the case may be, and will have the requisite corporate power and authority to carry on its business as proposed to be conducted. Each of the Company and GX Holdings is duly qualified and licensed as a foreign company to do business, and is in good standing (in jurisdictions where such concept is recognized and except for the appointment of the Joint Provisional Liquidators in Bermuda) in each jurisdiction where the character of its Assets owned or held under lease or the nature of its business makes such qualification or license necessary except where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Schedule 2.1(b)(i) sets forth a complete and correct list as of the date hereof of each Person with respect to which the Company has, directly or indirectly, ownership of or rights with respect to securities or other interests having the power to elect a majority of such Person's board of directors or analogous or similar governing body, or otherwise having the power to direct the management, business or policies of that Person, which is a "Significant

Subsidiary" as defined in Rule 1-02(w) of Regulation S-X (each, a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries"). Except as set forth on Schedule 2.1(b)(ii) or in Section 2.3, (i) all of the outstanding share capital of each Significant Subsidiary have been validly issued and are fully paid and nonassessable (in jurisdictions where such concept is recognized), (ii) the Company owns, either directly or indirectly through one or more Subsidiaries, all of the share capital or other equity interests of each Significant Subsidiary free and clear of any and all Encumbrances, and (iii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued share capital or other equity interests of any Significant Subsidiary, or any Commitments (as defined below) of any character whatsoever relating to issued or unissued share capital or other equity interests of any Significant Subsidiary or pursuant to which any Significant Subsidiary is or may become bound to issue or grant additional shares of its share capital or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for any Subsidiaries which are not Significant Subsidiaries, all of which are set forth on Schedule 2.1(b)(iii), and except as set forth on Schedule 2.1(b)(iv), the Company does not own, directly or indirectly, any interest in any Person which is material to the Company and the Subsidiaries taken as a whole.

                  (c) Except as set forth on Schedule 2.1(c), (i) there are no voting trusts, shareholders agreements, proxies or other Commitments or understandings in effect to which any Significant Subsidiary is a party or of which it has Knowledge with respect to the voting or transfer of any of the outstanding shares of capital stock of any Significant Subsidiary, and (ii) there are no outstanding contractual obligations of any Significant Subsidiary that now obligate or in the future could obligate any of them to repurchase, redeem or otherwise acquire any shares of capital stock of any Significant Subsidiary or that constitute "phantom stock," "stock appreciation rights" or similar arrangements or commitments with respect to any Significant Subsidiary.

                  (d) Each Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing (in jurisdictions where such concept is recognized and except for the appointment of the Joint Provisional Liquidators in respect of the Bermudian Debtors) under the Laws of the jurisdiction of its organization and has, as applicable, the requisite corporate, partnership or limited liability company, power and authority to carry on its business as it is now being conducted, except for such failures to be in good standing which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary is duly qualified and licensed as a foreign corporation or other business entity to do business and is in good standing and, except for the appointment of the Joint Provisional Liquidators in respect of the Bermudian Debtors, in each jurisdiction where the character of its Assets owned or held under lease or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                   2.2 Due Authorization; Enforceability. Subject to the requirements that, (i) under Section 5.1, the Joint Provisional Liquidators obtain sanction from the Bermuda Court of their decision to approve the Company's and GX Holdings' entry into this Agreement, (ii) the

U.S. Bankruptcy Court approves the Company's and GX Holdings' entry into this Agreement, (iii) the Joint Provisional Liquidators have not withdrawn their approval of the Company's and GX Holding's entry into this Agreement pursuant to their fiduciary duties under Bermuda Law, (iv) the U.S. Bankruptcy Court confirms the Bankruptcy Plan and (v) the Schemes of Arrangement have been successfully implemented pursuant to Section 99 of the Companies Law, each of the Company and GX Holdings has, and on the Closing Date, New GX will have, all right, corporate power and authority to enter into, execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Company and GX Holdings of this Agreement and each of the other Transaction Documents to which it is a party, the Company Asset Transfer and the compliance by each of the Company and GX Holdings with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party are within the corporate power and authority of the Company and GX Holdings and have been duly authorized by all requisite corporate and other action of the Company and GX Holdings. At the Closing, the execution and delivery by New GX of each of the Transaction Documents to which it is a party, the Company Asset Transfer and the compliance by New GX with each of the provisions of the Transaction Documents to which it is a party (including the reservation and issuance of the New Common Shares issuable upon conversion of the New Preferred Shares) shall be within the corporate power and authority of New GX and shall have been duly authorized by all requisite corporate and other action of New GX. At the Closing, the Confirmation Order, the Sanction Order, the Bankruptcy Plan and/or the Schemes of Arrangement, as the case may be, shall have directed and authorized the Company to form New GX, consummate the Company Asset Transfer and register the approved Schemes of Arrangement with the Registrar of Companies in Bermuda. This Agreement has been, and each of the other Transaction Documents to which the Company, GX Holdings or New GX is a party when executed and delivered by the Company, GX Holdings or New GX, as applicable, will be, duly and validly executed and delivered by the Company, GX Holdings and New GX, as applicable, and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company, GX Holdings or New GX, as applicable, will constitute, a legal, valid and binding agreement of the Company, GX Holdings and New GX, as applicable, enforceable against the Company, GX Holdings and New GX, as applicable, in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors' rights generally and for limitation imposed by general principles of equity.

                  2.3      Capitalization.


                  (a) Except as otherwise provided in the Bankruptcy Plan and the Schemes of Arrangement and consented to by the Investors in their sole and absolute discretion immediately prior to the Closing, the authorized share capital of New GX will consist of (i) 55,000,000 New Common Shares, and (ii) 45,000,000 New Preferred Shares, and no share capital or voting securities, or securities convertible into or exchangeable for, or rights to subscribe for or require the issuance of, share capital or voting securities of New GX will be issued, reserved for issuance, or outstanding, other than 1,000 New Common Shares which will be issued and owned by the Company and 3,478,500 New Common Shares which will be reserved for issuance upon exercise of share options pursuant to the New GX Management Plan.

     (b) All of the outstanding shares of capital stock and other equity interests of the Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (in jurisdictions where such concept is recognized).

     (c) Upon the Bankruptcy Plan and the Schemes of Arrangement becoming effective and consummation of the Company Asset Transfer and except as set forth on Schedule 2.3, (i) no shares of capital stock or other voting securities, or securities convertible into or exchangeable for, or rights to subscribe for or require the issuance of, capital stock or voting securities, of any Subsidiary (other than GX Holdings) shall be issued or outstanding, except for shares of capital stock or other securities of such Subsidiaries owned, directly or indirectly, by New GX and its wholly owned Subsidiaries and (ii) no Encumbrances shall exist over any equity securities of the Subsidiaries.

     (d) As of the Closing, after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, (i) the Company Asset Transfer will be completed, (ii) the New Company Shares being acquired by ST Telemedia and/or its designee in accordance with and subject to the conditions contained in Section 8.3 will constitute 30.75% of the New Company Shares to be outstanding as of the Closing Date and 28.29% of the New Outstanding Equity, (iii) the New Company Shares being acquired by Hutchison and/or its designee in accordance with and subject to the conditions contained in Section 8.3 will constitute 30.75% of the New Company Shares to be outstanding as of the Closing Date and 28.29% of the New Outstanding Equity, (iv) the New Company Shares being issued, pursuant to, and to be allocated in accordance with, the Bankruptcy Plan and the Schemes of Arrangement, to the pre-Petition Date creditors of the Debtors and/or their designees pursuant to the Restructuring will constitute 38.50% of the New Company Shares to be outstanding as of the Closing Date and 35.42% of the New Outstanding Equity, and (v) the complete equity capitalization of New GX shall be the New GX Capitalization. The New Common Shares and New Preferred Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued and outstanding, fully paid and nonassessable (in jurisdictions where such concept is recognized), free and clear of any and all Encumbrances and not subject to the preemptive or other similar rights of any shareholders of New GX, other than restrictions imposed by applicable securities Laws and as set forth in the Registration Rights Agreement or in Exhibit A-2. The New Common Shares issuable upon conversion of the New Preferred Shares will have been validly reserved for issuance at the Closing, and upon such issuance in accordance with the Certificate of Designations, will be duly authorized, fully paid and nonassessable (in jurisdictions where such concept is recognized), free and clear of any and all Encumbrances and not subject to the preemptive or other similar rights of any shareholders of New GX, other than restrictions imposed by applicable securities Laws and as set forth in Exhibit A-2. The New Preferred Shares will have the rights, powers, preferences and privileges set out in the Certificate of Designations.

     2.4 SEC Reports. Except as set forth on Schedule 2.4, the Company has timely filed all proxy statements, reports, registration statements, schedules, forms and other documents required to be filed by it under the Exchange Act and the Securities Act and has made available to each Investor complete copies of all such proxy statements, reports, registration statements, schedules, forms and other documents and other reports filed (or required to be filed) by the Company since January 1, 1999 through and including December 28, 2001 under the

Exchange Act and the Securities Act, each as filed with the SEC (collectively, the "SEC Reports"). All proxy statements, reports, registration statements, schedules, forms and other documents filed by the Company and/or the Subsidiaries after the date hereof through the Closing Date will, if and when filed, be in compliance in all material respects with the requirements of its respective report form, the Exchange Act and the Securities Act and will not, at the time they are filed or declared effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that any failure by the Company to file any proxy statement, report, registration statement, schedule, form and other documents shall not constitute a breach of this Section 2.4. Except as set forth on Schedule 2.4, none of the Subsidiaries are required to file any statements or reports with the SEC.

                  2.5      Financial Statements.

                  (a) The consolidated Monthly Operating Statements of the Company and the Subsidiaries filed with the U.S. Bankruptcy Court (the "Monthly Operating Statements") for the months of February through June 2002 are set forth on Schedule 2.5(a). Except as set forth on Schedule 2.5(a), each of the Monthly Operating Statements: (i) is derived from and is in accordance with the books and records of the Company and the Subsidiaries; (ii) has been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved (except as may be indicated in the notes thereto); and (iii) fairly presents in all material respects in accordance with GAAP the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended, subject in each case to changes resulting from normal year-end adjustments and except, in each case, for adjustments (if any) that result from the resolution of matters disclosed in the footnotes to such financial statements, including the SEC Investigation, the lack of independent public accountants and the write-down of assets, which such adjustments will be, individually or in the aggregate, material to the business, assets, Liabilities, operating results or financial condition of the Company and the Subsidiaries. The consolidated Monthly Operating Statement of the Company and the Subsidiaries for the six month period ended June 30, 2002 (the "Six Month Operating Statement") is set forth on Schedule 2.5(a). The Six Month Operating Statement is derived from and is in accordance with the books and records of the Company and the Subsidiaries, except as disclosed in the notes to the Monthly Operating Statements for the months of February through June 2002.

                  (b) Except as set forth on Schedule 2.5(b), since June 30, 2002, neither the Company nor any Subsidiary has any Indebtedness or Liabilities other than Indebtedness or Liabilities incurred in the Ordinary Course of Business or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 2.5(b), the Company has not factored any of its receivables or entered into any off-balance sheet or other financing arrangement of a type which would not be required to be shown or reflected in the Monthly Operating Statements.

                  (c) Except as set forth on Schedule 2.5(c), since January 1, 2002, the Company and its Subsidiaries have maintained a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  2.6      Absence of Certain Changes.


                  (a) Except as disclosed on Schedule 2.6(a), and except for the commencement and continuation of the Bankruptcy Case and the Bermuda Case, since December 31, 2001, the Company has conducted its business only in the Ordinary Course of Business, and during such period there has not been:

                           (i) except as consented to by the Investors and
approved by the U.S. Bankruptcy Court, (A) any granting by the Company or any Subsidiary to any current or former director, officer or employee of the Company or any Subsidiary of any increase in their compensation or benefits in excess of $100,000 in the aggregate for any individual, except to the extent required under employment agreements which are enforceable under the Bankruptcy Code and which were in effect as of December 31, 2001, (B) any granting by the Company or any Subsidiary to any such director, officer or employee of any increase in severance or termination pay in excess of $100,000 in the aggregate for any individual, except as was required under any employment, severance or termination policy, practice or agreements which are enforceable under the Bankruptcy Code and which were in effect as of December 31, 2001, or (C) any entry by the Company or any Subsidiary into, or any amendment of, any employment, severance or termination agreement, or any other agreement involving annual compensation in excess of $100,000, with any such director, officer or employee; provided, that all increases, accelerations, determinations, cancellations or extinguishments under Sections 2.6(a)(i) and (ii) collectively shall not exceed $5,000,000 in the aggregate; or

                           (ii) except as consented to by the Investors and
approved by the U.S. Bankruptcy Court, any (A) material increase in the benefits under, or the establishment, material amendment or termination of, any material bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other material employee benefit plan covering current or former directors, officers or employees of the Company or any Subsidiary, (B) action to accelerate any rights or benefits, or make any material determinations not in the Ordinary Course of Business, under any collective bargaining agreement or Benefits Plan, or (C) cancellation or extinguishment by the Company or any Subsidiary of loans or advances made to any current or former director, officer or employee of the Company or any Subsidiary in excess of $100,000 in the aggregate per individual; provided, that all increases, accelerations, determinations, cancellation or extinguishments under Sections 2.6(a)(i) and
(ii) collectively shall not exceed $5,000,000 in the aggregate; or

                  (b) Except as disclosed on Schedule 2.6(b), since December 31, 2001 there has not been:

                           (i) any (A) declaration, setting aside or payment of
any dividends on, or making of any other distributions in respect of, any of the Common Shares or the capital stock of GX Holdings (including dividends required to be paid by the Company or any Subsidiary pursuant to the terms of any preferred stock), (B) split, combination or reclassification of any of the Common Shares or the capital stock of GX Holdings or issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for the Common Shares or any shares of capital stock, or (C) purchase, redemption, exchange or other acquisition of any shares of Common Shares or the capital stock of GX Holdings or any other securities of the Company or GX Holdings or any rights, warrants or options to acquire any such shares or other securities, except in the case of (B) and (C), as required by any employee benefit plan of the Company or GX Holdings existing as of the date hereof;

                           (ii) any change in accounting methods, principles or
practices by the Company or any Subsidiary affecting the consolidated assets, Liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or by applicable Law;

                           (iii) any issuance, delivery, sale or grant by the
Company or any Subsidiary of (A) any shares of its capital stock (other than the issuance of the New Company Shares expressly contemplated by the Agreement), (B) any bonds, debentures, notes or other Indebtedness of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Shares may vote or any other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares of voting securities or convertible or exchangeable securities, or
(D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (x) the vesting of restricted Common Shares or (y) the issuance of Common Shares upon the exercise of options outstanding on the date hereof granted under the 1998 Global Crossing Ltd. Stock Incentive Plan, as amended, in accordance with its terms;

                           (iv) any material amendment of the charter or
organizational documents of the Company or any Subsidiary;

                           (v) any (A) acquisition or agreement to acquire by
the Company or any Subsidiary by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof involving an expenditure in excess of $5,000,000 in the aggregate, (B) agreement to acquire any assets that are material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole, except as set forth on Schedule 2.6(b)(v), or (C) commitment by the Company or any Subsidiary to purchase or build any property involving an expenditure in excess of $5,000,000 in the aggregate on a consolidated basis;

                           (vi) any sale, lease (as lessor), licensing or other
disposition of, or incurrence of any Encumbrance (other than Permitted Encumbrances) on, any material properties or assets of the Company or any Subsidiary, except for sales, leases, licenses or other dispositions of property, assets or inventory made in the Ordinary Course of Business;

                           (vii) in the periods from December 31, 2001 to and
including the Petition Date and at any time after the Petition Date (except as consented to by the Investors and approved by the U.S. Bankruptcy Court and except for Indebtedness owed by one wholly-owned Subsidiary of the Company to another wholly-owned Subsidiary of the Company), any (A) payment, discharge or satisfaction of any claims or Liabilities of the Company or any Subsidiary other than in the Ordinary Course of Business, (B) incurrence of any additional Indebtedness in excess of $2,500,000 individually or $10,000,000 in the aggregate on a consolidated basis, (C) assumption, grant, guarantee or endorsement, or any other accommodation or arrangement making the Company or any Subsidiary responsible for, any Indebtedness of any other Person in excess of $500,000 individually or $5,000,000 in the aggregate on a consolidated basis,
(D) other than in the Ordinary Course of Business, cancellation of any Indebtedness in excess of $500,000 individually or $1,000,000 in the aggregate on a consolidated basis or waiver of any claims or rights of substantial value by the Company or any Subsidiary, (E) waiver of the benefits of, or agreement to modify in any manner, any material confidentiality, standstill or similar agreement to which the Company or any Subsidiary is a party, or (F) material loans made, material advances or material capital contributions to, or material investments in, any Person by the Company or any Subsidiary, except loans to wholly-owned Subsidiaries pursuant to the Cash Management Order;

                           (viii) any redemption, retirement, defeasance, offer
to purchase or change any material term of any Public Debt, or any making of any interest payments or other distributions with respect thereto, except pursuant to the Bankruptcy Plan or the Schemes of Arrangement;

                           (ix) permitting any insurance policy listed on
Schedule 2.16 to lapse or cease to remain effective or be renewed when subject to expiration without replacing such policy immediately upon notice of pending, threatened or actual cancellation, termination, expiration or otherwise with a substantially similar policy with respect to coverage and amount (including with respect to attorneys' fees) such that the insurance coverage of the Company and the Subsidiaries under such insurance policy will not remain continuously effective; or

                           (x) any authorization, commitment or agreement by the
Company or any Subsidiary to take any of the actions described in this Section 2.6.


                  (c) Except as disclosed on Schedule 2.6(c), and except for the commencement and continuation of the Bankruptcy Case and the Bermuda Case, since December 31, 2001 to the date hereof, there has not occurred any Material Adverse Effect.

                  2.7      Litigation.


                  (a) Except as set forth on Schedule 2.7(a) or as disclosed in the SEC Reports, there is no claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Knowledge of the Company, threatened before any court, arbitrator or other Governmental Entity which (i) seeks to restrain, materially modify, prevent or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Documents,
(ii) subject to the qualifications set forth in the last sentence of Section 6.1(b), seeks to prohibit or limit the ownership or operation by the Company or either Investor or any of its respective Affiliates of any material portion of the business or assets of the Company and the Subsidiaries taken as a whole or any material business or asset of either Investor or any of its respective Affiliates, or to compel the Company, either Investor or any of its respective Affiliates to dispose or hold separate any portion of such business or assets, (iii) seeks to impose material limitations on the ability of either Investor or any of its respective Affiliates to acquire or hold, or exercise full rights of ownership of, any New Company Shares, (iv) seeks damages or a discovery order in connection with such transactions against either Investor that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (v) if resolved adversely to the Company or any Subsidiary, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) Except as set forth on Schedule 2.7(b) or as disclosed in the SEC Reports, neither the Company nor any Subsidiary is in default under or in breach of any order, judgment, injunction or decree of any court, arbitrator or other Governmental Entity, and neither the Company nor any Subsidiary is a party or subject to any order, judgment, injunction or decree of any court, arbitrator or other Governmental Entity which in either case would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     2.8 No Conflicts or Violations; Consents. Except as set forth on Schedule 2.8(a), neither the execution, delivery or performance by (1) each of the Company and GX Holdings of this Agreement or any of the other Transaction Documents to which it is a party or (2) New GX of the Transaction Documents to which it is a party, nor the consummation of the Company Asset Transfer and the other transactions contemplated hereby or under the other Transaction Documents will: (a) conflict with, or result in a breach or a violation of, any provision of the memorandum of association, certificate of incorporation or bylaws or other organizational documents of the Company, any Subsidiary or New GX, as applicable; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create any Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law applicable to or binding on the Company or any Subsidiary or any provision of any Commitment to which the Company or any Subsidiary or New GX is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, revocation or acceleration, which would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; or (c) except for (i) the filing of the memorandum of association and bye-laws of New GX in Bermuda or the Cayman Islands as the case may be, (ii) any required filings under the Exchange Act or the Securities Act,
(iii) the Regulatory Approvals, (iv) the approval of the Joint Provisional Liquidators of the entry by the Company and GX Holdings into this Agreement and the other Transaction Documents to which the Joint Provisional Liquidators are a party, which approval has been provided in Section 5.1, (v) the Confirmation Order, (vi) the Sanction Order, and (vii) any consents of third parties required under any Commitment to which the Company or any Subsidiary is a party or pursuant to which any of them or any of their assets or properties is subject, all of which are set forth on Schedule 2.8(b) (the "Third Party Consents"), require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company, any Subsidiary or New GX. Schedule 2.8(c) lists all Third

Party Consents, the failure of which to obtain would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  2.9      Regulatory Matters.

                  (a) The Company or the Subsidiaries have (and, on the Closing Date, after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, New GX or the Subsidiaries will have) all licenses, permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations from the appropriate Governmental Entity in each applicable jurisdiction for the conduct of their business as presently conducted, including: (i) the FCC (together with any renewals, extensions or modifications thereof and any additions thereto made as of the Closing Date, the "FCC Licenses"); (ii) the State PUCs (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "State Licenses"); (iii) municipal Governmental Entities (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "Local Authorizations"); and (iv) the appropriate non-U.S. Governmental Entities (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "Non-U.S. Licenses" and, together with FCC Licenses, State Licenses and Local Authorizations, the "Communications Licenses"), except where the failure to hold any such Communications Licenses or any other licenses, permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the FCC Licenses, State Licenses and Non-U.S. Licenses are set forth on Schedule 2.9(a).

                  (b) Other than Communications Licenses the loss of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Communications Licenses was duly issued, is valid and in full force and effect, has not been suspended, canceled, revoked or modified in any adverse manner, is not subject to conditions or requirements that are not generally imposed on such authorizations, and is validly held, free and clear of all Encumbrances.

                  (c) Except as set forth in Schedule 2.9(c)(i) or as would not, individually or in the aggregate, have a Material Adverse Effect, each holder of a Communications License (i) has operated in all respects in compliance with all terms thereof including all system build-out requirements, and (ii) is in all respects in compliance with, and the conduct of its business has been and is in compliance with, the Communications Act and any other applicable Law, and has filed all registrations, statements, documents and reports and paid all fees required by the Communications Act and any other applicable Law. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (A) there is no pending or, to the Knowledge of the Company, threatened action by or before the FCC, any State PUC, any municipal Governmental Entity or any non-U.S. Governmental Entity to revoke, cancel, suspend, modify or refuse to renew any of the Communications Licenses, and (B) except as set forth on Schedule 2.9(c)(ii), there is not now issued, outstanding or, to the Knowledge of the Company, threatened, any notice by the FCC, any State PUC, any municipal Governmental Entity or any non-U.S. Governmental Entity of any violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the Company's industry as a whole) relating to the business or operations of the Company or any Subsidiary. To the Knowledge of the Company, no Person has asserted in writing to a Governmental Entity that a material Communications License should be modified or revoked, or that the Company or any Subsidiary is not in material compliance with any Communications License.

                  (d) Except as set forth on Schedule 2.9(d) or as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, no event has occurred which would permit the revocation or termination of any of the Communications Licenses or the imposition of any restriction thereon, or that would prevent any of the Communications Licenses from being renewed on a routine basis or in the ordinary course.

                  (e) Schedule 2.9(e) sets forth a complete list of all Telecom Approvals (other than from a municipal Governmental Entity, the failure of which to receive would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect) and to the Knowledge of the Company, all other Regulatory Approvals required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Assuming the receipt of the consents referred to on Schedule 2.9(e), none of the execution, delivery or performance of this Agreement or any of the other Transaction Documents by the Company or New GX, nor the consummation of the transactions contemplated hereby or thereby, will result in any revocation, cancellation, suspension or modification of any Communications Licenses or give rise to the right of any Governmental Entity to take any such action or to fail to renew any Communications License, except for any such revocation, cancellation, suspension, modification or action by any Governmental Entity as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  (f) Except as set forth in Schedule 2.9(f), neither the Company, nor any Subsidiary has (i) a security clearance issued by any Governmental Entity or (ii) a request for a new or upgraded security clearance in process with any Governmental Entity.

                  2.10 Compliance with Laws. Except as set forth on Schedule
2.10 or as disclosed in the SEC Reports, the Company and each Subsidiary are in compliance in all respects with all applicable Laws, except where failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, and except for matters arising under the Communications Act and other communications Laws, which are treated exclusively in Section 2.9, and matters arising under Environmental Laws, which are treated exclusively in Section 2.15, and neither the Company nor any Subsidiary has received any notice of any alleged violation of any Law applicable to it that would reasonably be expected to have or will result in, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 2.10, no investigations, inquiries or reviews by any Governmental Entity with respect to the Company or any Subsidiary have been commenced, except as would not result in, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, no such investigations, inquiries or reviews are pending or threatened and no event has occurred or circumstance exists that (with or without notice or lapse of time) would reasonably be expected to give rise to or serve as a basis for the commencement of any such investigation, inquiry or review. In addition to the Communications Licenses, the Company and each Subsidiary holds and is in compliance with (and, on the Closing Date, after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, New GX and the Subsidiaries will hold and be in compliance with) all other licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and the Subsidiaries' properties, except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect (collectively, "Licenses"). Except as set forth on Schedule 2.10, all of such Licenses are valid and in full force and effect and shall remain so immediately following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and the Company and the Subsidiaries have duly performed and are in compliance in all respects with all of their respective obligations under such Licenses, except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, no Person has alleged any violation or failure to comply by the Company or any Subsidiary, with any License listed or required to be listed on Schedule 2.10, no suspension, cancellation or termination of any such License is threatened, and no event has occurred or circumstances exist that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or failure to comply with any term or requirement of any such License, or result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any such License, except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  2.11 Commitments. Schedule 2.11 sets forth as of the date hereof each executory Commitment of the following types to which the Company or any Subsidiary is a party and by or to which the Company or any Subsidiary or any of their properties is currently bound or subject or may be bound or subject: (a) each Commitment containing covenants purporting to limit the freedom of the Company, any Subsidiary or any of their respective Affiliates to compete or participate in any line of business or activities in any geographic area ("Non-Compete Covenants"); (b) each Commitment relating to planned or in-process capital expenditures in excess of $10,000,000 in the aggregate; (c) each Commitment relating to indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other agreements or instruments of the Company or any Subsidiary involving Indebtedness in amounts in excess of $10,000,000 in the aggregate; (d) each Commitment relating to the acquisition or disposition of any operating business or the capital stock of any Person in each case having a purchase price in excess of $10,000,000 that has not been consummated; (e) each Commitment in respect of any material joint venture, partnership or other similar arrangement, involving a sharing of profits, losses, costs or Liabilities on the part of the Company or any Subsidiary; (f) each Commitment (i) with any Governmental Entity and (ii) with any other Person where a Governmental Entity is known to be the end-user or beneficiary of the goods or services supplied to such Person, in each case with identification of any Commitment that is known to involve classified business or information; (g) each Commitment related to the purchases or sales of indefeasible rights of use or leases of capacity, in each case in excess of $10,000,000 in the aggregate, and each Commitment related to the sales of indefeasible rights of use or leases of capacity where the Company or any Subsidiary has received full or partial payment for services or capacity in excess of $5,000,000 and where the Company or any Subsidiary has not fully satisfied or discharged the obligation to provide such services or capacity; (h) each Commitment relating to interconnection agreements with local carriers and each Commitment with resellers involving payments in 2001, or reasonably expected to involve payments in 2002, in each case in excess of $5,000,000 in the aggregate; (i) each Commitment with customers to the extent such Commitment generates, in the aggregate, revenues in excess of 1% of the Company's consolidated gross revenues for the year ended December 31, 2001; and (j) each material agreement and contract (including licenses, sublicenses or similar rights) relating to the Company Intellectual Property. Except as set forth on Schedule 2.11 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except with respect to Executory Contracts included on the Rejection List, as of the Closing Date, (A) neither the Company nor any Subsidiary will be in breach of any Commitment; (B) to the Knowledge of the Company, no other party to a Commitment will be in breach thereof or intends to cancel, terminate or refuse to renew such Commitment or to exercise or decline to exercise any option or right thereunder; and (C) each Commitment will remain (and, on the Closing Date, after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, will remain) valid and binding in accordance with its terms.

                  2.12 Taxes. Except as set forth on Schedule 2.12:

                  (a) The Company and each Subsidiary has timely filed with the appropriate taxing authorities all material Tax Returns required to be filed by any of them. The Tax Returns filed are complete and accurate in all material respects. Except as prohibited or stayed by the Bankruptcy Code, all Taxes covered by such Tax Returns owed by the Company and each Subsidiary (whether or not shown on any Tax Return) have been timely paid or adequately reserved for on the June 30 Balance Sheet.

                  (b) The unpaid Taxes of the Company and the Subsidiaries (i) did not, as of June 30, 2002, exceed the reserves (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the June 30 Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Subsidiaries.

                  (c) Except as prohibited or stayed by the Bankruptcy Code, the Company and each Subsidiary has withheld and paid over to the relevant taxing authority all material Taxes required to have been withheld and paid in connection with amounts owed or owing to any employees, independent contractors, creditors, stockholders or other third parties.

                  (d) There are no material Encumbrances for Taxes upon the assets of the Company or any Subsidiary except Encumbrances for Taxes not yet due and payable (or that are being contested in good faith).

                  (e) There are no material outstanding deficiencies for any Taxes threatened, proposed, asserted or assessed in writing against the Company or any Subsidiary. There are no pending or, to the Knowledge of the Company or any Subsidiary, threatened audits, examinations, assessments or other actions for or relating to any liability in respect of Taxes of the Company or any Subsidiary. Audits of foreign, federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on
Schedule 2.12, and none of the Company, any Subsidiary, or any predecessor has been notified that any taxing authority intends to audit a Tax Return for any other period. The Company and the Subsidiaries have delivered or made available to the Investors complete, as filed, copies of foreign, federal, state and local Tax Returns of the Company, the Subsidiaries and their predecessors for the years ended December 31, 1997, 1998, 1999 and 2000, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Company, any Subsidiary or any predecessor since December 31, 1997.

     (f) Neither the Company nor any Subsidiary is or has ever been a member of an "affiliated group" (within the meaning of Section 1504(a) of the Code) or of any group that has filed a combined, consolidated, unitary or similar state, local or foreign Tax Return.

     (g) Neither the Company nor any Subsidiary has any liability for the Taxes of any person (other than the Company or any Subsidiary) (i) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, (ii) as a transferee or a successor, (iii) by contract, or (iv) otherwise.

     (h) There are no Tax sharing, Tax indemnity or other similar agreements or arrangements with respect to or involving the Company, any Subsidiary, the assets or the business of the Company or any Subsidiary, and, after the Closing Date, none of New GX, any Subsidiary, the assets or the business of New GX or any Subsidiary shall be bound by any such Tax sharing, Tax indemnity or other similar agreements or arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

     (i) No material claim has ever been made in writing by any taxing authority in any jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

     (j) Neither the Company nor any Subsidiary is the beneficiary of any extension of time within which to file any Tax Return. None of the Company, any Subsidiary, or any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney with respect to any such Taxes or Tax Returns, has been filed with any Governmental Entity.

     (k) All elections with respect to Taxes affecting the Company, any Subsidiary, or the assets of the Company or any Subsidiary, as of the date hereof are set forth on Schedule 2.12. Neither the Company nor any Subsidiary has (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any its assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, or is required, to treat any of its assets as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made, nor will it make, a consent dividend election under Section 565 of the Code; (vi) elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (vii) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable foreign, state or local Tax provision.

                  (l) Neither the Company nor any Subsidiary: (i) is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) owns a single member limited liability company which is treated as a disregarded entity for federal income tax purposes, (iii) is a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) or (iv) is a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

                  (m) Neither the Company nor any Subsidiary constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution qualifying for tax-free treatment under Section 355(a) of the Code.

                  (n) Neither the Company nor any Subsidiary has ever participated in or is participating in an international boycott within the meaning of Section 999 of the Code.

                  (o) Neither the Company nor any Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (p) The Company has, and has caused each Subsidiary to, (i) use its reasonable efforts to resolve all material outstanding deficiencies, audits, examinations, assessments, or other actions pending, proposed or threatened relating to liability in respect of Taxes of the Company or any Subsidiary, and (ii) conduct its business so as to preserve for future use, to the extent reasonably practicable, all attributes of the Company and the Subsidiaries relating to Taxes (including net operating losses, refunds, credits, and offsets).

                  2.13 ERISA Compliance; Absence of Changes in Benefits Plans.

                  (a) Schedule 2.13(a)(i) contains a true and complete list, as of the date hereof, of all material Benefits Plans. True and complete copies of each of the following documents have been made available by the Company to the
Investors: (i) each Benefits Plan and all amendments thereto, and the last written interpretation and description thereof which has been distributed to the plan participants prior to the date hereof, (ii) all funding arrangements with respect to the Benefits Plans, (iii) a description of any Benefits Plan which is not in writing, and (iv) each Employee Agreement. Except as set forth in
Schedule 2.13(a)(ii), since December 31, 2001, until the date hereof, there has not been any adoption or amendment in any respect by the Company or any of the Subsidiaries of any Benefits Plan or Employee Agreement, nor has there been any material change in any actuarial or other assumptions used to calculate funding obligations with respect to any material Benefits Plan, or any change in the manner in which such contributions are determined which, individually or in the aggregate, could result in a material increase in the Company's or the Subsidiaries' Liabilities thereunder.

                  (b) With respect to the Benefits Plans and Employee Agreements, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of the Subsidiaries could be subject to any liability under ERISA, the Code or any other applicable Law that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  (c) Each Benefits Plan has been administered substantially in accordance with its terms, and all the Benefits Plans have been operated and are in material compliance with the applicable provisions of ERISA, the Code and all other applicable Laws. Except as set forth on Schedule 2.13(c), the IRS has issued a favorable determination letter with respect to the qualification of each Benefits Plan that constitutes an "employee pension benefit plan" as defined in ERISA which is intended to be qualified under Section 401(a) of the Code, and, to the Knowledge of the Company, the IRS has not taken any action to revoke any such letter and no facts or circumstances exist which could cause such revocation.

                  (d) Neither the Company nor any of its ERISA Affiliates has incurred any material unsatisfied liability under Title IV of ERISA in connection with any Benefits Plan and, to the Knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability. No Benefits Plan has incurred an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or
Section 412 of the Code, whether or not waived. Except as set forth on Schedule 2.13(d) or as would not reasonably be expected to result in a material liability to the Company, with respect to each Benefits Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event has occurred or is expected to occur; (ii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA); (iii) the Company and its ERISA Affiliates have made when due any and all "required installments" within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA; (iv) neither the Company nor any of its ERISA Affiliates is required to provide security under Section 401(a)(29) of the Code; (v) all premiums (and interest charges and penalties for late payment, if applicable) have been paid when due to the Pension Benefit Guaranty Corporation ("PBGC"); and (vi) no filing has been made by the Company or any of its ERISA Affiliates with the PBGC and no proceeding has been commenced by the PBGC to terminate any such Benefits Plan and no condition exists which could constitute grounds for the termination of any such Benefits Plan by the PBGC.

                  (e) No Benefits Plan (i) is subject to Title IV of ERISA, except as set forth on Schedule 2.13(e)(i); (ii) is a "multi-employer plan" within the meaning of Section 3(37) of ERISA; (iii) is a "multiple employer plan" within the meaning of Section 413(c) of the Code; or (iv) is or at any time was funded through a "welfare benefit fund" within the meaning of Section 419(e) of the Code and, except as set forth on Schedule 2.13(e)(iv), no benefits under a Benefits Plan are or at any time have been provided through a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code or a supplemental unemployment benefit plan within the meaning of
Section 501(c)(17) of the Code.

                  (f) Except as set forth on Schedule 2.13(f), no Benefits Plan provides medical benefits coverage (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than (i) coverage mandated by statute or (ii) benefits the full cost of which is borne by the current or former employee).

                  (g) Except as set forth on Schedule 2.13(g), the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not, either alone or in combination with another event, (i) entitle any current or former employee, agent, independent contractor or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this

Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, agent, independent contractor or officer, (iii) constitute a "change in control" causing an increase or acceleration of benefits under any Benefits Plan, or (iv) result in any payment or benefit that could reasonably be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                  (h) Except as set forth on Schedule 2.7(a), there is no pending or, to the Knowledge of the Company, threatened (i) assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any Benefits Plans (other than routine claims for benefits) or (ii) litigation relating to the employment or termination of employment of any current of former employee of the Company or any Subsidiary, in each case that could result in any material liability.

With respect to each Benefits Plan which is subject to the Laws of any jurisdiction outside of the United States ("Non-U.S. Plans"), (i) such Non-U.S. Plan has been maintained in all material respects in accordance with all applicable requirements and all applicable Laws, (ii) if such Non-U.S. Plan is intended to qualify for special tax treatment, the Non-U.S. Plan meets all requirements for such treatment, except as would not reasonably be expected to result in a material liability to the Company, (iii) if such Non-U.S. Plan is intended to be funded and/or book-reserved, the Non-U.S. Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, except (with respect to Global Marine) to the extent that any shortfall in such funding or reserves would not result in any material Liability to the Company or any Subsidiary (other than Global Marine and its subsidiaries), and (with respect to GCUK) to the extent that any shortfall in such funding or reserves would not result in any material Liability to the Company or any Subsidiary (including GCUK) and (iv) no material liability exists or reasonably could be imposed upon the assets of the Company or the Subsidiaries by reason of such Non-U.S. Plan.

                  (i) Neither the Company nor any of its ERISA Affiliates has engaged in, or has Knowledge that a "party in interest" or a "disqualified person" has engaged in, a "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, or taken any actions, or failed to take any actions, which would reasonably be expected to result in any material liability to the Company under ERISA or the Code. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any of the Benefits Plans, and to the Knowledge of the Company, no facts exist which could reasonably form the basis for any such liability.

                  (j) Neither the Company nor any of its ERISA Affiliates has any material liability under Section 502 of ERISA and no circumstances exist which could reasonably be expected to result in a material liability thereunder.

                  (k) Schedule 2.13(l) sets forth the following information with respect to each time period (each, a "Lockdown Period") during which participants in the Benefits Plans were not permitted to sell or otherwise transfer shares or other assets allocated to their accounts under the Benefits Plans or any trust or funding vehicle thereunder, (i) the dates on which the Lockdown Period began and ended, (ii) all rules and conditions applicable to the Lockdown Period, and (iii) the Company's reasons for imposing the Lockdown Period. The Company has made available to each Investor all written documents and materials relating to the Lockdown Periods, including all correspondence to and from any participants. The Company has not made any oral representation to any participant in any Benefit Plan which is inconsistent with any written communication relating to any Lockdown Period.

                  2.14 Intellectual Property; Technology.

                  (a) Schedule 2.14(a) sets forth a true and complete list of all material Company Intellectual Property and all jurisdictions where such Company Intellectual Property is registered or protected or where applications have been filed, together with all patent, registration and applications numbers. Except as set forth on Schedule 2.14(a), the Company and each of the Subsidiaries own (and, on the Closing Date, after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, New GX and the Subsidiaries will own) exclusively and have the exclusive and unrestricted right to use, or, in the case of licensed rights, have valid rights to use, the Company Intellectual Property, free and clear of all Encumbrances, except when such failure to own or possess the right to use would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No other Intellectual Property right is necessary for the conduct of the businesses of the Company or any Subsidiary as presently conducted except for such right the failure to possess would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. The Company Intellectual Property is valid and enforceable, except as would not reasonably be expected to result in a Material Adverse Effect.

                  (b) Except as set forth on Schedule 2.14(b), or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company Intellectual Property and the businesses of the Company and the Subsidiaries (as presently and proposed to be conducted) do not infringe upon, violate or misappropriate the rights of any Person, (ii) the consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Company Intellectual Property, or any right pertaining thereto, and (iii) the Company and each Subsidiary have taken all reasonable precautions and security measures to protect the secrecy, confidentiality and value of its trade secrets. Except as set forth on Schedule 2.14(b), (A) neither the Company nor any Subsidiary is aware of any infringement or unauthorized use by any Person of any of the Company Intellectual Property, and (B) the Company Intellectual Property (including the validity and title thereto) has not been questioned in or the subject of any prior Litigation, is not being questioned in or the subject of any pending Litigation, and, to the Knowledge of the Company, is not the subject of any threatened or proposed Litigation, except in each case for such Litigation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  2.15 Environmental Matters. Except as described on Schedule 2.15, or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Company, the Subsidiaries and their respective predecessors and Affiliates (collectively for this Section 2.15, the "Companies") are now and have always been in compliance with all Environmental Laws and the Companies have all Environmental Permits necessary for the conduct and operation of the business as now being conducted, and all such permits are in good standing; (b) there is not now and has not been any Hazardous Material used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on, under, about, or emanating from or to, any of the Companies owned, leased or operated property associated with the business except in full compliance with all applicable Environmental Laws; (c) none of the Companies have received any notice of alleged, actual or potential responsibility or liability for, or any inquiry or investigation regarding, any release or threatened release of Hazardous Materials or alleged violation of, or non-compliance with, any Environmental Law, nor are any of the Companies aware of any information which might form the basis of any such notice or claim; (d) there is no site to which any of the Companies have transported or arranged for the transport of Hazardous Materials which is or may become the subject of any environmental action; (e) there is not now nor has there ever been any underground storage tank at any of the Companies owned, leased or operated property; (f) none of the Companies have released any other Person from claims or liability under any Environmental Law nor waived any rights concerning any claims under any Environmental Law; and (g) true, complete and correct copies of sampling results, environmental or safety audits or inspections, or other written reports concerning environmental, health or safety issues, pertaining to any operations of any of the Companies or property owned, leased or operated by any of the Companies, have been provided to the Investors.

                  2.16 Insurance. Schedule 2.16 contains a complete and correct list and summary description (including the name of insurer(s), name of insured(s), amount of coverage, type of coverage, deductible amounts and significant exclusions) of all material insurance policies maintained (including directors' and officers' liability insurance), and all pending applications for material policies of insurance, by or on behalf of the Company or any Subsidiary. The Company has made available to each Investor complete and correct copies of all such policies together with all riders and amendments thereto and all material correspondence (including any notices of cancellation) thereof. All such policies are valid and in full force and effect and the Company will use reasonable efforts to cause such policies to continue in full force and effect following the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. The Company and each Subsidiary have complied in all material respects with the terms and provisions of such policies and have paid all premiums due on or before the date hereof. No notice of cancellation, termination or reduction coverage, or increase of premium, or intention to cancel, terminate or reduce coverage or increase premium, has been received by the Company or any Subsidiary with respect to any such policies. To the Knowledge of the Company, the insurance coverage provided by such policies:
(i) is on such terms (including as to deductibles and self-insured retentions),
(ii) covers such categories of risk (including errors and omissions, property and casualty, directors' and officers' liability, and workers' compensation liability, securities liability, fiduciary liability, employment practices), and
(iii) is in such amounts as, with respect to each of the criteria set forth in the foregoing clauses (i) through (iii), is adequate and suitable for the business and operations of the Company and the Subsidiaries. Neither the Company nor any Subsidiary has done or omitted to do any act, or allowed any Person to do or omit to do any act, which act or omission might render any of the insurance policies void or voidable and which would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  2.17 Title to Property.

                  (a) Neither the Company nor any Subsidiary owns any material real property or interests in material real property except for the Owned Real Property, as set forth on

Schedule 2.17(a). With respect to any Owned Real Property set forth on Schedule 2.17(a), the Company and the Subsidiaries have and, on the Closing Date after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, New GX and the Subsidiaries will continue to have, good, valid and (subject to provisions of the Bankruptcy Code conditioning the sale or lease of property upon U.S. Bankruptcy Court approval) marketable title to the Owned Real Property, free and clear of all Encumbrances other than (i) liens for Taxes not yet due and payable (or that are being contested in good faith), (ii) landlords', mechanics', workmen's, materialmen's, or similar liens, to the extent the obligations secured thereby are not past due, and (iii) Encumbrances attaching after the Petition Date and which are not released or otherwise addressed pursuant to the Bankruptcy Plan and the Schemes of Arrangement, except for such Encumbrances as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Permitted Encumbrances"). Except as set forth Schedule 2.17(a), neither the Company nor any Subsidiary is a lessor, sublessor or grantor under any lease, sublease or other instrument granting to another Person any material right to the possession, lease, occupancy or enjoyment of the Owned Real Property.

                  (b) Schedule 2.17(b)(i) sets forth a true and complete list of all leases, subleases, licenses and other agreements in effect as of the date hereof (collectively, the "Real Property Leases") under which the Company and any Subsidiary leases, subleases, uses or occupies or has the right to use or occupy, now or in the future, any real property which require payments in excess of $10,000,000 in the aggregate over its term (the land, buildings and other improvements covered by the Real Property Leases, collectively, the "Leased Real Property"). The Company has heretofore made available to the Investors true, correct and complete copies of all of the Real Property Leases (including all modifications thereof and all amendments and supplements thereto). Except as set forth on Schedule 2.17(b)(ii) or as would not reasonably be expected to have a Material Adverse Effect, each Real Property Lease is valid, binding and in full force and effect; no notice of default or termination under any Real Property Lease is outstanding; no termination event or condition or uncured default on the part of the Company or its applicable Subsidiary, or, to the Knowledge of the Company, the landlord, exists under any Real Property Lease and, to the Knowledge of the Company, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event. The Company and each Subsidiary has (and, on the Closing Date after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, New GX and the Subsidiaries will have) good and valid title to the leasehold estates under each Real Property Lease that it is a party to, free and clear of all Encumbrances except for matters set forth in the Real Property Leases and except for Permitted Encumbrances. The Owned Real Property and the Leased Real Property (collectively, the "Real Property") constitute all material real property interests held and used by the Company and the Subsidiaries in the operation of their businesses. Neither the Company nor any Subsidiary is obligated under any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any material real property interests included in the Real Property or any material portion thereof. Neither the Company nor any Subsidiary has received written notice of any actual, pending or threatened condemnation proceeding affecting, or any other proceeding that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on, the Real Property or any part thereof. To the Knowledge of the Company, no portion of the Real Property nor the use, occupancy and operation thereof, is in violation of any Law or any building zoning or other ordinance code or regulation, except for such violations which would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

     (c) Neither the Company nor any Subsidiary is a guarantor of any Indebtedness of any party under any lease, sublease or other occupancy agreement which require payments in excess of $5,000,000 in the aggregate over its term, other than the agreements listed on Schedule 2.17(c) (collectively, the "Lease Guaranties"). Except as set forth on Schedule 2.17(c), neither the Company nor any Subsidiary has received any notice of any default or any claim, except for such defaults which would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, for any amounts required to be paid by the Company or any Subsidiary under any Lease Guaranties and all such Lease Guaranties are in full, force and effect.

     (d) Other than the network facilities which are addressed in Section 2.18 below and except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the Assets are structurally sound and are in such operating condition and repair as is consistent with standards generally followed in the industry. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Assets are adequate for the uses to which they are being (or proposed to be) put, and none of the Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost and taking into account the age and length of the use of the same, ordinary wear and tear excepted. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, there are no facts or conditions affecting any of the Assets which could, individually or in the aggregate, interfere in any respect with the occupancy or operation thereof as currently occupied or operated.

     2.18 Network Facilities.

     (a) Schedule 2.18(a) contains a map of the longhaul network (including the subsea, terrestrial, national and international fiber optic networks extending over approximately 75,800 route miles and approximately 1,495,000 fiber miles) which is owned or leased by the Company or its Subsidiaries (and, on the Closing Date, after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, which will be owned or leased by New GX or its Subsidiaries) and each longhaul segment therein, with each longhaul network and each longhaul segment clearly labeled. Schedule 2.18(a) separately describes the Company's and the Subsidiaries' longhaul network and each longhaul segment therein, setting forth, for each longhaul segment, the Company or Subsidiary which owns or leases the segment, the number of route miles in the segment and the number of wavelengths (with a description of the capacity of such wavelengths), fibers and fiber miles owned by the Company or the relevant Subsidiary (indicating those fibers that are currently equipped for the transmission of telecommunication services and those that are not yet so equipped, i.e., both lit and dark fibers). Schedule 2.18(a) sets forth the number of route miles of fibers on each route provided by the Company or the relevant Subsidiary to third parties pursuant to agreements providing for an indefeasible right to use (the "IRU Agreements"), lease or other agreements. Schedule 2.18(a) also sets forth the portions of the longhaul network and the longhaul segments (including the number of fibers on each route) that are provided by third parties to the Company or any Subsidiary through IRU Agreements, lease or other agreements and the Company and/or Subsidiary party thereto.

                  (b) Schedule 2.18(b) contains a map of the Company's and the Subsidiaries' longhaul network (including the subsea, terrestrial, national and international fiber optic networks) and each longhaul segment therein which are currently under construction and not available to the Company or the Subsidiaries with each longhaul network and each longhaul segment therein clearly labeled. Schedule 2.18(b) describes the Company's and the Subsidiaries' longhaul network and each longhaul segment therein which is currently under construction and not available for use, setting forth, for each longhaul segment, the expected number of route miles in the segment and the expected number of wavelengths (with a description of the capacity of such wavelengths), and the expected date of completion of construction and availability of the fibers and fiber miles to the Company or the relevant Subsidiary.

                  (c) Except to the extent that the Company or a Subsidiary can access the Company's Customer Base directly through the facilities set forth on
Schedule 2.18(a) or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a Subsidiary has all rights necessary to offer telecommunication services to the Company's Customer Base on a resale or other basis ("Customer Access Rights") from a local exchange carrier. Schedule 2.18(c) sets forth all of the Customer Access Rights as organized by country, and for the United States, by State.

                  (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the facilities shown in the maps and described on Schedule 2.18(a)-(b) and the related rights and interests and other personal property (including the equipment located on or required to operate such facilities) of the Company and the Subsidiaries, both tangible and intangible (collectively, the "Network Facilities"), are sufficient, structurally sound and are in such operating condition and repair (given due account to the age and length of use of the same, ordinary wear and tear excepted) as is reasonably required to conduct the business as it is currently conducted by the Company and the Subsidiaries and provide all the services currently provided by the Company and the Subsidiaries. The information provided in the maps on Schedules 2.18(a)-(b) is true, complete and current in all material respects subject to inherent dimensional limitations of the presentation of such information on maps. Except as set forth on Schedule 2.18(d), since December 31, 2001, there has been no material interruption or disruption of services provided to or by the Company or any Subsidiary or for which the Company or any Subsidiary is liable, which resulted from (i) a series of repeated outages or (ii) a single outage which lasted continuously for one hour or longer at the optical level (OCS/STM1 and above).

                  (e) Except as set forth on Schedule 2.18(e), or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a Subsidiary has (and, on the Closing Date, after giving effect to the Bankruptcy Plan and the Schemes of Arrangement, New GX and the Subsidiaries will have) good and marketable title to each Network Facility owned by the Company or a Subsidiary. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Network Facilities owned by the Company or a Subsidiary: (i) is located on property in which the Company or such Subsidiary holds either good and marketable title or valid rights of way of record; (ii) is free and clear of any Encumbrances; (iii) is not subject to any pending Litigation or administrative actions relating to any such property or right of way; (iv) except as set forth on Schedule 2.8(a), has received all approvals of Governmental Entities required in the ownership or operation thereof and has been operated and maintained in accordance with applicable Laws; and (v) is not subject to any lease, sublease, license, concession or other agreement, written or oral, granting to any party or parties the right of use or occupancy of any portion of any property or right of way, except for such leases, subleases, licenses, concessions or other agreements granted to any party or parties in the Ordinary Course of Business.

                  (f) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each IRU Agreement, lease or other agreement permitting the Company or any Subsidiary to use each Network Facility is legal, valid and binding on the parties thereto in accordance with it terms, subject to bankruptcy or insolvency Laws and permits the Company and the relevant Subsidiary to use the applicable Network Facility listed in Schedule 2.18(a), and is enforceable in accordance with its terms. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a Subsidiary has an IRU Agreement or other agreement permitting it to use all of the Network Facilities that are not owned by the Company or a Subsidiary.

                  2.19 Suppliers. Set forth on Schedule 2.19 is a complete and accurate list of the nine most significant (a) equipment suppliers, (b) maintenance suppliers, and (c) access providers of the Company and the Subsidiaries (based upon dollars billed to the Company or any Subsidiary) during the Company's fiscal year ending December 31, 2001, showing the approximate total billings to the Company or any Subsidiary from each such supplier or access provider during such fiscal year. Except as set forth on Schedule 2.19, since December 31, 2001, there has not been any (i) termination, cancellation, curtailment or change in terms of the business relationship of the Company or any Subsidiary with any of the equipment suppliers or access providers set forth on Schedule 2.19 or (ii) notice (written or otherwise) from any of the equipment suppliers or access providers set forth on Schedule 2.19 of an intent or request to so terminate, cancel, curtail or change, and, to the Knowledge of the Company, no threat or indication that any such termination, cancellation, curtailment or change is reasonably forseeable, except, in each case, for such termination, cancellation, curtailment or change which would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  2.20 Accounts Receivable.


                  (a) Except as set forth on Schedule 2.20(a), as of the Closing Date, taking into account the reserves for uncollectible accounts set forth in the Monthly Operating Statements of the Company and the Subsidiaries for the end of the month immediately preceding the Closing, all of the accounts reflected on such statements were, and all of the accounts that are reflected in the schedule delivered pursuant to Section 4.16 are, accounts receivable that (i) arose from valid sales in the Ordinary Course of Business, (ii) are not subject to any material rights of set-off, counterclaim or contest relating to the validity or amount of such accounts receivable, and (iii) are collectable in the Ordinary Course of Business.

                  (b) Except as set forth on Schedule 2.20(b), neither the Company nor any Subsidiary has any Encumbrance subsisting over the whole or any part of its present or future revenues or any Commitment having a similar effect.

                  2.21 Transactions with Certain Affiliates. Set forth on
Schedule 2.21 is a list of each Commitment existing or being negotiated as of the date hereof between or among the Company and/or any Subsidiary, on the one hand, and AGC or its subsidiaries, on the other hand. Except as set forth in
Schedule 2.21, there have been no transactions, agreements, arrangements or understandings between the Company or any Subsidiary, on the one hand, and any of the Company's Affiliates or any other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act assuming a threshold of $500,000.

                  2.22 Labor Matters; Employee Relations.


                  (a) Except as set forth in Schedule 2.22(a), (i) there are no claims or proceedings pending or, to the Knowledge of the Company, threatened, between the Company or any Subsidiary and any of their respective employees, which claims or proceedings have had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary; (iii) there is no activity or, to the Knowledge of the Company, any threatened activity the purpose of which is to achieve representation of Persons employed by the Company or any Subsidiary other than in connection with the Bankruptcy Case; and (iv) there are no strikes, slowdowns, work stoppages, lockouts, or, to the Knowledge of the Company, threats thereof, by or with respect to any employees of the Company or any Subsidiary.

                  (b) As of the date hereof, to the Knowledge of the Company, none of John Legere, Jose Antonio Rios, John McShane, Chris Nash, Jerry Santos, Anthony Christie, Dan Cohrs, Joe Perrone, Carl Grivner or John Comparin have terminated, or have provided notice that he intends to terminate, his employment relationship with the Company or any Subsidiary.

                  (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary are and have been in compliance with all applicable federal, state and local Laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees.

                  (d) Except as disclosed on Schedule 2.22(d), no term of employment of any employee of the Company or any Subsidiary provides that a change in control of the Company or any Subsidiary entitles such employee to treat the change of control as amounting to a breach of such employee's contract or entitles such employee to any payment or benefit whatsoever or entitles such employee to treat himself or herself as redundant or otherwise dismissed or released from any obligation.

                  2.23 Brokers or Finders. Except for the financial advisers set forth on Schedule 223, whose fees will be paid entirely by the Company, upon the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

     2.24 No Prior Activities of New GX. On the Closing Date, New GX will have no assets, and will not have incurred, directly or indirectly, any Liabilities, except those incurred or assumed in connection with its organization, under the Bankruptcy Plan and the Schemes of Arrangement or pursuant to any of the Transaction Documents. New GX will not have engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any Person, or be subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with the Bankruptcy Plan and the Schemes of Arrangement or any of the Transaction Documents.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     Each Investor hereby represents and warrants to the Company, with respect to itself only, severally and not jointly, as of the date hereof and as of the Closing Date, as follows:

     3.1 Acquisition for Investment. Such Investor is acquiring the New Company Shares being purchased by it for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

     3.2 Restricted Securities. Such Investor understands that (a) the New Company Shares being purchased by it have not been registered under the Securities Act or any state securities Laws by reason of their issuance by New GX in a transaction exempt from the registration requirements thereof, and (b) the New Company Shares may not be sold or otherwise disposed of unless such sale or disposition is approved by the Bermuda Monetary Authority and registered under the Securities Act and applicable state securities Laws or such sale or other disposition is exempt from registration thereunder.

     3.3 Status. Such Investor (a) is not a "U.S. Person" (as defined in Rule 902 under the Securities Act) and/or (b) is an "accredited investor" (as defined in Rule 501(a) under the Securities Act).

     3.4 Organization.

     (a) ST Telemedia is duly organized and validly existing under the Laws of Singapore and has all requisite power and authority to carry on its business as it is now being conducted.

     (b) Hutchison is duly organized and validly existing under the Laws of Hong Kong and has the requisite power and authority to carry on its business as it is now being conducted.

     3.5 Due Authorization. Such Investor has all right, power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby (a) are within the power and authority of such Investor and (b) have been duly authorized by all necessary action on the part of such Investor. This Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute upon execution and delivery by such Investor, a legal, valid and binding agreement of such Investor enforceable against such Investor in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

     3.6 Consents; No Violations. Except as set forth on Schedule 3.6, neither the execution, delivery or performance by such Investor of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation by such Investor of the transactions contemplated hereby or thereby will: (a) conflict with, or result in a breach or violation of, any provision of the organizational documents of such Investor; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any Commitment of such Investor, or to which such Investor or any of its assets or properties is subject, except, with respect to the matters set forth in clause (ii), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not have a material adverse effect on the ability of each Investor to consummate the transactions contemplated hereby; or (c) to the knowledge of each Investor, except as set forth on Schedule 3.6 and except for the Regulatory Approvals, the Confirmation Order and the Sanction Order, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of such Investor.

     3.7 Availability of Funds. At the Closing, such Investor will have available or committed sufficient funds to pay its respective portion of the Purchase Price.

     3.8 Litigation. There is no Litigation pending, or to the knowledge of such Investor, threatened before any court, arbitrator or other Governmental Entity which if resolved adversely to such Investor, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Investor to consummate the transactions contemplated by this Agreement.

     3.9 Brokers or Finders. Except for the fees of Goldman Sachs (Asia) L.L.C. with respect to Hutchison and Merrill Lynch (Singapore) Pte. Ltd. with respect to ST Telemedia, whose fees are the sole responsibility of such Investor, upon the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from such Investor in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

                                   ARTICLE IV

                                    COVENANTS

     4.1 Conduct of Business by the Company Pending the Closing.

     (a) Subject to any obligations as a debtor or debtor in possession under the Bankruptcy Code, any requirements of the Joint Provisional Liquidators (whether pursuant to the Bermuda Orders or any other order of the Bermuda Court), and/or any order of the Bermuda Court, and except as set forth on
Schedule 4.1, during the period from the date hereof and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Closing, unless each Investor otherwise agrees in writing, the Company shall, and shall cause each of the Subsidiaries to: (i) conduct its business in the Ordinary Course of Business, including meeting its post-Petition obligations as they become due; (ii) use reasonable efforts to preserve and maintain its relationships with its customers, suppliers, partners, lessors, licensors, licensees, contractors, distributors, agents, officers and employees and other Persons with which it has significant business relationships material to the business of the Company except in relation to Executory Contracts on the Rejection List (provided, that nothing herein shall prevent the Company or any Subsidiary from commencing or defending any litigation against or by any such Person in connection with the claims of such Person in the Bankruptcy Case or in the Bermuda Case); (iii) use its reasonable efforts to preserve and maintain the Assets and properties it owns which are material to the business of the Company, ordinary wear and tear excepted other than Assets and properties which are the subject of Executory Contracts on the Rejection List; (iv) use reasonable efforts to preserve the ongoing operations of its business; (v) maintain its books and records in the Ordinary Course of Business; (vi) comply in all material respects with applicable Laws; and (vii) not enter into any business, arrangement or otherwise take any action that would reasonably be expected to have a material adverse impact on any Governmental Investigation or on the ability of the Company or the Investors to obtain any Regulatory Approvals.

     (b) Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement (including but not limited to Section 4.2) or as set forth on Schedule 4.1, between the date hereof and the Closing Date, the Company shall not, and shall cause each of the Subsidiaries not to, take any action that is reasonably likely to result in (i) any of the representations and warranties set forth in Article II becoming false or inaccurate in any material respect or (ii) the failure of any of the conditions set forth in Article VI to be satisfied.

     (c) Notwithstanding the foregoing provisions of this Section 4.1, the parties acknowledge that the transfer of control of the Communications Licenses may require prior approval of certain Governmental Entities and that all final decisions with respect to the FCC Licenses must be taken by the Company prior to the Closing. The parties do not intend that the foregoing provisions of this
Section 4.1 shall transfer control of the Communications Licenses.

     (d) Notwithstanding the foregoing provisions of this Section 4.1 or any provision in this Agreement to the contrary, the parties hereto acknowledge that the Company shall not be prohibited from (i) settling or resolving any Governmental Investigation prior to the Closing so long as any such settlement would not reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect or (ii) after consultation with the Investors,

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

commencing insolvency proceedings for or against one or more Non-Filing Subsidiaries; provided, that the commencement of such proceedings is not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect.

                  4.2      Reorganization Process.

                  (a) The Company and/or GX Holdings, as appropriate, shall, as soon as reasonably practicable after the date hereof, prepare and file with the U.S. Bankruptcy Court and/or the Bermuda Court, as applicable: (i) a Disclosure Statement with respect to the Bankruptcy Plan meeting the requirements of Bankruptcy Code Section 1125(b) (the "Disclosure Statement"); (ii) a motion to approve the Disclosure Statement; (iii) the Bankruptcy Plan; and (iv) a request for an order to call appropriate meetings of creditors to vote on the Schemes of Arrangement with the Bermuda Court (items (i) through (iv) collectively, the "Approval Motions"). The Bankruptcy Plan, any and all exhibits and attachments to the Bankruptcy Plan, the Disclosure Statement, and the other Approval Motions and the orders approving the same (including the Confirmation Order) shall be reasonably acceptable in form and substance to the Investors, and shall not be filed until consented to by the Investors, which consent shall not be unreasonably withheld. The Company shall, in the event counsel to either Investor informs the Company that they cannot receive automatic electronic notification of any filings, provide the Investors with copies of all material motions, applications, supporting papers and notices prepared by the Company (including forms of orders and notices to interested parties) relating in any way to the Bankruptcy Case. The Company shall consult with the Investors prior to taking any material action with respect to the Bankruptcy Case. The Investors shall provide the Company with all information concerning the Investors required to be included in the Disclosure Statement.

                  (b) The Bankruptcy Plan and the Schemes of Arrangement shall provide that (i) the restructuring of the capitalization of the Company shall occur in accordance with the terms set forth on Exhibit A (the "Restructuring"),
(ii) the total equity capitalization of New GX at Closing (including the amount of outstanding common shares, preferred shares and other equity securities, including securities exchangeable or convertible into such securities) (the "New GX Capitalization") shall be as set forth on Exhibit B, (iii) the other actions set forth in Sections 2.3(c) and (d) shall be effected and (iv) except as otherwise provided in the Bankruptcy Plan, the Schemes of Arrangement, the Confirmation Order, or the Purchase Agreement, on and after the Effective Date, all Persons shall be permanently enjoined from commencing or continuing in any manner, any Litigation on account or in respect of any of the Pre-Petition Liabilities or other Liabilities satisfied pursuant to the Bankruptcy Plan; such injunctive relief shall be in addition to the relief afforded under Section 1141(d) of the Bankruptcy Code. The Company shall take such actions and cause any filings and actions to be taken by one or more of the Debtors as applicable in connection with the Restructuring to be in accordance with, and in compliance with the dates set forth in, the timetable for the Restructuring set forth on Exhibit C.

                  (c) The Company shall not, and shall not permit any Subsidiary to, without the prior consent of the Investors, seek or consent to the conversion of the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee or examiner with managerial powers under Bankruptcy Code Section 1104, or do any of the following:

          (i) consent to any relief from the automatic stay under Section 362 of the Bankruptcy Code that would reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect;

          (ii) file any plan of reorganization other than the Bankruptcy Plan or the Schemes of Arrangement, file any material amendment to the Bankruptcy Plan or the Schemes of Arrangement, consent to the reduction of the exclusivity period under Bankruptcy Code Section 1121 for the filing of a plan of reorganization (the "Exclusivity Period") or fail timely to file motions seeking to obtain orders of the U.S. Bankruptcy Court extending the Exclusivity Period;

          (iii) sell or abandon, or file any motion to sell or abandon, any material Assets, other than sales to customers in the Ordinary Course of Business except for the Company Asset Transfer;

          (iv) authorize, or commit or agree to take, any of the foregoing actions except as excepted herein.

     (d) The Company shall, on the date hereof, deliver to each Investor a true, correct and complete list of all Executory Contracts which shall include the following, each of which must be satisfactory in form and substance to the Investors in their reasonable discretion: (i) a list of Executory Contracts which the Company or any Subsidiary, as of such date, has rejected (the "Rejection List"); and (ii) a list of Executory Contracts which the Company or any Subsidiary, as of such date, has assumed (the "Assumed Contracts"). Thereafter, the assumption or rejection of any Executory Contracts which are material to the operation of the business of the Company ("Material Executory Contracts") shall be subject to the approval of the Investors in their reasonable discretion; provided, however, that so long as reasonably necessary arrangements are in place to permit the Company to operate its business in the Ordinary Course of Business, the assumption or rejection of an Executory Contract shall not be subject to the approval of the Investors unless such assumption or rejection would reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect. In addition, the motions filed with, and the proposed orders submitted to, the U.S. Bankruptcy Court seeking authorization after the date hereof to (A) assume any one or more of the Material Executory Contracts and (B) reject any or one or more of the Material Executory Contracts shall be satisfactory in form and substance to the Investors in their reasonable discretion. The Company shall consult with, and give due consideration to the views and concerns of, the Investors prior to compromising or commencing Litigation with respect to any material payment required to be made under the Bankruptcy Code to effectuate the assumption of any material Executory Contract.

     (e) Subject to Section 4.2(d), the Company shall inform and consult with the Investors prior to it or any of its Subsidiaries entering into, renewing, extending, amending, modifying, waiving any material provision, or terminating, or failing to renew, any Commitments of the types set forth on Schedule 2.11. The Company shall obtain the written consent of the Investors prior to it or any of its Subsidiaries entering into, renewing, extending, amending, modifying, waiving any material provision, or terminating, or failing to renew, any Commitments of the types set forth on Schedule 2.11, but assuming that the dollar or percentage thresholds set forth therein were 2.5 times the respective amounts set forth in Section 2.11 and assuming that the Commitments described in Sections 2.11(a) and 2.11(f) were qualified by materiality.

                  (f) At any time prior to the Closing, if each of the Investors, the Creditors' Committee and the Banks agree that the transactions contemplated by this Agreement and the other Transaction Documents may be completed by way of an asset acquisition in accordance with Section 363 of the Bankruptcy Code without materially delaying the Closing, then the parties hereto may agree to structure the transaction in accordance with Section 363 of the Bankruptcy Code, in which case, the parties hereto shall cooperate in good faith to take all such necessary actions, including amending this Agreement and any other Transaction Documents (to the extent any amendments are necessary), such that the transactions contemplated by this Agreement and the other Transaction Documents can be completed by way of an asset acquisition in accordance with
Section 363 of the Bankruptcy Code; provided, however, that the parties hereto shall structure the transaction in a manner to avoid treatment as a reorganization under Section 368 of the Code.

                  4.3 No Solicitation. Except for actions required to be taken to comply with its fiduciary duties under applicable Laws, based upon consultation with external counsel, the Company shall not, nor shall it authorize or permit any Subsidiary to, nor shall it authorize or permit any Representatives of the Company or any Subsidiary to, (a) directly or indirectly solicit, initiate or encourage the submission of any offer or proposal concerning any (i) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of any Assets of the Company or any Subsidiary that are material,
(ii) issuance or sale of any equity interests in the Company or any Subsidiary, or (iii) transaction which any Person will acquire beneficial ownership or the right to acquire beneficial ownership of equity interests in the Company or any Subsidiary (any of the foregoing, a "Disposition"), (b) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate the making of, any proposal or expression of interest that constitutes or is reasonably likely to lead to any Disposition, or (c) enter into any agreement with respect to any Disposition; provided, that, nothing herein shall prevent AGC from selling securities in a bona fide public or private sale. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Subsidiary, whether or not such Person is purporting to act on behalf of the Company or any Subsidiary or otherwise, shall be deemed to be a breach of this
Section 4.3 by the Company.

                  4.4 Board Representation. The Company agrees to take all actions necessary or appropriate such that, at Closing, the board of directors of New GX will be comprised of ten directors, four of whom shall be nominated by ST Telemedia, four of whom shall be nominated by Hutchison and two of whom shall be nominated by the Creditors Committee. The Investors agree to vote for the director(s) so nominated by the Creditors' Committee. The persons nominated by the Creditors' Committee shall (a) satisfy the "independent" director requirements of the New York Stock Exchange whether or not New GX is listed on such exchange and (b) only be entitled to serve as directors on the board of directors of New GX until the second anniversary of the Closing Date; provided, however, that if the Investors acquire, in the secondary market and not through a primary issuance, in one or more transactions, 50% or more of the New Common Shares outstanding as of the Closing (adjusted for stock splits, combinations and other similar events) and owned by Persons other than the Investors and their Affiliates, then the Creditors' Committee shall only be entitled to nominate one person to the board of directors of New GX; and provided, further, that if the Investors acquire, in the secondary market and not through a primary issuance, in one or more transactions, 75% or more of the New Common Shares outstanding as of the Closing (adjusted for stock splits, combinations and other similar events) and owned by Persons other than the Investors and their Affiliates, then the Creditors' Committee shall not be entitled to nominate any person to the board of directors of New GX. No director nominated by the Creditors' Committee may be removed as a director of New GX during his elected term other than for cause. If any such director shall cease to serve as a director during his term, the vacancy so created shall be filled by a successor designated by such departing director, or if no such successor is designated, by a successor designated by the remaining director. If New GX does not obtain a Listing (as defined below) on or before the second anniversary of the Closing Date, then for so long as such Listing is not obtained, the Investors shall nominate to the board of directors of New GX at least two persons who shall meet the requirements of clause (a) above. In addition, the Company agrees to take all actions necessary or appropriate such that, at the Closing, the directors nominated by the Investors are appointed as the Chairman of the board of directors of New GX, the Chairman of the Audit Committee (subject to applicable stock exchange regulations), the Chairman of the Compensation Committee, the Chairman of the Executive Committee and the Chairman of the Nomination Committee (collectively, the "Board Committees").

     4.5 Employee Agreements; Change in Control; Indemnification.

     (a) As of the Closing, New GX will adopt the New GX Management Plan; provided, that (i) not more than 5% of the New Outstanding Equity shall be subject to stock options or other stock-based awards issued under the New GX Management Plan and (ii) the exercise prices of such options or other stock-based awards shall have an exercise price equal to no less than (A) the per share price of the New Common Shares purchased by the Investors pursuant to this Agreement, or (B) such higher price as may be required under the terms and conditions of the New GX Management Plan or under applicable Laws. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary will enter into or assume any Commitment with any director, officer or employee of the Company or such Subsidiary that provides for annual salary and estimated bonus payment of greater than $250,000 without the prior written consent of the Investors; provided, that the Company shall consult with the Investors prior to entering into or assuming any Commitment with any director, officer or employee of the Company or its Subsidiary that provides for annual salary and estimated bonus payment between $85,000 and $250,000.

     (b) At any time before the Closing, the Investors shall have the right to designate for rejection by the Company any pre-Petition Date Commitment (i) with any of the officers, directors and employees of the Company and the Subsidiaries in which the transactions contemplated by this Agreement constitute a "change of control" or other similar event, and (ii) for indemnification of any Person provided by the Company or any of the Subsidiaries which is the subject of a case under the Bankruptcy Code. The Investors shall cooperate with the Company and the Creditors' Committee in connection with developing an appropriate executive remuneration plan (which will include a retention component) covering the period from the date hereof through the Closing Date. The bye-laws of New GX shall provide for customary indemnification provisions covering actions taken by the officers and directors of New GX subsequent to the Closing Date.

     4.6 Fees and Expenses. The Company shall promptly reimburse and pay to the Investors all reasonable, actual, documented, out-of-pocket costs and expenses incurred by the Investors, for the period commencing on May 25, 2002 and ending on the earlier to occur of the Closing Date or the termination of this Agreement by the Investors or the Company in accordance with its terms, in connection with the Bankruptcy Case, the Schemes of Arrangement and the transactions contemplated by this Agreement and the other Transaction Documents (collectively, the "Post-Petition Investors' Expenses") up to an amount equal to $5,200,000. The Post-Petition Investors' Expenses shall include all out-of-pocket expenses, costs and other fees of Goldman Sachs (Asia) L.L.C. and Merrill Lynch (Singapore) Pte. Ltd., other than the success fees owed to such entities that are payable in connection with the successful consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     4.7 Access to Information; Confidentiality; Monthly Statements.

     (a) Between the date hereof and the Closing, the Company shall (i) afford each Investor and such Investor's Representatives reasonable access, upon reasonable prior notice, during normal business hours, to the Assets, properties, offices and other facilities, officers, employees, Commitments and books and records of the Company and each Subsidiary (including AGC), and to the outside auditors of the Company and their work papers relating to the Company and the Subsidiaries, (ii) notify as promptly as practicable, each Investor of any material business development of the Company or any Subsidiary, and (iii) consult with each Investor on all matters outside the Ordinary Course of Business relating to the Company's business, strategy, financing and restructuring prior to Closing, including matters relating to the AGC Restructuring. In addition, the Company shall, and shall cause each Subsidiary to, furnish promptly to the Investors any such other information concerning its business, Assets, properties and personnel as the Investors may reasonably request at any time and from time to time. Without limiting the generality of the foregoing, the Investors may, in their sole and absolute discretion, retain auditors to review and verify the Monthly Operating Statements and review and examine any procedures, books, records and work papers used in their preparation. All such information shall be held in confidence in accordance with the terms of the ST Telemedia Confidentiality Agreement and the Hutchison Confidentiality Agreement. The parties hereto agree that no investigation by the Investors or their representatives shall affect or limit the scope of the representations and warranties of the Company contained in this Agreement or in any other Transaction Document delivered pursuant hereto or limit the liability for breach of any such representation or warranty.

     (b) The Company shall furnish to each Investor: (i) copies of all statements, schedules and reports for such month required to be provided by the Company to the United States Trustee pursuant to Sections 1106(a)(1) and 704(8) of the Bankruptcy Code promptly after delivery to the United States Trustee;
(ii) a monthly management report containing the information set forth on Exhibit D within 25 days after the end of each month; (iii) copies of all documents to be submitted by the Bermudian Debtors to the Bermuda Court; and (iv) copies of all statements, schedules and reports provided by the Joint Provisional Liquidators to the

Company, subject to the Investors' entry into a confidentiality agreement with the Joint Provisional Liquidators that is acceptable to them in their absolute discretion.

     4.8 Governmental Investigations. The Company shall cooperate with any investigations, inquiries or requests by any Governmental Entity in connection with the Company's accounting, business or other practices, the Bankruptcy Case or the transactions contemplated by this Agreement or the other Transaction Documents, including the SEC Investigation, the FBI Investigation, the DOL Investigation and the House Committee Investigation (collectively "Governmental Investigations"); provided, however, that cooperation in this context shall not require the Company (x) to waive or otherwise relinquish any applicable privileges including the attorney client privilege or work product immunity or
(y) to settle any claim. The Company shall promptly notify each Investor of any material developments concerning any Governmental Investigation and shall, to the extent such disclosure does not require the Company to waive or otherwise relinquish any applicable privileges including the attorney client privilege or work product immunity, promptly provide each Investor with copies of all correspondence and notices received from any Governmental Entity or a representative thereof in connection with any Governmental Investigations and shall provide updates to the Investors upon request as to the status of any such Governmental Investigations. To the extent permitted by applicable Laws, the Investors acknowledge that any such information shall be deemed to be "Confidential Information" under the ST Telemedia Confidentiality Agreement and the Hutchison Confidentiality Agreement, respectively, and nothing herein shall compel the Company to provide any information to the Investors which would result in the waiver of any attorney client privileges or work product immunities. The Company shall use its best efforts to enter into appropriate agreements with the Investors to allow for the disclosures under this Section
4.8 without waiving or otherwise relinquishing any applicable privileges including the attorney client privilege or work product immunity.

     4.9 Reasonable Efforts; Consents; Approvals; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to bring about the confirmation of the Bankruptcy Plan and the Schemes of Arrangement. Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and the Investors shall use their reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, the transactions contemplated by this Agreement and to bring about the satisfaction of all other conditions to the other party's obligations to close; provided, however, that nothing in this Agreement shall obligate either the Company or the Investors, or any of their respective Affiliates, to waive or modify any of the terms and conditions of this Agreement or any of the documents contemplated hereby, except as expressly set forth herein.

     (b) Without limiting the generality of the foregoing, as promptly as practicable following approval of this Agreement by the U.S. Bankruptcy Court, the Company shall use its reasonable efforts to make and obtain all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") which shall include (i) all Regulatory Approvals as set forth on
Schedule 2.9(e), (ii) all Third Party Consents as set forth in Schedule

2.8(b), and (iii) the Consents required as a result of the filing of the Bankruptcy Case, the Confirmation Order, the Sanction Order or the change of control resulting therefrom. The Company also shall use its reasonable efforts to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby.

                  (c) Without limiting the generality of the foregoing, as promptly as practicable following approval of this Agreement by the U.S. Bankruptcy Court, each Investor shall use its reasonable efforts to make and obtain all Consents which shall include (i) all Regulatory Approvals which such Investor is required to obtain, (ii) all Consents set forth on Schedule 3.6, and
(iii) the Consents required to be obtained by such Investor as a result of the filing of the Bankruptcy Case, the Confirmation Order or the Sanction Order.

                  (d) Without limiting the generality of Sections 4.9(a), 4.9(b) and 4.9(c), the Company and each Investor agree to make, or cause to be made, as promptly as practicable after the execution of this Agreement, (i) all filings required under the HSR Act and any supplemental information requested in connection therewith pursuant to the HSR Act, (ii) an application to obtain the consent of the FCC required to consummate the transactions contemplated by this Agreement and the other Transaction Documents, (iii) all filings required or appropriate to obtain the consent of, or provide notifications to, State PUCs with respect to the transactions contemplated by this Agreement and the other Transaction Documents, (iv) all notifications or filings required or appropriate under the Exon-Florio Amendment, (v) all filings required or appropriate for transfers of Commitments, or transfer of control of Subsidiaries party to Commitments, with Governmental Entities, (vi) all filings required to be made with the Bermuda Monetary Authority and the Registrar of Companies in Bermuda, and (vii) all filings required or appropriate to obtain the consent of any Governmental Entities to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Company and the Investors shall cooperate and use its reasonable efforts to furnish the others such necessary information and reasonable assistance as any other party may reasonably request in connection with its preparation of any filing or submission that is necessary to appropriate to obtain the Consents. The Company and the Investors shall coordinate with one another as far in advance as is reasonably practicable with respect to all written and oral communications with Governmental Entities in connection with the Consents, including providing a reasonable opportunity to review and comment on all filings related to the Consents. The Company and the Investors shall provide to each other copies of all correspondence, filings or communications with Governmental Entities in connection with the Consents, keep each other apprised of the status of any communications with, and any inquiries or requests for information from, the Governmental Entities in connection with the Consents, and comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested by any Governmental Entity in connection with any of the Consents.

                  (e) Each party will use its reasonable efforts to promptly resolve any objections raised by a Governmental Entity with respect to the transactions contemplated hereby or under any Transaction Document under any Applicable Law. In the event a proceeding by a Governmental Entity is instituted challenging the transactions contemplated by this Agreement and the other Transaction Documents, each party will use its reasonable efforts to resist or promptly resolve such proceeding consistent with the terms of this Agreement. Each party will use its reasonable efforts to promptly take all such actions as may be required (i) by any

Governmental Entity in order to resolve such objections as it may have to the transactions contemplated by this Agreement and the other Transaction Documents or (ii) by any court in any proceeding challenging the transactions contemplated hereby or under any Transaction Document in order to avoid the entry of any order which has the effect of preventing the consummation of any of the transactions contemplated hereby or under any Transaction Document on terms consistent with the terms of this Agreement or which, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect.

                  (f) (i) The Company shall give written notice to the Investors promptly upon becoming aware of any event, circumstance, condition, fact, effect, or other matter that has resulted in, or that would be reasonably likely to result in, (A) any representation or warranty set forth in Article II being or becoming untrue or inaccurate in any material respect as of any date on or after the date hereof (as if then made, except to the extent such representation or warranty is expressly made only as of a specific date, in which case as of such date), (B) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (C) any change, effect, event, occurrence, state of facts or development of which it becomes aware that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) the Investors shall give written notice to the Company promptly upon becoming aware of any event, circumstance, condition, fact, effect, or other matter that has resulted in, or that would be reasonably likely to result in, (A) any representation or warranty set forth in Article III being or becoming untrue or inaccurate in any material respect with respect to such Investor as of any date on or after the date hereof (as if then made, except to the extent such representation or warranty is expressly made only as of a specific date, in which case as of such date), (B) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (C) any change, effect, event, occurrence, state of facts or development of which it becomes aware that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Investor to consummate the transaction contemplated by this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  4.10 Non-Compete Covenants. The Company shall use its commercially reasonable efforts to cause to be amended, each of the Commitments containing Non-Compete Covenants set forth on Exhibit E to the reasonable satisfaction of each Investor, such that no Non-Compete Covenants contained therein shall apply to either Investor or any of their respective Affiliates.

                  4.11 Press Releases. The Investors, on the one hand, and the Company, on the other hand, shall consult with each other before issuing any press release or public announcement pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or market, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

                  4.12 Further Assurances. At any time and from time to time after the Closing, the Company, GX Holdings and each Investor agree to use their respective reasonable efforts to cooperate with each other and (a) at the reasonable request of the other party, execute and deliver any instruments or documents, and (b) take, or cause to be taken, all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder.

                  4.13 Formation and Capitalization of New GX.

                  (a) Not later than the date on which the U.S. Bankruptcy Court approves the Disclosure Statement, the Company shall cause New GX to be formed as a company duly organized under the Laws of Bermuda or the Cayman Islands, as the Investors determine in their reasonable discretion, and to have adopted a memorandum of association and bye-laws, each in form and substance (x) reasonably satisfactory to each of the Investors, the Creditors' Committee and the Banks and (y) not inconsistent with Exhibits A-1 and A-2. The Company shall cause New GX to perform and satisfy the obligations agreed to by the Company and the Investors under this Agreement, the Bankruptcy Plan, the Schemes of Arrangement and any of the Transaction Documents. On the Closing Date, New GX shall have no assets or Liabilities other than those incurred or assumed under the Bankruptcy Plan, the Schemes of Arrangement or pursuant to any of the Transaction Documents, and shall have not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any Person, or subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with the Bankruptcy Plan, the Schemes of Arrangement or any of the Transaction Documents.

                  (b) On the Closing Date and in accordance with the terms and conditions of this Agreement, the Bankruptcy Plan, the Schemes of Arrangement and the Transaction Documents: (i) the Company shall effect the Company Asset Transfer; and (ii) the Company shall, in accordance with the Schemes of Arrangement and the Bankruptcy Plan, cause New GX to cancel or repurchase any New Common Shares which had been issued to the Company upon incorporation of New GX; provided, however, that with respect to clause (i) above, the Company shall not have transferred the Company's rights and obligations under this Agreement.

                  (c) In the event that the Investors prefer that the Assets held directly or indirectly by GX Holdings be transferred to a subsidiary of New GX (instead of to New GX directly as is currently contemplated as part of the Company Asset Transfer), the parties agree that, at the request of the Investors, the Company Asset Transfer shall be structured such that the Assets of the Company shall all be transferred to New GX in accordance with the terms hereof, except for those Assets held by GX Holdings, which shall be transferred to a new wholly-owned subsidiary of New GX, as directed by the Investors.

                  4.14 Employment Matters. Except as consented to by the Investors, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date, the

Company shall not, and shall cause the Subsidiaries not to, terminate or furlough employees, officers or directors constituting in excess of ten percent of the work force of the Company and the Subsidiaries in the aggregate as of the date hereof.

                  4.15 AGC Generally.

                  (a) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall use its commercially reasonable efforts to prevent from being taken any actions which could reasonably be expected to impair or dilute the Company's ownership of the outstanding equity securities of AGC; provided, however, that nothing herein shall obligate the Company to (i) breach any fiduciary duties it has, or to encourage or to induce its nominees to the AGC board of directors to breach any fiduciary duties they have, to AGC and its creditors and shareholders, based upon consultation with external counsel, or (ii) make any additional investments in AGC. The Company shall consult with the Investors before taking any actions with respect to AGC which could reasonably be expect to impair or dilute the Company's ownership of the outstanding equity securities of AGC.

                  (b) Notwithstanding any provision to the contrary contained in this Agreement, with respect to any covenants and agreements made by the Company with respect to the Subsidiaries in this Agreement, such covenants and agreements shall, with respect solely to AGC and its subsidiaries, be limited to covenants or agreements by the Company to use, subject to any applicable fiduciary duties, its commercially reasonable efforts (including taking all actions within its power as a shareholder of AGC) to cause AGC or its subsidiaries to comply with such covenants and agreements.

                  4.16 Accounts Receivable. The Company shall provide to the Investors as promptly as practicable, but no later than 15 days after the end of the month immediately prior to the Closing, a schedule setting forth: (a) the aged accounts receivable of the Company and the Subsidiaries (excluding AGC and its subsidiaries) on a consolidated basis as of the end of the month immediately preceding the Closing, showing separately those receivables which, as of such date, had been outstanding from the due date for (i) 1 to 30 days, (ii) 31 to 60 days, (iii) 61 to 90 days, (iv) 91 to 120, and (v) 121 or more days, and (b) unbilled accounts receivable of the Company and the Subsidiaries (excluding AGC and its subsidiaries) on a consolidated basis as of the end of the month immediately preceding the Closing, in each case including the reserves therefor, which reserves have been calculated in accordance with both past practices of the Company and the Subsidiaries and GAAP as described in the SEC Reports.

                  4.17 Receivables Financing. The Company shall provide any assistance reasonably requested by the Investors in the event they seek to obtain for New GX new revolving receivables financing in a principal amount of not less than $150 million on terms and conditions reasonably acceptable to each Investor, which financing shall be (i) fully available and undrawn as of the Closing, and available for immediate draw down after the Closing and (ii) secured only by a first priority security lien on the accounts receivables of New GX and its Subsidiaries with no more than twice the principal amount provided for under the agreement. For the avoidance of doubt, neither the Investors, the Company nor New GX shall be required to obtain any such financing.

                  4.18 Listing. Subject to the applicable listing requirements, as soon as reasonably practicable after the Closing Date, the Investors shall use commercially reasonable efforts to cause New GX to obtain and maintain approval for the listing of the New Company Shares on any U.S. national stock exchange or on the Nasdaq National Market or Nasdaq Small Cap Market (the "Listing"); provided, however, that neither New GX nor any of its shareholders will be required to issue or to sell any New GX securities in order satisfy the listing requirements to obtain any such listing.

                  4.19 Tax Returns for 2001. The Company shall file its consolidated U.S. Federal Tax Returns for the year-ended December 31, 2001, no later than September 15, 2002.

                                    ARTICLE V

                        THE JOINT PROVISIONAL LIQUIDATORS

                  5.1 The Joint Provisional Liquidators' Approval. Subject to
(a) their fiduciary duties under Bermuda Law and (b) their obtaining sanction from the Bermuda Court of their decision by August 12 2002, the Joint Provisional Liquidators hereby approve the entry by the Company and GX Holdings into this Agreement and the other Transaction Documents to which the Company and/or GX Holdings are a party.

                  5.2 Exclusion of Personal Liability. The parties agree that the Joint Provisional Liquidators shall have no personal liability whatsoever arising howsoever under or in connection with this Agreement and/or the Transaction Documents.

                  5.3 The Actions of the Company and GX Holdings. It is acknowledged by the parties that (i) the Joint Provisional Liquidators have not given any authority to the Board of Directors to act on behalf of the Company, and that the Board of Directors is causing the Company to enter into this Agreement and the other Transaction Documents to which it is a party, solely in accordance with the authority conferred upon them by the Bermuda Court and in accordance with their authority derived from the Bankruptcy Case and (ii) the Joint Provisional Liquidators have not given any authority to the board of directors of GX Holdings to act on behalf of GX Holdings, and that the board of directors of GX Holdings is causing GX Holdings to enter into this Agreement and the other Transaction Documents to which it is a party, solely in accordance with the authority conferred upon them by the Bermuda Court and in accordance with their authority derived from the Bankruptcy Case.

                  5.4 Purpose of the Joint Provisional Liquidators as Parties. It is acknowledged that the Joint Provisional Liquidators are joined as parties to this Agreement for the purpose of the matters set out in this Article V only. In particular, but without limiting the generality of the foregoing, it is acknowledged and agreed by the parties hereto that:

                  (a) the Joint Provisional Liquidators provide no confirmation of any nature whatsoever in respect of the representations, warranties and covenants of the Company and the Subsidiaries set out in this Agreement; and

                  (b) the Joint Provisional Liquidators shall not, by reason of being party to this Agreement, submit to the jurisdiction (exclusive or otherwise) of the U.S. Bankruptcy Court.

                  5.5 Joint Provisional Liquidators. Subject to the fiduciary duties of the Joint Provisional Liquidators under Bermuda Law, the Joint Provisional Liquidators will take all actions necessary or appropriate to give effect to the transactions contemplated by this Agreement and the other Transaction Documents. Should the Joint Provisional Liquidators take any action or make any omission which causes the transactions contemplated by this Agreement and the other Transaction Documents not to be effected, and the Investors wish to challenge the Joint Provisional Liquidators' action or omission, then the Joint Provisional Liquidators will not object to the Investors making whatever submissions they consider to be appropriate to the Bermuda Court. Should the Joint Provisional Liquidators, acting pursuant to their fiduciary duties under Bermuda Law, consider that it is or may be appropriate to vary, modify or withdraw their consent in Section 5.1, then they will seek directions from the Bermuda Court so that the Court may determine whether it is appropriate for their approval to be varied, modified or withdrawn and they will give notice of the hearing of their application for directions to, inter alia, the Investors and the Company, as soon as reasonably practicable following the issue of their application and the Joint Provisional Liquidators will not object to the Investors making any submissions they consider to be appropriate to the Bermuda Court.

                  5.6 Governing Law; Submission to Jurisdiction. This Article V shall be governed by and construed, interpreted and enforced in accordance with and governed by the Laws of Bermuda, without giving effect to the principles of conflicts of Law thereof. The parties hereby agree that, (a) the Supreme Court of Bermuda shall retain exclusive jurisdiction to enforce the terms of this
Article V and to decide any claims or disputes involving the Joint Provisional Liquidators that may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein, and
(b) any and all claims, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Supreme Court of Bermuda, and the parties hereby consent and submit to the exclusive jurisdiction of the Supreme Court of Bermuda for this purpose.

                  5.7 Entire Agreement. This Article V contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect hereto.

                  5.8 Amendments. The terms and provisions of this Article V may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Joint Provisional Liquidators and the other parties. No waiver of any of the provisions of this
Article V shall be deemed to be, or shall constitute, a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Any amendment of this Agreement under Section 8.6 will require the express consent of the Joint Provisional Liquidators.

                  5.9 Headings. The headings of the sections of this Article V have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  5.10 No Interpretation Against Drafter. This Article V is the product of negotiations among the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Article V and are expressly waived.

                  5.11 Defined Terms; Interpretations. The capitalized terms used but not defined in this Article V are used herein as defined in Article VIII of this Agreement.

                                   ARTICLE VI

                                   CONDITIONS

                  6.1 Conditions to Obligations of each Investor and the Company. The respective obligation of each Investor and the Company to consummate the transactions contemplated hereby are subject to the satisfaction or waiver by such Investor or the Company, as the case may be, at or prior to the Closing of each of the following conditions:

                  (a) No statute, rule or regulation or order, judgment or decree of any court or administrative agency or other Governmental Entity shall be in effect which prohibits the consummation of the transactions contemplated hereby or by any of the other Transaction Documents; provided, however, that except as otherwise provided in this Agreement, each of the parties shall have used, subject to Section 4.9, reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; provided, further, that no party hereto can assert the failure of this condition to be satisfied if such failure resulted from such party's failure to satisfy the first proviso of this Section 6.1(a) or any other provision of this Agreement or any other Transaction Document;

                  (b) The material Regulatory Approvals required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including those set forth on Schedule 2.9(e) shall have been obtained by a Final Order (or waived in whole or in part in a writing executed by the parties hereto, unless such a waiver is prohibited by Law) and all parties shall have complied with the conditions, if any, imposed by such Final Order, including the following shall have occurred: (i) the waiting period under the HSR Act relating to the consummation of the transactions contemplated by this Agreement and the Transaction Documents, shall have expired or been terminated and any other Competition Approval shall have been obtained; (ii) the FCC shall have issued a Final Order (or orders) granting the FCC Consents and as of the Closing Date such order (or orders) shall be in full force and effect and not have been reversed, stayed, enjoined, set aside or suspended; and (iii) the review and investigation under the Exon-Florio Amendment shall have been terminated and the President of the United States and relevant agencies of the US Government shall have taken no action authorized thereunder. Notwithstanding the foregoing, with respect to any such Regulatory Approvals, (A) neither Investor shall be required to accept or comply with any condition, qualification or other restriction imposed in connection with such Regulatory Approval that would constitute a Material Adverse Effect or have a material adverse effect on such Investor and neither Investor shall be obligated to effect the transactions contemplated by the Transaction Documents if such conditions are imposed, and
(B) the Company shall not be required to accept or comply with any condition, qualification or other restriction imposed in connection with such Regulatory Approval that would have a Material Adverse Effect and the Company shall not be obligated to effect the transactions contemplated by the Transaction Documents if such conditions are imposed;

                  (c) The Third Party Consents set forth on Schedule 2.8(c) shall have been obtained; and

                  (d) Confirmation of the Bankruptcy Plan pursuant to the Confirmation Order of the U.S. Bankruptcy Court and the granting of the Sanction Order by the Bermuda Court.

                  6.2 Conditions to Obligations of the Investors. The obligation of each Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment to the satisfaction of each Investor unless waived by such Investor at or prior to the Closing of each of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement and each of the other Transaction Documents shall be true and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited) when made and as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct as of such date) unless, with respect to any failure of a representation or warranty contained in Section 2.4, 2.5, 2.7, 2.11, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18 or
2.22 to be true and correct as of the Closing Date, such failure results from events occurring or circumstances arising after the date hereof and all such failures, individually or in the aggregate, do not constitute a Material Adverse Effect. Since the date hereof, there has not occurred any Material Adverse Effect.

                  (b) The representations and warranties of the other Investor contained in this Agreement and each of the other Transaction Documents shall be true and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited) when made and as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct as of such date).

                  (c) The Company and the other Investor shall have performed, satisfied and complied in all material respects with each of their respective covenants and agreements set forth in this Agreement and each of the other Transaction Documents to be performed, satisfied and complied with on or after the date hereof and prior to or at the Closing.

                  (d) There shall be: (i) a December 31, 2002 Cash Balance of at least the Minimum Cash Balance and (ii) a December 31, 2002 Net Working Capital of at least the Minimum Net Working Capital; provided, that if the Shortfall Amount is less than or equal to $25.0 million, then the conditions set forth in this Section 6.2(d) will be deemed to have been satisfied.

                  (e) The aggregate amount required to be paid or accrued in respect of Other Exit Costs shall not exceed (i) $240.0 million plus (ii) an amount equal to the lesser of (A) the December 31, 2002 Cash Balance less the Minimum Cash Balance or (B) the December 31,

2002 Net Working Capital less the Minimum Net Working Capital; provided, that such amount shall not exceed $25.0 million.

                  (f) The aggregate amount of all success fees required to be paid by the Company or its Subsidiaries to any legal, financial or other advisors, and any other similar success fees shall not exceed $35.0 million in the aggregate in connection with the confirmation of the Bankruptcy Plan and the consummation of the transactions contemplated by the Agreement.

                  (g) The Company shall have delivered to each of the Investors
(i) an officer's certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to the Company's compliance with the conditions set forth in Section 6.1 and in clauses (a) and
(c) of this Section 6.2, and (ii) any other documents or information reasonably requested by an Investor to evidence the Company's compliance with its covenants and obligations and the other conditions under this Agreement.

                  (h) The bar date for any claim by any Governmental Entity for Taxes payable by the Company or any other Debtor (other than GT U.K. Ltd., SAC Peru Ltd and any other Subsidiaries of the Company that commence a Chapter 11 case after the date hereof) in respect of any period ending on or prior to the Petition Date shall have been fixed pursuant to applicable procedures in the Bankruptcy Case, and shall remain, no later than December 31, 2002. The bar date for all other claims against the Debtors (other than any Subsidiaries that commence a Chapter 11 case after the date hereof) shall have been fixed pursuant to applicable procedures in the Bankruptcy Case and such bar date shall occur no later than October 15, 2002. The bar dates (other than for Governmental Entities) for all other claims against GT U.K. Ltd., SAC Peru Ltd and the Subsidiaries of the Company that commence a Chapter 11 case after the date hereof shall occur no later than January 15, 2003. The bar dates for filing administrative claims (other than for payment of Professional Fees and fees and expenses of the Joint Provisional Liquidators) against the Debtors (other than any Subsidiaries of the Company that commence a Chapter 11 case after the date hereof) shall have been fixed pursuant to applicable procedures in the Bankruptcy Case, and such bar date shall be as agreed to by the Company and the Investors, but in any case no later than the date the December 31, 2002 Balance Sheet is delivered to the Investors. The Debtors and Joint Provisional Liquidators shall have delivered to the Investors on, or as soon as practicable after the bar date for filing administrative claims (but in any case within three Business Days thereof), a good faith estimate of all Professionals Fees which have been incurred as of such bar date, and of the Professional Fees which are expected to be incurred through the Closing Date.

                  (i) The simultaneous completion of the transactions contemplated hereby by the other Investor.

                  6.3 Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment to the satisfaction in the reasonable judgment of the Company unless waived by the Company at or prior to the Closing of each of the following conditions:

                  (a) Each of the representations and warranties of each Investor contained in this Agreement shall be true and correct in all respects (with respect to representations and warranties qualified or limited by materiality) or in all material respects (with respect to representations and warranties not so qualified or limited) when made and as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct as of such date), except for failures to be true and correct which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of such Investor to consummate the transactions contemplated hereby;

                  (b) Each Investor shall have performed, satisfied and complied in all material respects with all of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with on or prior to the Closing Date; and

                  (c) Each Investor shall have delivered to the Company an officer's certificate certifying as to such Investor's compliance with the conditions set forth in clauses (a) and (b) of this Section 6.3.

                  6.4      Special Waiver and Notice.

                  (a) If the Company fails due to any event, circumstance, condition, fact, effect, or other matter beyond its reasonable control to adhere to any deadline by more than seven Business Days in the timetable for the Restructuring set forth on Exhibit C (such failure, a "Deadline Failure"), then the Company shall be entitled to send a written notice to each of the Investors informing them of such failure and providing them with sufficient detail supporting and evidencing such failure (such notice being referred to as a "Special Notice"). The Investors shall have 15 Business Days after receipt of the Special Notice to evaluate the Special Notice and to provide a waiver (which may be conditional or absolute) of the subject failure (such notice being referred to as a "Waiver Notice"). The Company shall provide whatever assistance the Investors may reasonably request in order to evaluate the Special Notice. If a Waiver Notice is not provided to the Company within the time period specified in the second preceding sentence, then the Deadline Failure will not give rise to the failure of the condition to the obligations of the Investors set forth in
Section 6.2(c).

                  (b) If the Investors provide the Company with the Waiver Notice, then the relevant deadline triggering the Deadline Failure shall be deemed to be modified as set forth in the Waiver Notice and shall thereafter be used in determining whether the condition to the Investors' obligations to consummate the transactions contemplated by this Agreement set forth in Section 6.2(c) has been satisfied. To the extent there are deadlines that are dependant upon, and follow the one which is the subject of the Waiver Notice, they will also be deemed to be modified to the minimum extent (plus three Business Days) required by the bankruptcy Laws.

                  (c) For the avoidance of doubt, the Company shall not be entitled to send a Special Notice to the Investors if (i) the relevant Deadline Failure results or arises from any event, circumstance, condition, fact, effect, or other matter within the reasonable control of the Company or (ii) the Company does not provide whatever assistance the Investors reasonably request in their evaluation of the Special Notice.

                                   ARTICLE VII

                                   TERMINATION

                  7.1 Termination. This Agreement may be terminated at any time prior to the Closing by written notice from the terminating party to the other parties (except where otherwise provided below):

                  (a) by mutual written agreement of the Company and each of the Investors;

                  (b) by the Company, or by either Investor, but only with respect to such Investor's own rights and obligations hereunder and not those of the other Investor, if the Closing shall not have been consummated on or before January 31, 2003; provided, that: (i) a party shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if the failure of the Closing to occur by the relevant date is the result of any failure by such party to comply fully with its obligations hereunder, and (ii) in the event all of the conditions set forth in Article VI (other than conditions which, by their nature, can only be satisfied at Closing) shall have been satisfied or waived by the parties hereto on or before January 31, 2003 other than:

                           (A) the condition set forth in Section 6.1(b)
regarding Regulatory Approvals, then the termination right set forth in this
Section 7.1(b) shall not be available to the Company or either Investor until the earlier of (1) April 30, 2003 and (2) the date on which such Investor is notified in writing by the Company, a Subsidiary, or a Governmental Entity that a material Regulatory Approval has been denied, will not be approved, or has or will be approved subject to conditions that would constitute a Material Adverse Effect or have a material adverse effect on such Investor; provided, that if such condition has not been satisfied by the relevant date set forth in this
Section 7.1(b) as a result of any failure by the Company or either Investor to comply fully with their respective obligations to use their respective reasonable efforts to obtain all Regulatory Approvals, such date shall be extended to such later date as may be reasonably determined by the Investors or the Company, as the case may be, or

                           (B) the conditions set forth in Section 6.2(d) or
6.2(e) regarding certain balance sheet items as a result of a dispute regarding the calculation of such items, then the termination right set forth in this
Section 7.1(b) shall not be available to the Company or either Investor until the earlier of (1) April 30, 2003 and (2) the date on which it is determined in accordance with Section 8.14 that the Company will not be able to satisfy such conditions; provided, that if any such condition has not been satisfied by the relevant date set forth in this Section 7.1(b) as a result of any failure by the Company to comply fully with its obligations under Section 8.14, such date may be extended to such later date as may be reasonably determined by the Investors;

                  (c) by either Investor, but only with respect to its own rights and obligations hereunder and not those of the other Investor, if (i) the other Investor shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach would reasonably be expected to result in a material adverse effect on the ability of such Investor to consummate the transactions contemplated hereby or (ii) the Company shall have breached its representations, warranties, covenants or other agreements contained in this Agreement in a manner which would cause the condition set forth in Section 6.2(a) or 6.2(c) to fail to have been met, or the condition set forth in the last sentence of Section 6.2(a) shall not have been satisfied;

                  (d) by the Company, if either Investor shall have breached its respective representations, warranties, covenants or other agreements contained in this Agreement in a manner that would cause the conditions in Section 6.3(a) or (b) to fail;

                  (e) subject to Section 7.1(b), by either Investor, but only with respect to its own rights and obligations hereunder and not those of the other Investor, if any event, circumstance, condition, fact, effect or other matter has occurred or exists which (i) would, or would be reasonably likely to, give rise to the failure of any of the conditions to the obligations of such Investor set forth in Section 6.1 or Section 6.2 and (ii) cannot be or has not been cured within five days after the giving of written notice to the Company and the other Investor;

                  (f) subject to Section 7.1(b), by the Company if any event, circumstance, condition, fact, effect, or other matter has occurred or exists which (i) would, or would be reasonably likely to, give rise to the failure of any of the conditions to the obligations of the Company set forth in Section 6.1 (other than the conditions in Section 6.1 (d)) or 6.3 and (ii) cannot be or has not been cured within five days after the giving of written notice to each of the Investors;

                  (g) by either Investor, if the other Investor has terminated this Agreement in accordance with the terms hereof;

                  (h) by either Investor, but only with respect to its own rights and obligations hereunder and not those of the other Investor, or by the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a final and nonappealable order, judgment or decree or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                  (i) by the Company, or by either Investor, if the Joint Provisional Liquidators vary, modify or withdraw their approval pursuant to their fiduciary duties under Bermuda Law;

                  (j) by either Investor, but only with respect to its rights and obligations hereunder and not those of the other Investor, (i) upon the commencement by the Company or any of its Subsidiaries, the Banks through the Agent or the Creditors' Committee of any action to liquidate the Company or its Subsidiaries or any of their respective assets under Chapter 7 or Chapter 11 of the Bankruptcy Code or otherwise, (ii) upon the approval of the U.S. Bankruptcy Court of any action commenced by any other Person to liquidate the Company or its Subsidiaries or any of their respective assets or for the appointment of a trustee or examiner with managerial powers under Bankruptcy Code Section 1104, or if any similar event occurs in the Bermuda Court (other than the appointment by the Bermuda Court of the Joint Provisional Liquidators), (iii) the exclusivity period during which solely the Company may file a bankruptcy plan under Chapter 11 of the Bankruptcy Code terminates or any motion or action is taken in the U.S. Bankruptcy Court or the Bermuda Court which, if approved, would, or would be reasonably likely to, give rise to the failure of any of the conditions to the obligations of such Investor set forth in Section 6.1 or Section 6.2 or (iv) if the Company has failed to adhere to any deadline by more than seven Business Days in the timetable for the Restructuring set forth on Exhibit C;

                  (k) by the Company, if either Investor terminates its rights and obligations under this Agreement pursuant to this Section 7.1 and the other Investor shall not have agreed, within 30 days of receipt of notice of such termination from the terminating Investor (the delivery of such notice being a condition precedent to any termination under this Section 7.1(k)) to exercise its rights to assume all of the rights and obligations of the terminating Investor pursuant to and subject to the conditions contained in Section 8.3(b); and

                  (l) by the Company, if it is required to do so in order to discharge its fiduciary duties under applicable Law, based upon consultation with external counsel.

                  Without limiting the foregoing, this Agreement will terminate immediately and without further action by any party if this Agreement is not approved by the U.S. Bankruptcy Court on or prior to August 9, 2002 or the Joint Provisional Liquidators' approval under Section 5.1 is not sanctioned by the Bermuda Court on or prior to August 12, 2002 without recourse by any party.

                  7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with its terms by any party pursuant to Section 7.1, this Agreement shall forthwith become void as to such terminating party and there shall be no liability on the part of any party hereto (or any shareholder, director, officer, partner, employee, agent, consultant or representative of such party) to the party that has terminated this Agreement, except as set forth in this Section 7.2; provided, that nothing contained in this Agreement shall relieve the Investors from liability for their breach of any provisions of this Agreement or any party from liability for any equitable relief for any breach by it of this Agreement; provided, further, that Sections 4.6, 4.11, 7.2, 7.3, 8.1,
8.5 and 8.9 through and including 8.13 shall survive termination of this Agreement in accordance with its terms by any party.

                  7.3      Liquidated Damages.

                  (a) The Investors shall be entitled to immediate payment of amounts calculated in the manner, and payable in the circumstances, described below:

                           (i) If this Agreement is terminated pursuant to
Sections 7.1(c)(ii), 7.1(i), 7.1(j)(i), 7.1(j)(iv), or 7.1(l), the Investors
shall be entitled to immediate payment, as liquidated damages and not as a penalty, of the amount of $30,000,000 (the "Liquidated Damages"); provided, however, that with respect to any termination pursuant to Section 7.1(c)(ii) relating to any breach of the Company's representations or warranties, or failure of the condition set forth in the last sentence of Section 6.2(a), such breach or failure, as the case may be, was either intentional or arose from the Company's recklessness; provided, further, that if at any time after the date hereof any Person or group of Persons acting in concert become the beneficial owners (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) in the aggregate of 30% or more of the total amount of Bank Claims in the Bankruptcy Case and thereafter this Agreement is terminated, either pursuant to Section 7.1(l) or to any other subsection in Section 7.1, as a direct or indirect result of the action of such Person or group, the amount of the Liquidated Damages shall be $50,000,000. The Company and the Investors acknowledge that the damages suffered by the Investors in the event of any such termination would be impossible to calculate, and the Liquidated Damages constitute a reasonable estimate of such damages.

                           (ii) Subject to Section 7.3(c), the obligation of the
Company to pay amounts payable under this Section 7.3 (and the payment thereof) shall be absolute and unconditional; such payment shall be an administrative expense under Section 507(a)(1) of the Bankruptcy Code and shall be payable as specified herein, and not subject to any defense, claim, counterclaim, offset, recoupment, or reduction of any kind whatsoever.

                  (b) This Section 7.3, and the rights and obligations created hereunder, shall survive termination of this Agreement.

                  (c) The payment of Liquidated Damages shall be in full satisfaction of all claims for monetary damages with respect to any of the matters described in Section 7.3(a)(i) by the Investors against the Company or its Subsidiaries, Affiliates or shareholders or their respective Representatives and the Investors shall have no further recourse in respect thereof; provided, that any termination of this Agreement and any payment of Liquidated Damages under Section 7.3(a) shall be without prejudice to the rights of the Investors to receive any amounts due pursuant to Section 4.6 and unpaid as of the termination date.

                  7.4 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing, except that this Section 7.4 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1      Defined Terms; Interpretations.

                  (a) The following capitalized terms, as used in this Agreement, shall have the following meanings:

                  "Accounts Receivable" shall mean all net accounts receivable of the Company and the Designated Subsidiaries (which amount shall be net of reserves established therefor).

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "AGC" shall mean Asia Global Crossing Ltd., a company organized under the Laws of Bermuda and a Subsidiary.

                  "AGC Restructuring" shall mean the restructuring of the debt, obligations and Liabilities of AGC and its subsidiaries, as appropriate.

                  "Agent" shall mean JPMorgan Chase Bank, in its capacity as administrative agent for the Banks.

                   "Agreement" shall have the meaning ascribed thereto in the preamble.

                  "Approval Motions" shall have the meaning ascribed thereto in
Section 4.2(a).

                  "Assets" shall mean the buildings, plants, Network Facilities, structures, improvements and equipment of the Company and the Subsidiaries, and all other assets (whether real, personal or mixed and whether tangible or intangible and wherever located) of the Company and the Subsidiaries; but shall not include,

                           (i) the funds not to exceed $13,000,000 (plus any
accrued interest thereon) standing to the credit of the bank account in the name of the Company with account number 20 006 840 591 269 100 maintained with the Bank of NT Butterfield & Sons in Bermuda;

                           (ii) the funds required to satisfy any and all costs
and expenses of the provisional liquidations of the Bermudian Debtors (subject to the approval of the same by the Bermudian Court), and to implement and to administer to their conclusion the Schemes of Arrangement (such funds being referred to as, the "Bermuda Fund"). For the avoidance of doubt, all of the costs and expenses of the Joint Provisional Liquidators and their advisors and the costs and expenses of the administrator(s) of the Schemes of Arrangement will fall within this exclusion;

                           (iii) the funds required to satisfy (a) the
obligations set forth in Item 6 of Exhibit A, (b) the Big Eight Exit Costs and the Other Exit Costs, except to the extent such costs are assumed and paid by New GX and/or its Subsidiaries and (c) and all administrative and priority claims and expenses in connection with the Bankruptcy Case and required to administer the winding down of the Bankruptcy Case, except to the extent such claims and expenses are assumed and paid by New GX and/or its Subsidiaries;

                           (iv) any and all rights, claims, credits, allowances,
rebates, causes of action, and rights of set-off which may be brought or exercised by any liquidator of any Bermudian Debtor appointed by the Bermuda Court (whether in his own name or in the name of the applicable Bermudian Debtor) under powers which are vested in him by the Bermuda Court and/or under Bermudian Law;

                           (v) any and all rights, claims, credits, allowances,
rebates, causes of action, known or unknown, pending or threatened (including all causes of action arising under Sections 510, 544 through 551 and 553 of the Bankruptcy Code or under similar state Laws, including preferences and fraudulent conveyance claims, and all other causes of action of a trustee and debtor-in-possession under the Bankruptcy Code) or rights of set-off (collectively, "Claims" ), of the Company and the Subsidiaries, including Claims arising out of or relating to in any way to the Bankruptcy Case, or any of the transactions contemplated thereby or entered into as a consequence thereof, including any claims (as defined in Section 101(5) of the Bankruptcy Code) filed, scheduled or otherwise ending in the Bankruptcy Case, and proceeds thereof whether by settlement or judgment, and whether obtained prior to, on or after the Closing Date and which shall include, with respect to officers, directors and their Affiliates of the Company and its Subsidiaries, accounts receivable, notes receivable, contract rights, rights to payment, and claims and causes of action of any kind or nature; and

                           (vi) the right, title and interest of the Company and
its Subsidiaries in the employee pension plan that is the subject to the adversary proceeding brought by Citizens Communications in the Bankruptcy Case, Adv. Proc. No. 02-2157, including the right to terminate the plan and recover the surplus, if any;

provided, that the aggregate amount of funds excluded from the definition of Assets with respect to clauses (ii) and (iii) (c) above required to satisfy costs, expenses and claims incurred after the Closing Date will not exceed $7,000,000; and, provided, further, that any funds in excess of the amounts necessary to satisfy the obligations, costs and expenses described therein shall constitute an Asset and shall be transferred to New GX immediately upon the satisfaction in full of the obligations, costs and expenses described in those clauses, except that there shall be deducted from the excess funds so remitted to New GX the amount of any such claims, costs and expenses paid from the funds described in clause (i);

provided, that clauses (iv) and (v) above shall exclude any and all Claims relating to or involving (A) any Current or Future (as determined below) supplier, vendor or customer of New GX or its subsidiaries, (B) any Current or Future officer, director or employee of New GX or any of its subsidiaries so long as they are employed by such entity or would otherwise be entitled to indemnification or reimbursement from any such entity for such Claim, (C) any other Person with whom, if any Claim is made or asserted against it, would be reasonably likely to have a material adverse effect on New GX and/or its Subsidiaries or would materially interfere with the conduct of the business of New GX and/or its Subsidiaries or would be reasonably likely to create any Liability of New GX or its Subsidiaries and (D) the Investors and all of their respective Affiliates and advisors; provided, further, however, that the Company and GX Holdings (or such successor entities as may be designated under the Bankruptcy Plan) shall retain all rights of the Debtors to assert any and all Claims as a defense or counterclaim to any proof of claim filed in the Bankruptcy Case.

                  For purposes of the foregoing proviso, "Current or Future" suppliers, vendors, customers, officers, directors and employees shall be determined as follows. On or prior to the Closing Date, the Creditors' Committee and the Banks shall provide to the Investors a list of Persons against whom Claims may exist. The Investors shall have 60 days from the Closing Date to advise the Creditors' Committee and the Banks in writing of the identity of those Persons on the list that (x) are either current suppliers, vendors, customers, officers, directors and/or employees of New GX and/or its subsidiaries or (y) the Investors reasonably expect to become suppliers, vendors, customers, officers, directors and/or employees of New GX and/or its Subsidiaries within 180 days of the Closing Date. Any Persons identified pursuant to the preceding sentence shall constitute Current or Future suppliers, vendors, customers, officers, directors and/or employees, as the case may be, for purposes of clauses (A) and (B) in the foregoing proviso. Claims against any other Persons on the list not so identified shall be deemed to be excluded from the Assets, and may be pursued on behalf of pre-Petition Date creditors. The Assets shall also exclude any other Claims against Persons that are specifically agreed to in writing among the Banks, the Creditors' Committee and the Investors.

                  "Assumed Contracts" shall have the meaning ascribed thereto in
Section 4.2(d).

                  "Bank Claims" shall mean all claims arising under or in connection with the Credit Agreement, whether secured or unsecured.

                  "Banks" shall mean the lenders under the Credit Agreement.

                  "Bankruptcy Case" shall have the meaning ascribed thereto in the recitals.

                  "Bankruptcy Code" shall have the meaning ascribed thereto in the recitals.

                  "Bankruptcy Plan" shall have the meaning ascribed thereto in the recitals.

                  "Benefits Plans" shall mean all collective bargaining agreements, employee benefit plans, as defined in Section 3(3) of ERISA, and all bonus or other incentive compensation, pension, retirement, post-retirement benefit coverage, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization, medical, dental, service award, relocation, scholarship, educational assistance, or employee loan plans, policies, arrangements and agreements which are, or within the past six years were, entered into, sponsored, maintained, contributed to or required to be contributed to by the Company or any of its ERISA Affiliates or under which the Company or any of its ERISA Affiliates may incur any liability.

                  "Bermuda Approvals" shall mean the approval of the Bermuda Monetary Authority for the issuance by New GX of the New Company Shares and any other approvals required to be obtained in Bermuda to give effect to the transactions contemplated herein or in the Transaction Documents.

                  "Bermuda Case" shall have the meaning ascribed thereto in the recitals.

                  "Bermuda Court" shall have the meaning ascribed thereto in the recitals.

                  "Bermuda Orders" shall have the meaning ascribed thereto in the recitals.

                  "Bermudian Debtors" shall have the meaning ascribed thereto in the recitals.

                  "Big Eight Exit Costs" shall mean all amounts required to be paid or amounts payable by the Company or the Designated Subsidiaries since June 30, 2002 to the Big Eight Vendors in respect of the settlement or the compromise of all amounts owed to them by the Company and the Designated Subsidiaries for claims arising prior to the Petition Date.

                  "Big Eight Vendors" shall mean Alcatel SA, Cisco Systems Inc., Juniper Networks (US), Inc., Level 3 Communications, LLC, Lucent Technologies Inc., Nortel Networks Inc., Sonus Networks, Inc. and Tyco Telecommunications
(US) Inc.

     "Board Committees" shall have the meaning ascribed thereto in Section 4.4.

     "Board of Directors" shall, unless the context requires otherwise, mean the Board of Directors of the Company.

     "Business Day" shall mean a day that is not a Saturday, Sunday or other day on which banking institutions in each of New York, Hong Kong and Singapore are not required to be open.

     "Capital Lease" shall mean a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a GAAP Liability in accordance with GAAP.

     "Cash Management Order" shall mean the order of the U.S. Bankruptcy Court entitled, "Final Order Pursuant to Sections 105(a) and 364 of the Bankruptcy Code Authorizing Debtors to (i) Continue Centralized Cash Management Systems, and (ii) Maintain Existing Bank Accounts and Business Forms," entered on May 20, 2002.

     "Cash Shortfall Amount" shall mean, in the event that the December 31, 2002 Cash Balance is less than the Minimum Cash Balance, an amount equal to (i) the Minimum Cash Balance less (ii) the December 31, 2002 Cash Balance.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.).

     "Certificate of Designations" shall mean that certificate of designations setting forth the rights and preferences of the New Preferred Shares, in form and substance (x) reasonably satisfactory to each of the Investors, the Creditors' Committee and the Banks and (y) not inconsistent with Exhibit A-1 and Exhibit A-2 hereof.

     "Closing" shall have the meaning ascribed thereto in Section 1.2(a).

     "Closing Date" shall have the meaning ascribed thereto in Section 1.2(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commitments" shall mean any contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto.

     "Common Shares" shall mean the common shares, par value $.01 per share, of the Company and shall include, as the context may require, all common shares now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be exchanged for or converted into Common Shares, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Shares pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

     "Communications Act" shall mean the Communications Act of 1934, as amended, and the rules and regulations (including those issued by the FCC) promulgated thereunder.

     "Communications License" or "Communications Licenses" shall have the meaning ascribed thereto in Section 2.9(a).

     "Companies" shall have the meaning ascribed thereto in Section 2.15.

     "Companies Law" shall have the meaning ascribed thereto in the recitals.

     "Company" shall have the meaning ascribed thereto in the preamble.

     "Company Asset Transfer" shall mean the transfer by the Company and GX Holdings to New GX of all of the Assets of the Company and GX Holdings (except for the shares of capital stock of GX Holdings held by the Company, which shall continue to be held by the Company after giving effect to the Company Asset Transfer) pursuant to the Schemes of Arrangement and the Bankruptcy Plan, including the shares of capital stock or other voting securities, or securities convertible into or exchangeable for, or rights to subscribe for or require the issuance of, capital stock or voting securities in each Subsidiary (other than GX Holdings), the Intellectual Property and the Commitments (other than any Executory Contracts included on the Rejection List).

     "Company Intellectual Property" shall mean all Intellectual Property owned or used by the Company or any Subsidiary.

     "Competition Approvals" shall mean all approvals, consents (including consents to assignments or permits and rights of way), certificates, waivers and other authorizations required to be obtained from, or filings or other notices required to be made with or to, any Governmental Entities relating to antitrust or competition Laws having jurisdiction over the Company's or any Subsidiary's business in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including the expiration or termination of any waiting period (or any extension thereof) under the HSR Act.

     "Confidential Information" shall have the meaning ascribed thereto in the ST Telemedia Confidentiality Agreement or the Hutchison Confidentiality Agreement.

     "Confirmation Hearing" shall mean the hearing held by the U.S. Bankruptcy Court to consider confirmation of the Bankruptcy Plan pursuant to section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     "Confirmation Order" shall mean the final, nonappealable order entered by the U.S. Bankruptcy Court in the Bankruptcy Case confirming the Bankruptcy Plan pursuant to Section 1129 of the Bankruptcy Code. The Confirmation Order shall provide, among other things, that (a) the issuance of New Company Shares pursuant to the Bankruptcy Plan shall be free and clear of all liens, claims, interests, rights of others or Encumbrances of any kind, (b) except to the extent of the Big Eight Exit Costs, the Other Exit Costs and, to the extent not part of the Big Eight Exit Costs and the Other Exit Costs, cure payments required with respect to Commitments being assumed consistent with the provisions of Section 4.2(d), all Pre-Petition

Liabilities of the Debtors shall be discharged in full, other than GAAP Liabilities for Capital Leases in an amount not to exceed $150,000,000, (c) the Company Asset Transfer shall be free and clear of all liens, claims, interests, rights of others or Encumbrances of any kind, (d) an express finding that the Bankruptcy Plan has been proposed in good faith and not by any means forbidden by Law, (e) the Investors and their Affiliates, members, shareholders, partners, representatives, employees, attorneys, and agents are released from any claims related to the Company, its business or the Bankruptcy Case, and (f) the issuance of Common Shares under the Bankruptcy Plan is exempt from registration under the Securities Act.

                  "Consents" shall have the meaning ascribed thereto in Section 4.9(b).

                  "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated August 10, 2000 among Global Crossing Ltd., Global Crossing Holdings Ltd., Global Crossing North America, Inc., certain financial institutions, certain other parties and JPMorgan Chase Bank (formerly known as Chase Manhattan Bank) as administrative agent.

                  "Creditors' Committee" shall mean the official committee of unsecured creditors of the Company.

                  "Customer Access Rights" shall have the meaning ascribed thereto in Section 2.18(c).

                  "Customer Base" shall mean those Persons to which the Company or any Subsidiary provides any telecommunications, including services based on Frame Relay networks, ATM networks, private lines, IP transit, dedicated internet access, IP networks and voice.

                  "Deadline Failure" shall have the meaning ascribed thereto in
Section 6.4(a).

                  "Debtors" shall have the meaning ascribed thereto in the recitals.

                  "December 31, 2002 Balance Sheet" shall have the meaning ascribed thereto in Section 8.14(a).

                  "December 31, 2002 Cash Balance" shall mean all Unrestricted Cash (excluding all cash proceeds from the sale, if any, of GCUK and Global Marine) held in accounts in the name of the Company and/or the Designated Subsidiaries on December 31, 2002.

                  "December 31, 2002 Net Working Capital" shall mean, as of December 31, 2002, the sum (without duplication) of (i) all Accounts Receivable and Unrestricted Cash (excluding all cash proceeds from the sale, if any, of GCUK and Global Marine) reflected on the December 31, 2002 Balance Sheet of the Company and the Designated Subsidiaries, less (ii) all GAAP Liabilities reflected on the December 31, 2002 Balance Sheet other than the following: (A) GAAP Liabilities in relation to operational restructuring costs of the Company and the Designated Subsidiaries but only to the extent they do not exceed $200,000,000; (B) GAAP Liabilities for Capital Leases but only to the extent they do not exceed $150,000,000; (C) GAAP Liabilities for deferred revenues; (D) GAAP Liabilities for deferred Taxes and (E) GAAP Liabilities Subject to Compromise (excluding Liabilities for income Taxes, net of any Tax assets other than deferred Tax assets), it being understood that all Liabilities for income Taxes, whether incurred prior to, on or after the Petition Date, shall be accrued in accordance with GAAP on the December 31, 2002 Balance Sheet and, subject to the exclusion for deferred Taxes as provided in (D) above, shall be taken into account in the calculation of December 31, 2002 Net Working Capital) all as calculated in accordance with GAAP and on a basis consistent with the June 30 Balance Sheet.

                  "Designated Subsidiaries" shall mean all Subsidiaries of the Company other than AGC, Global Marine and their respective subsidiaries.

                  "Disclosure Statement" shall have the meaning ascribed thereto in Section 4.2(a).

                  "Disposition" shall have the meaning ascribed thereto in
Section 4.3(a).

                  "DOL Investigation" shall mean any investigations, inquiries or requests by the United States Department of Labor in connection with the Benefits Plans of the Company or any Subsidiary or the transactions contemplated by this Agreement or the other Transaction Documents.

                  "Employee Agreements" shall mean all employment, consulting or individual compensation agreements or offer letters pursuant to which the Company or any of the Subsidiaries has any obligation or liability (actual or contingent) with respect to the employment or consultancy or termination of employment or consultancy of any current or former employee, officer, director, individual consultant or other person other than such agreements which are terminable at will upon not more than 30 days prior notice without any further liability.

                  "Encumbrance" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, claim, option, proxy, voting trust, right of first refusal, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

                  "Environmental Law" shall mean any and all applicable international, federal, state, or local laws, statutes, ordinances, regulations, policies, guidance, rules, judgments, orders, court decisions or rule of common law, permits, restrictions and licenses, which: (i) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees; or (ii) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other Law of similar effect.

                  "Environmental Permits" shall mean any material permit, license, authorization or approval required under applicable Environmental Laws.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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

                  "ERISA Affiliate" with respect to any Person, shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

                  "Exclusivity Period" shall have the meaning ascribed thereto in Section 4.2(c)(ii).

                  "Executory Contract" shall mean any Commitment or license.

                  "Exon-Florio Amendment" shall mean Section 721 of the Defense Production Act of 1950, as amended and the regulations and rules thereunder.

                  "Expert" shall have the meaning ascribed thereto in Section 8.14(c).

                  "FBI Investigation" shall mean any investigations, inquiries or requests by the U.S. Federal Bureau of Investigation in connection with the Company's accounting, business or other practices, the Bankruptcy Case or the transactions contemplated by this Agreement or the other Transaction Documents.

                  "FCC" shall mean the Federal Communications Commission and any successor Governmental Entity.

                  "FCC Licenses" shall have the meaning ascribed thereto in
Section 2.9(a).

                  "Final Order" shall mean an order or determination by the U.S. Bankruptcy Court, the Bermuda Court, the FCC or other regulatory authority (including State PUCs) (a) that is not reversed, stayed, enjoined, set aside, annulled or suspended within the deadline, if any, provided by applicable statute or regulation, (b) with respect to which no request for stay, motion or petition for reconsideration, application or request for review, or notice of appeal or judicial petition for review that is filed within the period referred to in clause (a) above is pending, and (c) as to which the deadlines, if any, for filing such request, motion, petition, application, appeal or notice, and for the entry by FCC or other regulatory authority of orders staying, reconsidering, or reviewing on its motion have expired.

                  "GAAP" shall have the meaning ascribed thereto in Section 2.5(a).

                  "GAAP Liabilities" shall mean, as of December 31, 2002, Liabilities reflected by the Company on a balance sheet prepared in accordance with GAAP and on a basis consistent with the June 30 Balance Sheet; provided, however, that if at any time the Company or any Designated Subsidiary becomes liable for any Liability of a Subsidiary other than a Designated Subsidiary, then such Liability will be treated as a GAAP Liability for the purposes hereof.

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

                  "GAAP Liabilities Subject to Compromise" shall mean all Liabilities reflected by the Company on a balance sheet prepared in accordance with GAAP and on a basis consistent with the June 30 Balance Sheet which are required to be reflected on a balance sheet as "liability subject to compromise" in accordance with Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code".

                  "GCUK" shall mean Global Crossing Intermediate UK Holdings Ltd
(UK), company organized under the Laws of the United Kingdom.

                  "Global Marine" shall mean Global Marine Systems Limited, a company organized under the Laws of the United Kingdom.

                  "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

                  "Governmental Investigations" shall have the meaning ascribed thereto in Section 4.8.

                  "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such
Person: (a) to purchase such Indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof. In any computation of the Indebtedness or other Liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "GX Holdings" shall have the meaning ascribed thereto in the preamble.

                  "Hazardous Materials" shall mean any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, to the extent subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

                  "House Committee Investigation" shall mean any investigations, inquiries or requests by the United States House Energy and Commerce Committee in connection with the

Company's accounting, business or other practices, the Bankruptcy Case or the transactions contemplated by this Agreement or the other Transaction Documents.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "Hutchison" shall have the meaning ascribed thereto in the preamble.

                  "Hutchison Confidentiality Agreement" shall mean the Confidentiality Agreement, dated as of June 25, 2001, between the Company and Hutchison Whampoa Ltd., as amended.

                  "Indebtedness" shall mean, with respect to any Person, at any time, without duplication: (a) its Liabilities for borrowed money and its redemption obligations in respect of mandatory redeemable preferred stock; (b) its Liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all Liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all Liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all Liabilities for borrowed money secured by any Encumbrance with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such Liabilities); (e) all its Liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swaps of such Person; and (g) any Guaranty of such Person with respect to Liabilities of a type described in any of clauses (a) through (f) hereof Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "Intellectual Property" shall mean all intellectual property, including the United States and non-U.S. trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, and slogans including registrations and applications to register or renew the registration of any of the foregoing; copyrights and registrations or renewals thereof; United States and non-U.S. letters patent and patent applications, including all reissues, continuations, divisions, continuations-in-part or renewals or extensions thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information; software and computer programs of any kind whatsoever (including all modeling software in both source code and object code versions) and all documentation relating thereto; Internet websites; mask works and other semiconductor chip rights and registrations or renewals thereof; and all other intellectual property and proprietary rights, tangible embodiments of any of the foregoing (in any form or medium including electronic media), and licenses of any of the foregoing.

                  "Investor" and "Investors" shall have the meaning ascribed thereto in the preamble.

                  "IRS" shall mean the United States Internal Revenue Service.

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

                  "IRU" shall refer to Commitments for the indefeasible right to use capacity on the Network Facilities.

                  "IRU Agreements" shall have the meaning ascribed thereto in
Section 2.18(a).

                  "Joint Provisional Liquidators" shall mean Mr. Philip Wedgwood Wallace, Ms. Jane Bronwen Moriarty and Mr. Malcolm Butterfield, in their respective capacities as the joint provisional liquidators of the Company and GX Holdings as appointed by the Bermuda Orders.

                  "June 30 Balance Sheet" shall have the meaning ascribed thereto in Section 8.14(a).

                  "Knowledge" with respect to the Company, shall mean the knowledge of any of (i) its directors, officers or senior management, (ii) the knowledge of any of the directors, officers or senior management of GX Holdings and (iii) the knowledge of any of the foregoing Persons would have after due and reasonable inquiry.

                  "Laws" shall include all foreign, federal, state, and local laws, statutes, legislation, ordinances, rules, regulations, orders, judgments, injunctions, decrees and bodies of law.

                  "Lease Guaranties" shall have the meaning ascribed thereto in
Section 2.17(c).

                  "Leased Real Property" shall have the meaning ascribed thereto in Section 2.17(b).

                  "Letter of Intent" shall mean that certain letter agreement, dated as of January 28, 2002, by and among the Company, Hutchison and ST Telemedia.

                  "Liabilities" shall mean all liabilities or obligations of any nature whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted.

                  "Licenses" shall have the meaning ascribed thereto in Section 2.10.

                  "Liquidated Damages" shall have the meaning ascribed thereto in Section 7.3(a)(i).

                  "Listing" shall have the meaning ascribed thereto in Section 4.18.

                  "Litigation" shall have the meaning ascribed thereto in
Section 2.7(a).

                  "Local Authorizations" shall have the meaning ascribed thereto in Section 2.9(a).

                  "Lockdown Period" shall have the meaning ascribed thereto in
Section 2.13(l).

                  "Material Adverse Effect" shall mean any event, circumstance, condition, fact, effect, or other matter which has had or would reasonably be expected to have a material adverse effect (a) on the business, properties, assets, Liabilities, operations or conditions (financial or otherwise) of the Company and the Subsidiaries taken as a whole or (b) on the ability of the Company and the Subsidiaries to perform on a timely basis any material obligation under this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby and thereby, except to the extent of any material adverse effect resulting from (1) the restructuring of AGC or its subsidiaries, or AGC or its subsidiaries seeking protection from their creditors or commencing an insolvency proceeding or the commencement of any insolvency proceeding against it or them, or (2) one or more Non-Filing Subsidiaries joining the Bankruptcy Case and/or the Bermuda Case or one or more Non-Filing Subsidiaries seeking protection from creditors or commencing an insolvency proceeding or the commencement of any insolvency proceeding against them, it being understood that the exceptions set forth in the foregoing clauses
(1) and (2) shall only apply to the actual filing or commencement of such proceedings and not to any adverse effects arising thereafter as a result of such filings or commencement. Without limiting the generality of the foregoing, a Material Adverse Effect shall be deemed to occur if any of the Governmental Investigations have caused, or are reasonably likely to cause, a material adverse effect on the ability of New GX and its Subsidiaries to conduct their business.

                  "Material Executory Contracts" shall have the meaning ascribed thereto in Section 4.2(d).

                  "Minimum Cash Balance" shall mean an amount equal to $194 million less the sum of any Big Eight Exit Costs and Other Exit Costs paid prior to December 31, 2002. An example of the calculation of Minimum Cash Balance is set forth on Schedule 8.1.

                  "Minimum Net Working Capital" shall mean an amount equal to $8 million less the sum of any Other Exit Costs paid for or accrued prior to December 31, 2002. An example of the calculation of Minimum Net Working Capital is set forth on Schedule 8.1.

                  "Monthly Operating Statements" shall have the meaning ascribed thereto in Section 2.5(a).

                  "Net Working Capital Shortfall Amount" shall mean, in the event that the December 31, 2002 Net Working Capital is less than the Minimum Net Working Capital, an amount equal to (i) the Minimum Net Working Capital less
(ii) the December 31, 2002 Net Working Capital.

                  "Network Facilities" shall have the meaning ascribed thereto in Section 2.18(d).

                  "New Common Shares" shall mean common shares, par value $.01 per share, of New GX.

                  "New Company Shares" shall have the meaning ascribed thereto in Section 1.1.

                  "New GX" shall have the meaning ascribed thereto in the recitals.

                  "New GX Capitalization" shall have the meaning ascribed thereto in Section 4.2(b).

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

                  "New GX Management Plan" shall mean a management stock incentive plan adopted by New GX as of the Closing Date in a form acceptable to the Investors in their reasonable discretion, which shall provide for grants of options and other stock-based awards to qualified employees, directors and consultants of New GX and the Subsidiaries pursuant to which up to 8% of the New Outstanding Equity is reserved.

                  "New Outstanding Equity" shall mean the total outstanding equity securities of New GX calculated on the basis of (a) the New Company Shares issued to the Investors hereunder (assuming the conversion of all issued and outstanding New Preferred Shares into New Common Shares), (b) the New Common Shares issued to the creditors pursuant to the Restructuring and (c) the New Common Shares, issued or issuable pursuant to any stock options or other stock-based awards issued under the New GX Management Plan.

                  "New Preferred Shares" shall mean preferred shares, par value $.01 per share, of New GX.

                  "Non-Compete Covenants" shall have the meaning ascribed thereto in Section 2.11(a).

                  "Non-Filing Subsidiaries" shall mean a Subsidiary that is not seeking protection from its creditors and is not a debtor in the Bankruptcy Case or the Bermuda Case, whether as of the date hereof or on or prior to the Closing Date.

                  "Non-U.S. Licenses" shall have the meaning ascribed thereto in
Section 2.9(a).

                  "Non-U.S. Plans" shall have the meaning ascribed thereto in
Section 2.13(i).

                  "Ordinary Course of Business" shall mean the ordinary course of business consistent with past practices of the Company and the Subsidiaries, taking into consideration changes required as a result of the commencement and continuation of the Bankruptcy Case and the Bermuda Case.

                  "Other Exit Costs" shall mean all amounts required to be paid or amounts payable (whether or not paid or accrued prior to or after December 31, 2002) by the Company and the Designated Subsidiaries since June 30, 2002 in respect of the settlement or compromise of GAAP Liabilities Subject to Compromise (other than Big Eight Exit Costs), including any such amounts required to be paid or amounts payable by the Company or any Designated Subsidiary or a Subsidiary other than a Designated Subsidiary if it becomes a debtor under the Bankruptcy Case prior to the Closing Date, but excluding (i) any such GAAP Liabilities in relation to Capital Leases, (ii) the consideration to be paid in respect of Bank Claims and Other Pre-Petition Date Claims pursuant to Exhibit A of this Agreement, (iii) GAAP Liabilities in relation to operational restructuring costs of the Company and the Designated Subsidiaries,
(iv) GAAP Liabilities for deferred revenues, (v) GAAP Liabilities for deferred Taxes, (vi) any such GAAP Liabilities being paid in the ordinary course of business as approved by the U.S. Bankruptcy Court and (vii) any Pre-Petition Liabilities relating to income Taxes (but including all other Pre-Petition Liabilities relating to Taxes).

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

                  "Other Pre-Petition Date Claims" shall mean all non-priority pre-Petition Date unsecured claims in the Bankruptcy Case other than Bank Claims, including the Public Debt.

                  "Owned Real Property" shall mean real property and/or interests in real property owned by the Company and/or any Subsidiary, together with all buildings, structures and improvements located on such real property.

                  "PBGC" shall have the meaning ascribed thereto in Section 2.13(d).

                  "Permitted Encumbrances" shall have the meaning ascribed thereto in Section 2.17(a).

                  "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Petition Date" shall have the meaning ascribed thereto in the recitals.

                  "Post-Petition Investors' Expenses" shall have the meaning ascribed thereto in Section 4.6.

                  "Pre-Petition Liabilities" shall mean any "claim" against any of the Debtors, as such term is defined in Section 101(5) of the Bankruptcy Code, arising or occurring on or before the Petition Date.

                  "Professional Fees" shall mean the fees and expenses (whether or not billed) of attorneys and other professionals (including financial advisors) retained in the Bankruptcy Case by the Debtor, the Creditors' Committee or the Banks pursuant to orders of the U.S. Bankruptcy Court or retained in the Bermuda Case by the Joint Provisional Liquidators pursuant to orders of the Bermuda Court.

                  "Public Debt" shall mean GX Holding's $1,000,000,000 of 8.70% Senior Notes due August 1, 2007, GX Holding's $900,000,000 of 9.125% Senior Notes due November 15, 2006, GX Holding's $1,100,000,000 of 9.5% Senior Notes due November 15, 2009 and GX Holding's $800,000,000 of 9.625% Senior Notes due May 15, 2008, Frontier Corporation's $300,000,000 of 7.25% Unsecured Notes due May 14, 2004, Frontier Corporation's $100,000,000 of 9% Unsecured and Unsubordinated Debentures due August 15, 2021 and Frontier Corporation's $200,000,000 of 6% Dealer Remarketable Securities due October 15, 2013.

                  "Purchase Price" shall have the meaning ascribed thereto in
Section 1.1.

                  "Real Property" shall have the meaning ascribed thereto in
Section 2.17(b).

                  "Real Property Leases" shall have the meaning ascribed thereto in Section 2.17(b).

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

                  "Registration Rights Agreement" shall mean the registration rights agreement in the form reasonably satisfactory to each Investor and New GX regarding the registration under the Securities Act of New Common Shares.

                  "Regulatory Approvals" shall mean all approvals, consents (including consents to assignments of permits and rights of way), certificates, waivers and other authorizations required to be obtained from, or filings or other notices required to be made with or to, any Governmental Entities having jurisdiction over the Company's or any Subsidiary's business in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including the Competition Approvals, the Telecom Approvals, the Security Approvals and the Bermuda Approvals.

                  "Rejection List" shall have the meaning ascribed thereto in
Section 4.2(d).

                  "Representatives" shall mean with respect to any Person, any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of such Person.

                  "Restructuring" shall have the meaning ascribed thereto in
Section 4.2(b).

                  "Sanction Order" shall have the meaning ascribed thereto in the Recitals.

                  "Schemes of Arrangement" shall have the meaning ascribed thereto in the recitals.

                  "SEC" shall mean the United States Securities and Exchange Commission and any successor Governmental Entity.

                  "SEC Investigation" shall mean any investigations, inquiries or requests by the SEC in connection with (i) the Company's accounting, business or other practices, (ii) the Bankruptcy Case, or (iii) the transactions contemplated by this Agreement or the other Transaction Documents.

                  "SEC Reports" shall have the meaning ascribed thereto in
Section 2.4.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

                  "Security Approvals" shall mean any approvals, consents (including consents to assignment of permits and rights of way), certificates, waivers, and other authorizations required or advisable to be obtained from, or filings or other notices required or advisable to be made with or to, any Governmental Entities relating to U.S. and non-U.S. security matters in order to consummate the transaction contemplated by this Agreement and the other Transaction Documents, including compliance with and filings under the Exon-Florio Amendment.

                   "Service EBITDA" means, with respect to New GX and its subsidiaries on a consolidated basis (excluding AGC and its subsidiaries and Global Marine and its subsidiaries), operating earnings or losses before interest, taxes, depreciation and amortization but excludes the contribution of (i) any revenue recognized immediately for circuit activations that qualified as sales-type leases and (ii) revenue recognized due to the amortization of IRUs sold in prior periods and not recognized as sales-type leases.

                  "Settlement Agreements" shall have the meaning ascribed thereto in Section 8.14(a).

                  "Shortfall Amount" shall mean, if any, the greater of the Cash Shortfall Amount and the Net Working Capital Shortfall Amount.

                  "Significant Subsidiary" or "Significant Subsidiaries" shall have the meaning ascribed thereto in Section 2.1(b).

                  "Six Month Operating Statement" shall have the meaning ascribed thereto in Section 2.5(a).

                  "Special Notice" shall have the meaning ascribed thereto in
Section 6.4(a).

                  "ST Telemedia" shall have the meaning ascribed thereto in the preamble.

                  "ST Telemedia Confidentiality Agreement" shall mean the Confidentiality Agreement, dated as of August 23, 2001, between the Company and ST Telemedia, as amended.

                  "State Licenses" shall have the meaning ascribed thereto in
Section 2.9(a).

                  "State PUCs" shall mean the state and local public service and public utilities commissions.

                  "Subsidiaries" shall mean (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or ndirectly, by the Company or one or more of the other Subsidiaries of the Company (or any combination thereof) and (b) any partnership or limited liability company (i) the sole general partner, the managing general partner or the managing member of which is the Company or one or more of the other Subsidiaries of the Company (or any combination thereof) or (ii) the only general partners or members of which are the Company or one or more of the other Subsidiaries of the Company (or any combination thereof). References to "Subsidiaries" after the Closing Date, shall refer to Subsidiaries of New GX after giving effect to the transfer of the Subsidiaries by the Company to New GX in accordance with the Company Asset Transfer. The definition of Subsidiary shall include the Significant Subsidiaries. For purposes of Article II only, the definition of Subsidiary shall not include AGC and its subsidiaries

                  "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based

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

on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "Tax" shall mean any tax, assessment, levy, duty or other governmental charge imposed by any federal, state, provincial, local, foreign government or other political subdivision or agency thereof, including any income, alternative or add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, escheat, environmental, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, assessment, levy, duty or other governmental charge of any kind whatsoever, including penalties, interest and additions thereto, whether disputed or not.

                  "Tax Return" shall mean any and all returns, declarations, reports, documents, claims for refund, or information returns, statements or filings which are required to be supplied to any federal, state, local or foreign taxing authority, including any schedule or attachment thereto, and including any amendments thereof.

                  "Telecom Approvals" shall mean all approvals, consents (including consents to assignments of permits and rights of way), certificates, waivers and other authorizations required to be obtained from, or filings or other notices required to be made with or to the FCC, any State PUC or any other federal, state, foreign or municipal Governmental Entity with respect to the Communications Licenses in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

                  "Third Party Consents" shall have the meaning ascribed thereto in Section 2.8(c).

                  "Transaction Documents" shall mean this Agreement, the bye-laws of New GX, the Certificate of Designations, the memorandum of association of New GX, the Registration Rights Agreement and all other documents (including any disclosure documents prepared and distributed in connection with the Bankruptcy Case and the Schemes of Arrangement) related to the Restructuring, and all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement or such other documents or the transactions contemplated hereby or thereby.

                  "Unrestricted Cash" shall mean all unrestricted cash of the Company and the Designated Subsidiaries as determined in accordance with GAAP and on a basis consistent with the June 30 Balance Sheet.

                  "U.S. Bankruptcy Court" shall have the meaning described thereto in the recitals.

                  "Waiver Notice" shall have the meaning ascribed thereto in
Section 6.4(a).

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                  (b) For all purposes of this Agreement, unless otherwise
expressly provided or unless the context requires otherwise:

                           (i) all references to currency herein are to United
States dollars unless otherwise specified herein;

                           (ii) the terms defined in this Section 8.1 and
elsewhere in this Agreement may include both the plural and singular, as the context may require;

                           (iii) the words "herein," "hereto" and "hereby," and
other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

                           (iv) unless otherwise specified, references to
Articles, Sections, clauses, subclauses, subparagraphs, Exhibits and Schedules are references to Articles, Sections, clauses, subclauses, subparagraphs, Exhibits and Schedules of this Agreement;

                           (v) the words "including" and "include" and other
words of similar import shall be deemed to be followed by the phrase "without limitation";

                           (vi) any reference herein to a statute, rule or
regulation of any Governmental Entity (or any provision thereof) shall include such statute, rule or regulation (or provision thereof), including any successor thereto, as it may be amended from time to time; and

                           (vii) whenever the context may require, any pronouns
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

                           (viii) Except to the extent another standard is
expressly provided for in this Agreement, all decisions, approvals or designations of a party hereto may be made (or withheld) in the sole and absolute discretion of such party.

                  8.2 Restrictive Legends. No New Company Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to New GX shall advise New GX that such transfer may be effected without such registration. Each certificate representing any of the foregoing owned by the Investors or any other Person that will become an Affiliate of New GX at the Closing shall bear legends in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

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

                  8.3 Successors and Assigns.

                  (a) This Agreement shall bind and inure to the benefit of the Company and each Investor and their respective successors, permitted assigns, heirs and personal representatives; provided, that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of each Investor; and provided, further, that neither Investor may assign its rights or obligations under this Agreement to any Person (other than an Affiliate) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

                  (b) Notwithstanding anything to the contrary contained in subparagraph (a) above or elsewhere in this Agreement, in the event either Investor terminates this Agreement (other than pursuant to Section 7.1(g)), the other Investor shall have the right, but not the obligation, in its sole discretion without the consent of the terminating Investor or the Company, to assume the obligations of the terminating Investor under this Agreement and the other Transaction Documents to which it is a party; provided, that the Company shall have the right to terminate this Agreement and all other Transaction Documents if additional Regulatory Approvals or Third Party Consents are required as a consequence thereof to the extent that such additional Regulatory Approvals or Third Party Consents would materially delay the transaction; provided, further, that the Investor assuming such rights and obligations pursuant to this Section 8.3(b) shall have no obligation or liability to the Company or any other Person for any breach by the terminating Investor of any representation, warranty, covenant or agreement made by such terminating Investor pursuant to this Agreement or any other Transaction Document which breach occurs prior to the date of termination of this Agreement in accordance with its terms by such terminating Investor; provided, further that the Company shall have no right to terminate this Agreement as a result of a breach by the non-terminating Investor of any representation, warranty, covenant or agreement made by such non-terminating Investor pursuant to this Agreement or any other Transaction Document which breach arises solely as a result of the termination of this Agreement in accordance with its terms by the terminating Investor.

                  (c) Notwithstanding anything to the contrary contained in subparagraph (a) above or elsewhere in this Agreement, either Investor may assign to any other Person any of its rights or obligations under this Agreement; provided, that notwithstanding such assignment (i) each Investor acting directly or through one or more Affiliates shall each invest an amount that exceeds the amount invested by any other Person, (ii) Hutchison, ST Telemedia and their respective Affiliates shall collectively own at least 50.1% of the New Outstanding Equity at Closing, and (iii) no Person shall be assigned rights or obligations under this Agreement if such assignment would adversely affect the timing of the Closing or the ability to obtain any Regulatory Approval necessary for the consummation of the Closing.

                  (d) Notwithstanding anything to the contrary contained herein,
(i) in each case where this Agreement or the other Transaction Documents provides for the Investors to provide a decision or their approval, consent, waiver or judgment, such decision, approval, consent, waiver or judgment shall be solely provided by Hutchison and ST Telemedia, respectively (and shall specifically exclude any of their permitted assignees), (ii) the parties further acknowledge that Hutchison and ST Telemedia shall negotiate and approve all Transaction Documents without the participation of any permitted assignee, and
(iii) if Hutchison or ST Telemedia assigns to any

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

other Person the right to participate in the transaction in accordance with
Section 8.3(c), either (A) such Person shall be financially capable of performing its obligations under this Agreement (including its obligations to fund its portion of the Purchase Price set forth in Article I hereof on the Closing Date), as reasonably determined by the Company, or (B) Hutchison or ST Telemedia, as the case may be, shall agree to remain obligated to perform any such obligations not performed by such assignee.

     (e) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to cooperate or comply with any requests for due diligence by any proposed assignee of the Investors hereunder.

     8.4 Entire Agreement. This Agreement, the other Transaction Documents, the ST Telemedia Confidentiality Agreement and the Hutchison Confidentiality Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto, including the Letter of Intent (and annex thereto).

     8.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy or globally recognized overnight courier, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                       (i) if to the Company or GX Holdings, to:

                           Global Crossing Ltd.
                           Seven Giralda Farms
                           Madison, New Jersey 079040
                           U.S.A.
                           Telecopy: (973) 410-8583
                           Attention: John McShane

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           U.S.A.
                           Telecopy: 212-310-8007
                           Attention: Douglas P. Warner

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

                      (ii) if to ST Telemedia, to:

                           Singapore Technologies Telemedia Pte Ltd.
                           51 Cuppage Road
                           #10-11/17, StarHub Centre
                           Singapore 229469
                           Telecopy: (65) 720-7277
                           Attention: Chief Financial Officer

                           with a copy to:

                           Latham & Watkins
                           80 Raffles Place
                           #14-20 UOB Plaza 2
                           Singapore 048624
                           Telecopy: (65) 536-1171
                           Attention: Michael W. Sturrock

                     (iii) if to Hutchison, to:

                           Hutchison Telecommunications Limited
                           22nd Floor, Hutchison House
                           10 Harcourt Road, Central Hong Kong
                           Telecopy: (852) 2128-1778
                           Attention: Company Secretary

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           12/F Hong Kong Club Building 3A
                           Charter Road Building
                           Hong Kong
                           Telecopy: (852) 2536-9622
                           Attention: John E. Lange

     All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

     8.6 Amendments. Subject to Section 5.8, the terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and each of the Investors. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

                  8.8 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  8.9 Governing Law; Submission to Jurisdiction. This Agreement (except for Article V hereof) shall be governed by and construed, interpreted and enforced first in accordance with and governed by the Bankruptcy Code and the applicable case law under the Bankruptcy Code and, to the extent that the Bankruptcy Code and the applicable case law under the Bankruptcy Code do not address the matter at hand, then, in accordance with and governed by the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The parties hereby agree that (except as provided otherwise in Article V hereof), without limitation of any party's right to appeal any order of the U.S. Bankruptcy Court, (a) the U.S. Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes that may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the U.S. Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the U.S. Bankruptcy Court.

                  8.10 Waiver of Jury Trial. THE COMPANY AND THE INVESTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                  8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  8.12 No Interpretation Against Drafter. This Agreement is the product of negotiations among the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

                  8.13 Confidentiality. In addition to the restrictions on the issuance of press releases and public announcements under Section 4.11, each party hereto shall ensure that neither it nor any of its subsidiaries, Affiliates or Representatives shall make any disclosure concerning any Regulatory Filings or any of the contents or information contained therein, except as may be required by applicable Law or by obligations pursuant to any Listing agreement with any securities exchange or market. Notwithstanding the foregoing, nothing in this Agreement shall restrict: (a) any of the foregoing parties from making any disclosure (i) of information that was at the time of disclosure already publicly available, other than as a result of a breach by that party of this Section 8.13, (ii) that may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or market, (iii) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, or (iv) to entities from whom releases, consents or approvals are required, or to whom such information is required to be provided in connection with the transactions pursuant to the transactions contemplated hereunder; or (b) ST Telemedia, its subsidiaries, affiliates or Representatives from making any disclosure to the beneficial holders of any capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests of ST Telemedia.

                  8.14 Closing Audit.

                  (a) The Company shall cause to be prepared and provided to the Investors as soon as reasonably practicable after the later of (i) December 31, 2002 and (ii) the execution and delivery of agreements with each of the Big Eight Vendors in respect of the settlement or compromise of all amounts owed to them by the Company and the Designated Subsidiaries for claims arising prior to the Petition Date (the "Settlement Agreements" ) (A) an unaudited consolidated balance sheet (the "December 31, 2002 Balance Sheet") of the Company and the Designated Subsidiaries as at December 31, 2002, as adjusted to reflect the final terms of the Settlement Agreements (which balance sheet may be audited by the Investors as described below), (B) the calculation of the December 31, 2002 Cash Balance and the December 31, 2002 Net Working Capital, together with supporting work papers identifying any contingent Liabilities involving a potential Liability of $5 million or more and indicating whether or not such contingent Liabilities were reflected in such calculation, the basis for the inclusion or exclusion of such contingent Liabilities and, to the extent included, the basis for the estimate of such contingent Liabilities reflected in the December 31, 2002 Balance Sheet, (C) an officer's certificate by the chief financial or accounting officer of the Company certifying that the December 31, 2002 Balance Sheet was prepared, and that the calculations of the December 31, 2002 Cash Balance and the December 31, 2002 Net Working Capital were calculated, in accordance with the provisions of this Agreement and (D) such other evidence or information as each Investor may reasonably request in order to verify such calculations. The Company shall cause the December 31, 2002 Balance Sheet to be prepared in accordance with GAAP and on a basis consistent with the balance sheet contained in the Monthly Operating Statements for the period from June 1, 2002 to June 30, 2002 (the "June 30 Balance Sheet").

                  (b) As soon as reasonably practicable following entry of the Confirmation Order, the Company shall cause to be prepared and provided to the Investors the determination

(or, if such determination is not possible with respect to any item prior to such date, the good faith estimation of such item) of (A) the calculation of the Other Exit Costs, together with supporting work papers and settlement documentation identifying the Other Exit Costs and substantiating the Company's calculation or good faith estimation of the Other Exit Costs and (B) such other evidence or information as each Investor may reasonably request in order to verify such calculation.

                  (c) The Investors shall have the right to retain an auditor to review the December 31, 2002 Balance Sheet and the calculations of the December 31, 2002 Cash Balance, the December 31, 2002 Net Working Capital and the calculation of the Other Exit Costs and to review and examine the procedures, books, records and work papers used in the preparation of the December 31, 2002 Balance Sheet and the calculation of the Other Exit Costs. If the Investors notify the Company (A) within 30 days of the date that the Company delivers to the Investors the December 31, 2002 Balance Sheet and the calculations of the December 31, 2002 Cash Balance and the December 31, 2002 Net Working Capital or, as the case may be, (B) within 15 days of the date of the delivery of the calculation of the Other Exit Costs, that it disputes the computation of any amounts contained therein and such dispute cannot be resolved within ten days thereafter through good faith negotiation by the Company and the Investors, then the dispute shall be referred for resolution to a mutually agreed upon internationally recognized auditor or investment banking firm (the "Expert") that is not otherwise advising the Company or the Investors. If the parties cannot agree on the Expert within five days after a request by the Company or the Investors to refer the dispute to the Expert, either of the parties may request the Bankruptcy Court to designate the Expert. The Expert shall be instructed to present its determination within 30 days after its appointment, and the parties shall provide full cooperation to the Expert in making such determination. The Expert's determination shall be final and binding on the parties. The fees and expenses of the Expert shall be borne 50% by the Company and 50% by the Investors. The parties agree that (x) the Closing shall not occur until the resolution of any dispute involving the December 31, 2002 Balance Sheet and the financial conditions contained in Sections 6.2(d), 6.2(e) and 6.2(f) and (y) if there is a bona fide dispute involving the December 31, 2002 Balance Sheet under this Section 8.14, then neither party shall be entitled to terminate this Agreement pursuant to Section 7.1(b) until ten days after the Expert's determination above.

                  8.15 Actions by Banks and Creditors' Committee. With respect to any authorizations, elections or other actions which may be made or taken by the Banks or the unsecured creditors of the Debtors under this Agreement, the Investors may rely on decisions by and/or instructions from (a) the Agent and
(b) the Creditors' Committee on behalf of and as representatives for the unsecured creditors of the Debtors.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            GLOBAL CROSSING LTD. (in provisional
                                            liquidation)

                                            By: ________________________________
                                                Name:
                                                Title:
                                                Date:

                                            GLOBAL CROSSING HOLDINGS LTD. (in
                                            provisional liquidation)

                                            By: ________________________________
                                                Name:
                                                Title:
                                                Date:

                                            JOINT PROVISIONAL LIQUIDATORS
                                            (signing solely for the purpose of
                                            agreeing to Article V hereof)

                                            By: ________________________________

                                                Name: Philip Wallace
                                                Title:
                                                Date:

                                            SINGAPORE TECHNOLOGIES TELEMEDIA PTE
                                            LTD

                                            By: ________________________________
                                                Name:
                                                Title:
                                                Date:

                                            HUTCHISON TELECOMMUNICATIONS LIMITED

                                            By: ________________________________
                                                Name:
                                                Title:
                                                Date:

                                                                       Exhibit A

                             Terms of Restructuring

The Restructuring shall include the following terms:

1. The Company will duly incorporate and organize New GX, under the Laws of Bermuda or the Cayman Islands, as the Investors determine in their reasonable discretion, and will be issued 1,000 New Common Shares.

2. The Company and GX Holdings will transfer all of their Assets to New GX pursuant to the Company Asset Transfer.

3. The Investors will subscribe for 61.50% of the New Company Shares to be outstanding as of the Closing Date for an aggregate Purchase Price of $250,000,000, which New Outstanding Equity will include the New Preferred Shares with the terms set forth in Exhibit A-1.

4. Pre-Petition Date creditors of the Debtors will receive 38.50% of the New Company Shares to be outstanding as of the Closing Date, 32.50% of which will be allocated to the Other Pre-Petition Date Claims and 6.00% of which will be allocated to the Bank Claims.

5. $200,000,000 in new debt securities will be issued by New GX to the pre-Petition Date creditors of the Debtors, such debt securities will have the terms set forth on Exhibit A-3, which will be allocated $175,000,000 to the Bank Claims and $25,000,000 to the Other Pre-Petition Date Claims.

6. $300,000,000 in cash (plus any net interest thereon) in the account at JP Morgan under the name Global Crossing North American, Inc., account No. 323-225349, will be distributed to the Agent for allocation to the Banks Claims.

7. Except as set forth in clause (b) of the definition of Confirmation Order in Section 8.1, all Pre-Petition Liabilities of the Debtors shall be discharged in full in exchange for the consideration set forth in paragraphs 3 through 6 above.

8. Hutchison shall procure the surrender of the shares of convertible preferred stock of the Company held by it or its affiliate immediately prior to the Closing.

9. The Investors will not have any commitment or obligation to provide additional equity or debt funding to New GX. In the event New GX requires additional funding, New GX may make a rights offering to all holders of capital stock of New GX then existing ("Capital Calls"). Such Capital Calls may be made by the board of directors of New GX upon a determination that debt funding on reasonable commercial terms is not otherwise available for New GX from independent third parties. The board of directors may also determine the timing and amount of such Capital Calls; provided that the price per share of the rights offered in any such Capital Call may be no more than 10% less than the "fair market value," where the "fair market value" may be based upon an appraisal from a qualified independent investment bank.

10. All New Common Shares held by the Company shall be cancelled pursuant to the Schemes of Arrangement and the Bankruptcy Plan.

11. New GX and the Investors shall provide in an appropriate document, those minority protections set forth on Exhibit A-2.

12. All of the assets of the Company and its Subsidiaries that are excluded in clauses (i) and (iv) through (vi) in the definition of Assets above shall be distributed 50% to the Bank Claims, on the one hand, and 50% to the Other Pre-Petition Date Claims, on the other hand, except as set forth on
     Schedule 1.2(c). For the avoidance of doubt, the funds referred to in clause (i) in the definition of Assets will be available to pay the costs and expenses referred to in clause (ii) in the same definition, and only after payment of these costs and expenses in full (whether from the funds referred to in clause (i) or otherwise) will these funds, to the extent any remain, be distributed in the manner set out in this paragraph; provided, however, the costs and expenses described in clause (ii) shall be paid first from the funds described in clause (ii), so long as such payment is made within 30 days of the due date under applicable procedures which have been or may be put into place by the Bermudian Court.

13. At the Closing, and in accordance with the Bankruptcy Plan and Schemes of Arrangement, (x) except for the funds referred to in the first proviso to the list of excluded assets in the definition of Assets in Section 8.1, neither the Company nor GX Holdings shall owe any amounts to New GX and/or its Subsidiaries under any intercompany account payable, loan or other obligation and (y) neither New GX nor any of its Subsidiaries shall owe any amounts to the Company or GX Holdings under any intercompany account payable, loan or other obligation.

                                                                     Exhibit A-1

                         Terms of New GX Preferred Stock

Dividends               2.0% cumulative, payable in cash after New GX achieves
                        cumulative Service EBITDA of $650 million.

Ranking The New Preferred Stock will rank senior to all other capital stock of New GX and will have a liquidation preference equal to $ 10 per share of New Preferred Stock, provided that any distribution to shareholders of New GX following a disposition of all or any portion of the assets of New GX shall be shared pari passu between the holders of New Common Stock and New Preferred Stock on as as-converted basis.

Conversion              The New Preferred Stock may be converted on a one-to-one
                        basis, in whole or in part, at the option of the holder at any time and from time to time. The conversion ratio of the New Preferred Stock will be subject to customary anti-dilution adjustments, such as stock splits and combinations, stock dividends and similar transactions.

Optional Redemption     None

Optional Change of      None
Control Redemption

Voting Rights           The New Preferred Stock will vote on an as-converted
                        basis with the common stock.

                        The holders of the New Preferred Stock will have a class voting right with respect to any amendment to the terms of the New Preferred Stock.

                        So long as an Investor beneficially owns a specified minimum percentage (to be agreed) of New GX's outstanding common shares (for the avoidance of doubt the common shares issuable upon conversion of any shares of New Preferred Stock owned by such Investor shall be deemed for this purpose only to be beneficially owned by such Investor), the approval of such Investor holding New Preferred Stock shall be required for certain major corporate actions of New GX and/or its subsidiaries, including any of the following: (i) appointing or replacing New GX's chief executive officer; (ii) any material acquisitions or dispositions; (iii) any mergers, consolidations or reorganizations; (iv) any issuances of equity securities (other than enumerated exceptions); (v) incurrence of Indebtedness in excess of specified amounts; (vi) capital expenditures in excess of specified amounts; (vii) commencement of bankruptcy or other insolvency proceedings; and (viii) certain affiliate transactions.

                                                                     Exhibit A-2
                                                                     -----------

                              Minority Protections

The bye-laws of New GX shall include provisions to the following effect:

     1. General Offer Requirement: If any person or group (as defined in Section 13(d) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act")) other than the Investors or their Affiliates becomes the beneficial owner (as defined in Section 13(d) of the Exchange Act) of shares of capital stock of New GX ("Shares") representing a majority of the voting power of the outstanding Shares, or becomes the beneficial owner of Shares representing more than 30% of the voting power of the outstanding Shares and the largest single beneficial owner (in terms of voting power) of the Shares (a "Change of Control Event") prior to the later of (x) a Listing and (y) the second anniversary of the Closing Date, such person or group (the "Acquiror") shall make or cause to be made an offer to purchase for cash all outstanding Shares held by shareholders as of the Closing Date and the transferees of such shareholders at a price not less than the maximum price per Share (on a common share equivalent basis) paid by the Acquiror during the six month period prior to such Change of Control Event. Such offer shall be made not more than 30 days after such Change of Control Event to shareholders of record on the fifth business day prior to the date of the offer and shall remain open for not less than 15 or more than 30 days after notice to the shareholders of such offer. Payment for Shares tendered upon acceptance of such offer shall be made in cash within 15 days after the final day of the offer period.

     2. Transactions with Investors: Prior to a Listing, New GX shall not, and shall ensure that none of its subsidiaries shall, enter into any material transaction with an Investor or an Affiliate of an Investor unless such transaction is on arm's length terms and New GX or its relevant subsidiary shall have received an opinion from an independent financial advisor that such transaction is fair to New GX or such subsidiary, as the case may be. The foregoing requirement shall not apply to (i) any transaction pursuant an agreement entered into prior to the Closing Date, (ii) transactions in the ordinary course of business on arm's length terms involving payments to or from any Investor and its Affiliates or (iii) any transaction involving a loan from a shareholder of New GX to New GX; provided, that the loan is made on commercial terms.

     3. Pre-Emptive Rights: Prior to a Listing, New GX shall not, and shall ensure that none of its subsidiaries shall, issue any Shares, or securities convertible into or exercisable or exchangeable for Shares, to an Investor or an Affiliate of an Investor, other than issuances in exchange for non-cash consideration in connection with acquisitions or other strategic transactions approved in accordance with paragraph 2 above, unless New GX or its relevant subsidiary shall have offered to the shareholders as of the Closing Date (other than the Investors) and their transferees (the "Creditor Shareholders") the opportunity to subscribe for Shares or such other securities, on a pro rata basis based upon relative Share ownership, on the same terms as offered to such Investor or Affiliate; provided that calculation of relative share ownership for such purpose shall be done assuming conversion of all outstanding New Preferred Shares into New Common Shares; and provided, further, that in connection with any such issuance of shares, the Creditor Shareholders exercising their pre-emptive rights shall receive New Common Shares and the Investors or their Affiliates may receive New Preferred Shares, or a combination of New Preferred Shares and New Common Shares, so as to ensure that the percentage of the total outstanding New Common Shares held by them on a non-diluted basis (assuming no conversion of New Preferred Shares) does not increase as a result of such issuance.

                  4.        Information Rights:

                  (a) Unless there is a Listing or New GX otherwise becomes subject to SEC reporting requirements, New GX will distribute to the Creditor Shareholders, (i) quarterly unaudited financial statements beginning with the first full fiscal year after the Closing Date, and (ii) annual audited financial statements beginning with the fiscal year ended December 31, 2003.

                  (b) To the extent required to permit Creditor Shareholders (other than Affiliates of New GX) to sell their shares without registration under the Securities Act of 1933 (the "Securities Act" ), New GX will ensure that there is publicly available the information concerning the Company specified in Rule 144(c)(2) under the Securities Act.

                  (c) Prior to a Listing, to the extent necessary to permit a broker or dealer to publish or submit for publication quotations for Shares without violating Rule 15c2-11 under the Exchange Act, New GX shall use its reasonable commercial efforts to ensure that the information concerning New GX required pursuant to such Rule is available to brokers and dealers; provided, that this sentence shall not be interpreted to require New GX (i) to make available audited financial statements sooner than otherwise required by this Agreement or by applicable Law or (ii) to register Shares under the Exchange Act sooner than otherwise required by this Agreement or by applicable Law.

                  (d) New GX shall use its reasonable efforts to: (x) prepare and file within 90 days after all required audited GAAP financial statements of New GX and the Company (as predecessor of New GX) for 2000, 2001 and 2002 are available, a registration statement for the registration of the New GX Common Shares with the United States Securities and Exchange Commission (the "SEC") under the Exchange Act and (y) cause such registration statement to become effective as soon as practicable after filing.

                  5. Investor Purchase Offer: If at any time the Investors and their Affiliates become holders of more than 90% in the aggregate of the outstanding Shares (calculated assuming conversion of all outstanding New Preferred Shares into New Common Shares), the Investors shall either (i) make an offer to acquire the remaining New Common Shares held by the Creditor Shareholders at a price per Share equal to the greater of (x) the weighted average price per Share paid by the Investors or their Affiliates to acquire Shares during the preceding six month period and (y) 85% of the highest price paid per share by the Investors or their Affiliates during such six month period or (ii) implement, pursuant to and in accordance with the provisions of Bermuda or Cayman Islands law (as the case may be), a compulsory acquisition of such New Common Shares or other transaction that results in the acquisition or cancellation of such New Common Shares in exchange for cash at a valuation established in accordance with applicable law.

                  6. Amendments: None of the bye-law provisions described above may be amended without the affirmative vote of a majority of the Creditor Shareholders.

                                                                     Exhibit A-3

                          Terms of New Debt Securities

Issuer                          Global Crossing entity, to be defined ("New GX")

Issue                           Senior Secured Notes (the "Notes")

Principal Amount                $200 million

Maturity                        3 years

Coupon/Yield                    11% per annum, paid semi-annually

Security First priority lien on the equity in, and assets of, GCUK and Global Marine.

                                Lien on all other assets of New GX and its material Subsidiaries ranking junior only to the first lien on all assets of New GX and its material Subsidiaries (other than equity in, and assets of, GCUK and Global Marine) for up to $ 150 million senior secured Indebtedness ("Working Capital Financing")

Ranking The Notes will be senior secured obligations of New GX and will rank pari passu in right of payment with the Working Capital Financing and senior in right of payment to all other Indebtedness of New GX and its material Subsidiaries

Optional Redemption             Callable at par at any time plus accrued and
                                unpaid interest, if any, to the date of purchase

Mandatory Redemption            Net cash proceeds from any sale of assets or
                                stock of GCUK and Global Marine will be used to redeem the Notes at par value plus accrued and unpaid interest, if any, on a pro rata basis. To the extent proceeds of any such sale are other than cash, such proceeds shall be substituted for the collateral.

Incurrence Covenants            Covenants will be customary for high-yield
                                senior note issuances. These covenants will include: (i) limitations on Indebtedness of New
                                GX and its material Subsidiaries (with carve outs for (a) the Notes; and (b) Working Capital
                                Financing); (ii) limitations on restricted payments and investments (with carve-outs for the New Preferred Shares); (iii) limitation on sale and leaseback transactions; (iv) asset sale covenant; (v) merger, consolidation and sale of substantially all assets; and (vi) limitation on further liens, except for liens securing the Working Capital Financing (provided that such liens will not apply to the shares or assets of GCUK and Global

                                Marine).

                                The foregoing covenants shall be subject to customary exceptions, baskets and carve-outs.

Events of Default               Customary for senior secured notes

Change of Control               Upon the occurrence of a change of control (to
                                be defined), the Company will be required to make an offer to purchase all outstanding Notes at a purchase price of 101% of par plus accrued and unpaid interest, if any, to the date of purchase

Jurisdiction                    State of New York

                                                                       Exhibit B

                              New GX Capitalization

    Holder              Shares          % of Share          % of Share           % of Share
                                       Capital as of       Capital as of        Capital as of
                                      Closing, before      Closing, after       Closing, after
                                      giving effect to    giving effect to    giving effect to
                                       options issued      options issued    on exercise of all
                                       under the New     the Closing Date     options issuable
                                       GX Management      under the New GX      under the New
                                          Plan/1/            Management         GX Management
                                                               Plan/1/              Plan/1/

ST Telemedia         3,300,000 New         30.75%              29.21%               28.29%
                     Common Shares

                     9,000,000 New
                     Preferred Shares

Hutchison            3,300,000 New         30.75%              29.21%               28.29%
                     Common Shares

                     9,000,000 New
                     Preferred Shares

Pre-Petition Date    15,400,000 New        38.50%              36.58%               35.42%
creditors            Common Shares

Management           3,478,261 New             0%               5.00%                8.00%
                     Common Shares

   Total                43,478,261        100.00%             100.00%              100.00%

---------------
/(1)/Share ownership is calculated on a fully-diluted and as converted basis, assuming (i) full conversion of all New Preferred Shares into New Common Shares and (ii) full exercise of all options issued under the New GX Management Plan as of the date indicated.

                                                                      Exhibit  C

                           Timetable for Restructuring

   Date                                           Action

On or before August 9,         Hearing to approve this Agreement by the U.S.
2002                           Bankruptcy Court.

On or before August 12,        Hearing to approve this Agreement by the Bermuda
2002                           Court.

September 16, 2002             Filing of the Bankruptcy Plan and Disclosure
                               Statement.

October 21, 2002               Approval of Disclosure Statement.

October 22, 2002               Submit application to Bermudian Court (for
                               direction) to call a meeting of creditors to vote on the Schemes of Arrangement.

Between October 22, 2002       (i) Solicitation of votes on the Bankruptcy Plan;
and December 5, 2002           and

                               (ii) Solicitation of votes on the Schemes of Arrangement in accordance with the directions of the Bermuda Court.

December 5, 2002               Confirmation Hearing.

One Business Day later         Hearing of application for Sanction Order.

January 6, 2003                Confirmation Order entered

January 10, 2003               Granting of Sanction Order

January 21, 2003               Effective date of the Bankruptcy Plan and Schemes
                               of Arrangement, which date may be extended to the later of (x) the date that all material
                               Regulatory Approvals are obtained, which date shall not be later than April 30, 2003 and (y) the date of resolution of disputes in connection with balance sheet items as set forth in Section
                               8.14 of the Agreement, which date shall not be later than April 30, 2003 (except as set forth in Section 8.14).

                                                                       Exhibit D

                           Monthly Management Reports

The Company shall provide the following items for each of (i) the Company and its Subsidiaries, on a consolidated basis, (ii) the "Restricted Group" (as such term is used with respect to the debt documents of the Company) and (iii) AGC. All information is to be provided for the month of reporting and the year to date, as of such report.

1.     Copy of Income Statement and Balance Sheet.

       a.     Service Revenue
              (i) Split showing service revenue from commercial customers and carrier customers
              (ii)   Split showing service revenue for voice and data
              (iii)  Top 20 contracts lost or cancelled

       b.     Backlog, sales funnel, major wins
              (i) Summarized sales funnel with estimated probability of success.
              (ii)   Further details on top 20 contracts in the funnel

       c.     Cost of Access
              (i) Split showing cost of access for commercial customers and carrier customers
              (ii)   Split showing cost of access for voice and data

       d.     Operating Expenses

       e.     Service EBITDA

       f.     IRU Sales
              (i)    IRU Backlog
              (ii)   Status of sales funnel

       g. Employment figures, including retrenchment, bonus payments and accruals (monthly and year to date)

2.     Schedules of Key Balance Sheet Lines

       a.     Capital expenditure commitment and spending
              (i)    Direct and indirect capital expenditure
              (ii) Amount of accrued capital expenditure paydown from previous period and new accrued capital expenditure

       b.     Cash flow statement

       c.     Bank balance

       d.     Changes in working capital including changes to:
              (i)    Receivables balance
              (ii)   Payable balance
              (iii)  Net working capital
              (iv)   Working capital changes vs. prior month (including cash)

       e.     Amounts and description of all accrued expenses and revenues

3.     Statistical Reporting

       a.     Headcount reporting
              (i)    Headcount status by function.
              (ii) Movement of individuals on who have a Change of Control Clause in their employment contracts

       b.     Quarterly update of progress of restructuring program
              (i)    Restructuring costs incurred
              (ii) Amount of savings as compared to planned restructuring costs

                                                                       Exhibit E

                  Commitments Containing Non-Compete Covenants

1. Managed Network Services and Channel Sales Agreement dated February 5, 2001 between Global Crossing Services Europe Limited and Society for Worldwide Interbank Financial Telecommunications s.c.r.l. (SWIFT).

2. Purchase Agreement dated November 16, 2001 among Global Crossing Ltd, Asia Global Crossing Ltd., Global Crossing North America Holdings Inc., Saturn Global Network Services Holdings Limited, IXnet Hong Kong Ltd. and Asia Global Crossing (Singapore) Pte Ltd. and GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 Gmbh & Co. Beteiligungs Kg, Bridge Street Special Opportunities Fund 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P. and GS IPC Acquisition Corp. relating to the sale of the Global Crossing Ltd. entities' IPC Trading Systems divisions.

3. Joint Venture Agreement relating to Exodus Asia-Pacific Ltd. dated as of September 28, 2000 between Asia Global Crossing Ltd. and Exodus Communications, Inc.

4. Joint Venture Agreement among Asia Global Crossing Ltd., Digital Telecommunications Phils., Inc. and Philippines Crossing Land Corporation dated as of December 17, 2000 as amended.

5. Amended and Restated Joint Venture Agreement and Letter Agreement between Asia Global Crossing Ltd. and Microelectronics Technology dated as of December 12, 2000.

6. Joint Venture Agreement between Asia Global Crossing Ltd. and Dacom Corporation dated as of January 30, 2001. The Joint Venture Agreement was amended by the First Amendment and Waiver dated March 27, 2001.

7. Joint Venture Agreement among Global Marine Systems Ltd., Nippon Telegraph & Telephone Corporation and NTT World Engineering Marine Corporation dated as of February 11, 1999.

8. Joint Venture Agreement among Global Marine Systems Ltd., PT Perusahaan Pelayaran Samudera Trikora Lloyd and Trikora Pacific Limited dated as of October 4, 1996.

9.     Joint Venture Agreement among Global Marine Systems Ltd.,
       Telecommunication Authority of Singapore and ASEAN Cableship Pte Ltd dated as of November 15, 1991.

10. Joint Venture Agreement among Global Marine Systems Ltd. and Telecommunication Authority of Singapore dated July 1, 1987.

                                                                       Exhibit F

                                Bermudian Debtors

1.   Global Crossing Ltd. (Bermuda)

2.   Global Crossing Holdings Ltd. (Bermuda)

3.   Atlantic Crossing Ltd. (Bermuda)

4.   Atlantic Crossing Holdings Ltd. (Bermuda)

5.   Mid-Atlantic Crossing Holdings Ltd. (Bermuda)

6.   Global Crossing International Ltd. (Bermuda)

7.   Global Crossing Network Center Ltd. (Bermuda)

8.   Mid-Atlantic Crossing Ltd. (Bermuda)

9.   Pan American Crossing Holdings Ltd. (Bermuda)

10.  South American Crossing Holdings Ltd. (Bermuda)

11.  Pan American Crossing Ltd. (Bermuda)

12.  Atlantic Crossing II Ltd. (Bermuda)

                               PURCHASE AGREEMENT
                              DISCLOSURE SCHEDULE

     Provided herein is the Disclosure Schedule referenced in that certain Purchase Agreement (the "Agreement"), dated as of August 9, 2002, made by and among Global Crossing Ltd., a company organized under the Laws of Bermuda (the "Company"), Global Crossing Holdings Ltd., a company organized under the Laws of Bermuda, the Joint Provisional Liquidators (as defined in the Agreement) of the Company, Singapore Technologies Telemedia Pte Ltd, a company organized under the Laws of Singapore, and Hutchison Telecommunications Limited, a company organized under the Laws of Hong Kong (collectively, the "Investors"). Capitalized terms used herein have the meanings given to them in the Agreement unless otherwise defined.

     The representations and warranties of the Company set forth in Article II of the Agreement are made and given subject to the disclosures in this Disclosure Schedule. This Disclosure Schedule is qualified in its entirety by reference to the Agreement and is not intended to constitute, and may not be construed as constituting, any representation, warranty or covenant of the Company except as and to the extent expressly provided in the Agreement.

     In addition, this Disclosure Schedule is subject to the following terms and conditions:

..      Any reference to Section numbers are to Sections of the Agreement unless otherwise stated.

..      The fact that any item of information is disclosed in any Section of this
       Disclosure Schedule may not be construed (i) to mean that such disclosure is required by the Agreement, including, in order to render any representation or warranty true or correct, or (ii) to constitute a representation or warranty as to the materiality of any item so disclosed.

..      The inclusion of any item herein when listing a "material" item or an item having a "Material Adverse Effect" is not deemed to be an admission or representation that the included item is "material" or results in a "Material Adverse Effect" for purposes of the Agreement or otherwise.

..      Information disclosed by the Company pursuant to a particular Section of the Agreement or this Disclosure Schedule shall be deemed to be incorporated in, and disclosed solely with respect to, such Section. In no event shall the disclosure of such information pursuant to a particular Section of the Agreement or this Disclosure Schedule be deemed to be incorporated in and disclosed with respect to any other Sections of the Agreement and this Disclosure Schedule, except to the extent a specific cross reference is set forth therein.

..      The annexes, attachments and exhibits to this Disclosure Schedule, if any, form an integral part of this Disclosure Schedule and are incorporated by reference for all purposes as if set forth fully herein.

..      The headings and descriptions herein are for descriptive purposes and convenience of reference only and should not be deemed to affect the representations, warranties or covenants made in the Agreement or to limit the exceptions made therein.

                                        2